Exhibit 10.45
Execution Copy
SECOND AMENDED AND RESTATED LOAN AGREEMENT
among
WESTMORELAND PARTNERS
(as Borrower)
and
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(as Lender)
and
PRUDENTIAL INVESTMENT MANAGEMENT, INC.
(as Agent)
Dated as of February 11, 2008

i

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

SCHEDULES:

2.6	Lender Schedule
2.7	Forms of Notes
2.7(c)	Form of Commitment Transfer Supplement
4.1(o)	Form of Borrower’s Closing Certificate
4.1(s)	Form of Escrow Agreement
5.5	Governmental Requirements
5.17	Environmental Matters
6.8(c)	Form of Project Summary Information Form
6.8(h)(i)	Form of ROVA I Operating Budget
6.8(h)(ii)	Form of ROVA II Operating Budget
6.8(h)(iii)	Form of Monthly Net Operating Income Report
6.8(i)	Form of Monthly Operating Report
6.12	Subordination Provisions
6.14	Insurance Policies

EXHIBITS:

X	Definitions

SECOND AMENDED AND RESTATED LOAN AGREEMENT
     This SECOND AMENDED AND RESTATED LOAN AGREEMENT, dated as of February 11, 2008, is made by and among (i) WESTMORELAND PARTNERS, a Virginia general partnership (“Borrower”), (ii) THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (“Prudential”) and each Purchasing Lender (collectively, “Lenders”), and (iii) PRUDENTIAL INVESTMENT MANAGEMENT, INC., as agent for the Lenders (“Agent”).
WITNESSETH:
     WHEREAS, Borrower and certain parties are parties to the Amended and Restated Construction and Term Loan Agreement, dated as of December 1, 1993, as amended (the “Original Credit Agreement”), which provides for the financing of the construction and operation of the Facilities (as hereinafter defined);
     WHEREAS, Borrower desires to issue and sell to Lenders, and Lenders desire to purchase, Tranche C Senior Loans, Senior Subordinated Loans and Junior Subordinated Loans, subject to the terms and conditions set forth herein; and
     WHEREAS, Borrower, Agent and Lenders desire to amend and restate the Original Credit Agreement in its entirety.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree to amend and restate the Original Credit Agreement in its entirety as follows:
ARTICLE 1
DEFINITIONS
     Terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Exhibit X (such definitions to be equally applicable to both singular and plural forms of the terms defined).
ARTICLE 2
LOANS
     2.1 Senior Loans.
     (a) Senior Loans. On the date hereof, and after giving effect to the transactions contemplated hereby, the aggregate outstanding principal amount of the Tranche A Institutional Term Loans (as defined in the Original Credit Agreement) is $38,385,000 (the “Tranche A Senior Loans”) and the aggregate outstanding principal amount of the Tranche B Institutional Term Loans (as defined in the Original Credit Agreement) is $12,970,000 (the “Tranche B Senior Loans”).

     (b) Tranche C Senior Loans. Borrower will authorize the issue and sale of $40,722,000 aggregate principal amount of its Tranche C Senior Loans (the “Tranche C Senior Loans”). Subject to the terms and conditions of this Agreement, Borrower will issue and sell to each Lender, and each Lender will purchase from Borrower, its Pro Rata Share of Tranche C Senior Loans in the principal amount of $40,722,000 at the purchase price of 100% of the original amount thereof. The Tranche C Senior Loans shall be pari passu in right of payment with the Tranche A Senior Loans and Tranche B Senior Loans.
     (c) Senior Subordinated Loans. Borrower will authorize the issue and sale of $7,020,000 aggregate principal amount of its Tranche C Senior Subordinated Loans (the “Tranche C Senior Subordinated Loans”). Subject to the terms and conditions of this Agreement, Borrower will issue and sell to each Lender, and each Lender will purchase from Borrower, its Pro Rata Share of Tranche C Senior Subordinated Loans in the principal amount of $7,020,000 at the purchase price of 100% of the original amount thereof. Borrower shall use the proceeds of the sale of the Tranche C Senior Subordinated Loans to prepay on the date hereof existing indebtedness of Borrower. The Tranche C Senior Subordinated Loans shall be subordinated in right of payment to the Senior Obligations, as provided in Section 2.2 of this Agreement.
     (d) Amendment to Existing Senior Loans. Borrower and the Lenders hereby amend the terms of certain Tranche A Institutional Term Loans and Tranche B Institutional Term Loans (as such terms are defined in the Original Credit Agreement) as follows:
     (i) The fixed interest rate on $4,090,000 aggregate principal of Tranche A Institutional Term Loans shall be increased to 11.42%, and the terms of subordination set forth in Section 2.2 of this Agreement relating to Senior Subordinated Obligations shall apply to such Loans on and after the date hereof (as amended, the “Tranche A Senior Subordinated Loans”); and
     (ii) The fixed interest rate of $3,795,000 aggregate principal amount of Tranche B Institutional Term Loans shall be increased to 9.33%, and the terms of subordination set forth in Section 2.2 of this Agreement relating to Senior Subordinated Obligations shall apply to such Loans on and after the date hereof (as amended, the “Tranche B Senior Subordinated Loans”).
The Tranche A Senior Subordinated Loans, the Tranche B Senior Subordinated Loans and the Tranche C Senior Subordinated Loans (collectively, the “Senior Subordinated Loans”) are pari passu in right of payment, and subordinated in right of payment to the Senior Obligations.
     (e) Junior Subordinated Floating Rate Loans. Borrower has authorized the issue and sale of $11,500,000 principal amount of its Junior Subordinated Floating Rate Loans (the “Junior Subordinated Loans”). Subject to the terms and conditions of this Agreement, Borrower will issue and sell to each Lender, and each Lender will purchase, its Pro Rata Share of the Junior Subordinated Loans in the principal amount of $11,500,000 at the purchase price of 100% of the amount thereof. The Junior Subordinated Loans shall be subordinated in right of payment to the Senior Obligations and the Senior Subordinated Obligations, as provided in Section 2.2.

     (f) Senior Revolving Loans. Borrower will authorize the issue and sale of $6,000,000 aggregate principal amount of its Senior Revolving Loans (the “Revolving Loans”). Subject to the terms and conditions of this Agreement, each Lender will purchase its Pro Rata Share of such Revolving Loans as Borrower may request, from the date hereof through but not including April 30, 2015, provided that the sum of the principal amount of all outstanding Revolving Loans (after giving effect to purchases requested) shall not exceed $6,000,000. The Revolving Loans shall be pari passu in right of payment with the Tranche A Senior Loans, Tranche B Senior Loans and Tranche C Senior Loans.
     (i) Borrower shall deliver to Agent and Lenders a request for purchase of Revolving Loans (each, a “Request for Purchase”), by telecopier or overnight delivery service, and shall specify (i) the aggregate amount of Revolving Loans covered thereby, (ii) that the use of the proceeds of such Notes is to pay Debt Service on the Senior Obligations then due and owing because funds available in the Accounts to be applied to such Debt Service are insufficient, (iii) the proposed day of closing of the sale and purchase of the Revolving Loans (which shall be at least three (3) Business Days following the date of delivery of the Request for Purchase and shall be the Banking Day next preceding a Repayment Date for Senior Obligations; each day so specified, a “Subsequent Closing Date”), and (iv) certify that the representations and warranties of Borrower contained in this Agreement are true and correct as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Default or Event of Default.
     (ii) If on the proposed Subsequent Closing Date the conditions precedent set forth in Section 2.1(f)(iii) are met, each Lender shall advance its Pro Rata Share of the amount requested to the Debt Protection Account (Senior) on the subsequent Closing Date.
     (iii) Each Lender’s obligation to purchase Revolving Loans under this Section 2.1(f) shall be subject to the conditions that, on the applicable Subsequent Closing Date, the representations and warranties of Borrower in this Agreement are true and correct on such Subsequent Closing Date and there exists no Default or Event of Default on such Subsequent Closing Date, and the Lenders shall have received a certificate of an Authorized Officer of Borrower to such effect.
     (iv) Borrower may elect to prepay the outstanding principal of all or any part of any Revolving Loan, upon three (3) days’ prior written notice to Agent of the amount to be prepaid using funds made available for prepayment of Revolving Loans from the Project Control Account pursuant to Section 4.1 of the Deposit Agreement, together with accrued interest thereon plus any losses or expenses described in Section 2.3(e) incurred in connection therewith. The Borrower shall be entitled to reborrow before April 30, 2015 such prepaid amounts, upon the terms and subject to the conditions of this Agreement.

     (g) Interest.
     (i) Not later than 12:00 noon (New York time) on each Quarterly Date, Borrower shall pay to each Lender interest on the daily unpaid principal amount of:
     (A) such Lender’s Tranche A Senior Loan outstanding in arrears at a rate per annum equal to 10.42%,
     (B) such Lender’s Tranche B Senior Loan outstanding in arrears at a rate per annum equal to 8.33%,
     (C) such Lender’s Tranche C Senior Loan outstanding in arrears at a rate per annum equal to 6.00%,
     (D) such Lender’s Tranche A Senior Subordinated Loans in arrears at a rate per annum equal to 11.42%,
     (E) such Lender’s Tranche B Senior Subordinated Loans in arrears at a rate per annum equal to 9.33%, and
     (F) such Lender’s Tranche C Senior Subordinated Loans in arrears at a rate per annum equal to 7.65%.
Such interest shall be computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as applicable.
     (ii) Not later than 12:00 noon (New York time) on each Floating Rate Interest Payment Date, Borrower shall pay to the Lenders interest on the daily unpaid amount of any Revolving Loans outstanding during the preceding Floating Rate Interest Period in arrears at the Revolving Loan Interest Rate then in effect. Interest shall be computed on the basis of the actual number of days elapsed and a year of 360 days.
     (iii) Not later than 12:00 noon (New York time) on each Floating Rate Interest Payment Date, Borrower shall pay to the Lenders interest on the daily unpaid principal amount of any Junior Subordinated Loans outstanding during the preceding Floating Rate Interest Period in arrears at the Junior Subordinated Loan Floating Rate then in effect. Interest shall be computed on the basis of the actual number of days elapsed and a year of 360 days.
     (h) Default Interest. Upon the occurrence and during the continuance of an Event of Default, Borrower shall pay interest on the principal amount of any Loan then outstanding and shall pay Commitment Fees, in lieu of the otherwise applicable Interest Rate or fees, from and including the date of the Event of Default at the Default Interest Rate (or, in the case of Commitment Fees, such fees plus 3% per annum) and continuing so long as the amount in respect of which such interest or fees accrues remains unpaid or until such Event of Default is remedied, whichever shall occur first, which interest and fees shall be due and payable by

Borrower on demand; provided that upon the occurrence of an Event of Default specified in Section 7.1(i) or (j) with respect to Borrower, such interest and fees shall be immediately due and payable without the making of a demand by any Lender. In addition to the payment of such interest and fees, Borrower shall pay to the Lenders funding and yield protection costs, as provided in Section 2.3 hereof, resulting from the failure of Borrower to pay any amounts under this Agreement when due.
     (i) Fees. Borrower shall pay the following fees:
     (i) Structuring Fee: on the Funding Date to Agent, for its own account, a non-refundable structuring fee as described in that certain letter agreement dated the date hereof between Agent and Borrower; and
     (ii) Commitment Fees: in arrears on each Quarterly Date, commencing on the first Quarterly Date after the Closing Date, to the Lenders, a fee calculated at a rate per annum equal to 1.375% of the daily average difference between $6,000,000 and the aggregate outstanding principal amount of Revolving Loans, computed on the basis of the actual number of days elapsed and a year of 360 days (the “Commitment Fees”);
     2.2 Subordination. (a) The Senior Subordinated Obligations are subordinated and subject in right of payment to the prior payment in full in cash or cash equivalents of all of the Senior Obligations.
     (b) The Junior Subordinated Obligations are subordinated and subject in right of payment to the prior payment in full in cash or cash equivalents of all of the Senior Obligations and the Senior Subordinated Obligations.
     (c) The Liens of the Agent in the Collateral for the benefit of the Lenders holding Senior Obligations, Senior Subordinated Obligations and, in the case only of the Pledged Interests, Junior Subordinated Obligations, have the following priorities, regardless of the order or time as to which any Liens attached to the Collateral, the order or time of any UCC filings or any other filings or recordings or the order or time of the granting of any Liens or the physical possession of any Collateral. The Liens of the Agent for the Lenders holding Senior Obligations are pari passu and first in priority; the Liens of the Agent for the benefit of the Lenders holding Senior Subordinated Obligations are pari passu and second in priority; and, with respect only to the Pledged Interests, the Liens of the Agent for the benefit of the Lenders holding Junior Subordinated Obligations are pari passu and third in priority.
     (d) Upon the occurrence of a default in payment of any Senior Obligations and until such payment default has been remedied or waived, no Lender holding any Senior Subordinated Obligations or Junior Subordinated Obligations shall accept any payment (including without limitation principal, interest, fees or other amounts) on account of any Senior Subordinated Obligations or Junior Subordinated Obligations. Upon the occurrence of a payment default on any Senior Subordinated Obligations and until such payment default has been remedied or waived, no Lender holding any Junior Subordinated Obligations shall accept any payment (including without limitation principal, interest, fees or other amounts) on account of any Junior Subordinated Obligations.
     (e) Upon the occurrence and during the continuation of an Event of Default, no Lender holding Senior Subordinated Obligations or Junior Subordinated Obligations may accelerate the maturity of its Notes or pursue any other remedy or initiate any bankruptcy or insolvency proceeding relative to Borrower unless and until the Lenders holding Senior Obligations accelerate the maturity of their Notes, provided that nothing in this paragraph (e) affects the subordination and payment priorities set forth in this Agreement.
     (f) In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith relating to Borrower, or any liquidation, dissolution or other winding up of Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Borrower, all of the Senior Obligations due or to become due shall first be paid in full in cash or cash equivalents before any payment on account of principal, premium or interest or otherwise is made on account of the Senior Subordinated Obligations or the Junior Subordinated Obligations, and all of the Senior Subordinated Obligations due or to become due shall first be paid in full in cash or cash equivalents before any payment on account of principal, premium or interest or otherwise is made on account of the Junior Subordinated Obligations.
     (g) The subordination effected by these provisions, and the rights of the Lenders holding the Senior Obligations, on the one hand, and the holders of the Senior Subordinated Obligations and Junior Subordinated Obligations, on the other hand, shall not be affected by (i) any amendment of, or addition or supplement to, any of the Loan Instruments, (ii) any exercise or non-exercise of any right, power or remedy under or with respect to any of the Loan Instruments or any Senior Obligation, (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, nonperfection or other action or inaction in respect of any of the Loan Instruments or the Senior Obligations, or (iv) any increase in the amount, or extension, renewal, modification or refunding, of the Senior Obligations.
     (h) The subordination effected by these provisions, and the rights of the Lenders holding Senior Subordinated Obligations, on the one hand, and the Lenders holding Junior Subordinated Obligations, on the other hand, shall not be affected by (i) any amendment of, or addition or supplement to the Loan Instruments, (ii) any exercise or non-exercise of any right, power or remedy under or with respect to any of the Loan Instruments or any Senior Subordinated Obligation, (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, nonperfection or other action or inaction in respect of any of the Loan Instruments or the Senior Subordinated Obligations, or (iv) any increase in the amount, or extension, renewal, modification or refunding, of the Senior Subordinated Obligations.
The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the Lenders holding Senior Obligations, Senior Subordinated Obligations and Junior Subordinated Obligations, and none of such provisions shall excuse Borrower from its obligations to pay the Senior Subordinated Obligations and the Junior Subordinated Obligations in accordance with the terms of this Agreement and the other Loan Instruments.

     2.3 Funding and Yield Protection.
     (a) Taxes. All payments made by Borrower to the Lenders hereunder or under the Notes will be made free and clear of, and without deduction or withholding for, any present or future Taxes and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due to the Lenders hereunder or under the Notes, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in the Notes. Borrower will furnish to each Lender within 30 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender. Each Lender shall notify Borrower and Agent of any event or circumstances which will entitle it to indemnification or compensation pursuant to this Section 2.3(a) as promptly as practicable after it obtains knowledge thereof. Each Lender will inform Borrower, in writing, of the basis and amount of each request for indemnification or compensation under this Section 2.3(a). If Borrower shall request, such Lender shall in good faith contest the governing body’s imposition of or the amount of any such requested amount, keep Borrower fully informed in respect thereof, consult in good faith with Borrower’s counsel regarding such contest, and shall not compromise or otherwise settle such contest without Borrower’s consent; provided that such Lender may in its sole discretion select the forum for such contest and determine whether any such contest shall be by resisting payment of such amount, paying such amount under protest or paying such amount and seeking a refund thereof; provided, further, that such Lender shall not be required to contest any claim unless (x) after request by such Lender in the event the amount in question exceeds $200,000, Borrower has delivered to such Lender an opinion of independent tax counsel selected by Borrower and reasonably acceptable to such Lender to the effect that there is a reasonable possibility of success, (y) such Lender shall have received from Borrower, in such form as such Lender shall reasonably deem satisfactory, indemnification and security for any and all actual or anticipated liability, loss, cost or expense arising out of or relating to such amount or the contest thereof, including, but not limited to, all legal and accountants’ fees and expenses, penalties, interest and additions to tax, and (z) if the contest shall be conducted in a manner requiring the payment of all or part of such amount, Borrower shall have paid the amount required. If any Lender shall obtain a refund of any amount which Borrower shall have paid for any Lender or for which Borrower shall have reimbursed any Lender, such Lender shall pay Borrower an amount which is equal to the sum of the amount of such refund, plus any interest received on such refund fairly attributable to the amount paid by Borrower to or for such Lender, less any taxes paid or incurred by such Lender by reason of the receipt or accrual of such refund and interest. The obligations of Borrower under this Section 2.3(a) shall survive the payment or prepayment of the Notes and the transfer of the Notes.
     (b) Increased Costs. If, with respect to any Loan or any of the Loan Instruments (including maintenance by any Lender of its proportionate share of any Loan),
     (i) the compliance by any Lender with any direction, requirement or request in respect of the Loans from any regulatory authority, whether or not having the force of Law, with which such Lender must reasonably comply; or

     (ii) any change in the interpretation or application of any Law or the enactment of any Law in respect of the Loans imposing or modifying any reserve, deposit, capital adequacy or similar requirement with respect to any class of assets or liabilities of, deposits with or for the account of, or loans by any Lender (or with respect to any change therein or in the amount thereof); or
     (iii) the occurrence in respect of the Loans of a change in any other condition or circumstance with respect to this Agreement and/or the maintenance by any Lender of its proportionate share of any Loan;
shall (A) result in any increase in cost to any Lender in connection with or arising out of any Loan or any Loan Instrument, (B) result in any reduction in the amount of any payment receivable by such Lender hereunder or thereunder or (C) result in any reduction of the rate of the return on any Lender’s capital as a consequence of its obligations hereunder below that which such Lender could have achieved but for such circumstances, then in each such case Borrower shall fully reimburse such Lender the amount of such increase in cost, reduction in payment receivable or reduction in rate of return promptly after written notification thereof to Borrower and Agent by such Lender. The Lenders shall (consistent with their internal policies and legal and regulatory restrictions) use their best efforts to avoid such increased costs by giving Borrower prompt notice thereof and granting Borrower the opportunity to convert to an alternative arrangement, provided that Borrower promptly pays when due all reasonable fees and expenses of the Lenders incurred or to be incurred in connection with such alternative arrangement.
     (c) Change of Law. After the date hereof if any change in applicable Law or the interpretation thereof by any Governmental Authority makes it unlawful for any Lender to make or continue its proportionate interest in any Loan, then such Lender shall promptly give notice along with evidence thereof to Borrower and Agent, and Borrower shall pay forthwith in the manner set forth below all amounts outstanding, accrued or payable under this Agreement and the Note(s) to such Lender.
     (d) Non-Availability.
     (i) If at any time dollar deposits in the principal amount of any Lender’s proportionate interest in, or obligation under, any Loan are not available to such Lender in the London interbank market for the next Floating Rate Interest Period, such Lender shall so notify Agent, who shall so notify Borrower, and the obligation of such affected Lender to advance or to continue its proportionate interests in the Junior Subordinated Loans or Revolving Loans shall be suspended.
     (ii) If at any time any Interest Rate then in effect based on LIBOR does not serve as an accurate reference, in the reasonable judgment of any Lender, for such Lender to determine the cost of advancing or maintaining its respective proportionate interest in any Junior Subordinated Loan or Revolving Loan during any Floating Rate Interest Period, then such Lender shall notify Agent, who shall so notify Borrower, and interest on such Lender’s proportionate share of such

Loans shall for any subsequent Interest Period accrue at a rate per annum equal to the Base Rate plus 4.50%.
     (e) Funding Costs. Borrower agrees to indemnify each Lender and to hold each Lender harmless from any actual loss (including loss of anticipated profits), cost or out-of-pocket expense which such Lender determines is attributable to (i) default by Borrower in payment when due of the principal amount of or interest on any Loan (or portion thereof), (ii) default by Borrower in making any prepayment of any Loan after Borrower has given any notice required hereunder regarding such prepayment or (iii) the making of a prepayment (including, without limitation, on acceleration) of any Loan on a day which is not the last day of the applicable interest period with respect thereto, including, without limitation, in each case, any such loss, cost or expense arising from the reemployment of funds obtained by such Lender to maintain its Loans or from fees payable to terminate the deposits from which such funds were obtained.
     2.4 Repayment.
     (a) Repayment of Tranche A Senior Loans, Tranche B Senior Loans and Tranche C Senior Loans.
     (i) Borrower shall pay on each “Tranche A Senior Loan Repayment Date” indicated below to each Lender its pro rata share of the amount equal to the dollar amounts indicated for such Tranche A Senior Loan Repayment Date:

Tranche A Senior Loan
Repayment Date	Principal Amount
July 31, 2008	$850,000.00
January 31, 2010	$4,100,000.00
July 31, 2010	$3,950,000.00
January 31, 2011	$3,600,000.00
July 31, 2011	$3,275,000.00
January 31, 2012	$3,450,000.00
July 31, 2012	$4,150,000.00
January 31, 2013	$3,200,000.00
July 31, 2013	$4,250,000.00
January 31, 2014	$3,780,000.00
July 31, 2014	$3,780,000.00
Total:	$38,385,000.00
     (ii) Borrower shall pay on each “Tranche B Senior Loan Repayment Date” indicated below to each Lender its pro rata share of the dollar amounts indicated for such Tranche B Senior Loan Repayment Date:

Tranche B Senior Loan
Repayment Date	Principal Amount
July 31, 2008	$1,330,000.00
January 31, 2009	$1,330,000.00
July 31, 2009	$1,155,000.00
January 31, 2013	$200,000.00
July 31, 2013	$125,000.00
January 31, 2014	$275,000.00
January 31, 2015	$2,045,000.00
July 31, 2015	$6,510,000.00
Total:	$12,970,000.00
     (iii) Borrower shall pay on each “Tranche C Senior Loan Repayment Date” indicated below to each Lender its pro rata share of the dollar amounts indicated for such Tranche C Senior Loan Repayment Date:

Tranche C Senior Loan
Repayment Date	Principal Amount
April 30, 2008	$5,962,000.00
July 31, 2008	$5,750,000.00
October 31, 2008	$11,460,000.00
January 31, 2009	$3,325,000.00
April 30, 2009	$5,475,000.00
July 31, 2009	$5,475,000.00
October 31, 2009	$2,275,000.00
January 31, 2013	$150,000.00
April 30, 2013	$150,000.00
July 31, 2013	$100,000.00
October 31, 2013	$100,000.00
January 31, 2014	$75,000.00
April 30, 2014	$75,000.00
July 31, 2014	$75,000.00
October 31, 2014	$75,000.00
January 31, 2015	$200,000.00
Total:	$40,722,000.00
     (b) Repayment of Senior Subordinated Loans
     Borrower shall pay on each “Tranche A Senior Subordinated Loan Repayment Date” indicated below to each Lender its pro rata share of the dollar amount indicated for such Tranche A Senior Subordinated Loan Repayment Date:

Tranche A Senior Subordinated
Loan Repayment Date	Principal Amount
January 31, 2010	$150,000.00
January 31, 2011	$575,000.00
July 31, 2011	$575,000.00
January 31, 2012	$800,000.00
January 31, 2013	$1,050,000.00
January 31, 2014	$470,000.00
July 31, 2014	$470,000.00
Total:	$4,090,000.00
     Borrower shall pay on each “Tranche B Senior Subordinated Loan Repayment Date” indicated below to each Lender its pro rata share of the dollar amount indicated for such Tranche B Senior Subordinated Loan Repayment Date:

Tranche B Senior Subordinated
Loan Repayment Date	Principal Repayment
January 31, 2010	$1,155,000.00
July 31, 2012	$420,000.00
January 31, 2013	$220,000.00
July 31, 2013	$100,000.00
January 31, 2014	$395,000.00
January 31, 2015	$1,505,000.00
Total:	$3,795,000.00
     Borrower shall pay on each “Tranche C Senior Subordinated Loan Repayment Date” indicated below to each Lender its pro rata share of the dollar amount indicated for such Tranche C Senior Subordinated Loan Repayment Date:

Tranche C Senior Subordinated
Loan Repayment Date	Principal Repayment
April 30, 2008	$2,120,000.00
July 31, 2008	$1,140,000.00
October 31, 2008	$510,000.00
January 31, 2009	$1,715,000.00
April 30, 2009	$460,000.00
July 31, 2009	$175,000.00
October 31, 2009	$900,000.00
Total:	$7,020,000.00
     (c) Repayment of Junior Subordinated Loans. Borrower shall pay all outstanding Junior Subordinated Loans on January 31, 2011.

     (d) Repayment of Revolving Loans. Borrower shall pay all outstanding Revolving Loans on April 30, 2015.
     2.5 Prepayment.
     (a) Optional Prepayments.
     (i) Borrower shall have the option, upon 30 days prior written notice to Agent, to prepay to the Lenders, pro rata, on any applicable Repayment Date (in whole or in part) the outstanding principal amount of Fixed Rate Loans, as selected by Borrower, together with all accrued and unpaid interest thereon to the date of prepayment plus the Yield-Maintenance Premium with respect to the principal amount of the Loans being prepaid. All partial prepayments of the Loans shall be applied in inverse order of maturities of the Loan to which the prepayment is being applied (as selected by Borrower). Each notice from Borrower to Agent pursuant to this Section 2.5(a)(i) shall specify the date and amount of prepayment. Upon receipt of such notice Agent shall promptly notify each Lender thereof. The payment amount specified in such notice shall be due and payable on the date specified therein, together with all accrued and unpaid interest thereon and the applicable amount of the Yield-Maintenance Premium. Partial prepayments of the Loans under this Section 2.5(a)(i) shall be in an aggregate principal amount of $1,000,000 or more in integral multiples of $1,000,000. Prepayments made pursuant to this Section 2.5(a)(i) may not be reborrowed.
     (ii) Borrower shall have the option, upon 30 days prior written notice to Agent, to prepay to the Lenders, pro rata, in whole or in part, on any date, the outstanding principal amount of the Junior Subordinated Loans, together with all accrued and unpaid interest thereon to the date of prepayment plus any losses or expenses as described in Section 2.3(e) incurred in connection therewith. Each notice from Borrower to Agent pursuant to this Section 2.5(a)(ii) shall specify the date and amount of prepayment. Upon receipt of such notice, Agent shall promptly notify each Lender thereof. The amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of the Junior Subordinated Loans under this Section 2.5(a)(ii) shall be in an aggregate principal amount of $1,000,000 or more in integral multiples thereof. Prepayments made pursuant to this Section 2.5(a)(ii) may not be reborrowed.
     (b) Mandatory Prepayments.
     (i) On any Tranche A Senior Loan Repayment Date, subject to the provisions of this Section 2.5(b)(i) below, the Tranche A Senior Loan (without payment in respect of the Yield-Maintenance Premium) shall be prepaid using funds then made available for prepayment from the Rova I Contingency Account pursuant to Section 4.6 of the Deposit Agreement, together with all accrued and unpaid interest thereon. Each Lender shall have the option to accept its pro rata share of the prepayments required pursuant to this Section 2.5(b) to be applied to the Tranche A Senior Loan; all such prepayments not accepted by the Lenders shall be transferred to the Project Control Account. On any Tranche B Senior Repayment Date, subject to the provisions of this Section 2.5(b)(i) below, the Tranche B Senior Loan (without payment in respect of the Yield-Maintenance Premium) shall be prepaid using funds then made available for prepayment from the Rova II Contingency Account pursuant to Section 4.6 of the Deposit Agreement, together with all accrued and unpaid interest thereon. Each Lender shall have the option to accept its pro rata share of the prepayments required pursuant to this Section 2.5(b)(i) to be applied to the Tranche B Senior Loan; all such prepayments not accepted by the Lenders shall be transferred to the Project Control Account. All partial prepayments are to be applied to remaining repayments of principal in inverse order of maturities. No amount prepaid pursuant to this Section 2.5(b)(i) may be reborrowed by Borrower.
     (ii) Junior Subordinated Loans shall be prepaid, pro rata, using funds made available for prepayment from the Project Control Account pursuant to Section 4.1 of the Deposit Agreement, together with accrued and unpaid interest thereon plus any losses or expenses as described in Section 2.3(e) incurred in connection therewith. Prepayments made pursuant to this Section 2.5(b)(ii) may not be reborrowed.
     2.6 General Terms of Payment.
     (a) General. All sums payable to the Lenders hereunder shall be paid without deduction, set-off or counterclaim in New York City in immediately available funds not later than 12:00 noon (New York time) except as otherwise set forth on the day due to the applicable account specified in the Lender Schedule.
     (b) Priority of Application. Subject to the provisions of Section 2.2 hereof and of the Deposit Agreement, any payments made to the Lenders shall be applied (pro rata within each of clauses (i) (A) and (i) (B) below, unless otherwise specifically required pursuant to the terms hereof) as follows:
     (A) first against costs, expenses and indemnities due to such Lenders under the Loan Instruments; and
     (B) then against (i) first, Debt Service due and payable in respect of the Senior Obligations; (ii) second, Debt Service due and payable in respect of the Senior Subordinated Obligations; and (iii) third, of all Debt Service in respect of the Junior Subordinated Obligations payments of accrued and unpaid interest on Loans held by such Lenders.
     (c) Non-Banking Day. Whenever any payment shall be due, or any calculation shall be made, on a day which is not a Banking Day, the date for payment or calculation, as the case may be, shall be extended to the next succeeding Banking Day, and any interest on any payment shall be payable for such extended time at the specified rate.

     (d) Agent’s Calculations. All calculations of interest, fees, increased costs, funding costs, gross-up costs or other amounts due hereunder calculated by Agent shall be conclusive as to the amount thereof absent manifest error. Agent shall, upon request by Borrower, promptly provide Borrower with a certificate as to the calculation of any such amount, setting forth the method of such calculation.
     2.7 Notes.
     (a) Notes. All Loans shall be evidenced by promissory notes of Borrower, substantially in the form applicable to the tranche of Loans made, as set forth in Schedule 2.7 hereto, with appropriate insertions as to payee, date and principal amount payable to the order of each Lender and evidencing the obligation of Borrower to pay a principal amount equal to the aggregate unpaid principal amount of such tranche of Loans by such Lender under this Agreement, plus interest thereon and Yield-Maintenance Premiums, if applicable, as provided in this Agreement.
     (b) Certain Terms of the Notes. Each Lender is hereby authorized to record on its Note (or a schedule or grid attached thereto) or on its regularly maintained books and records the date and amount of each Loan made, and the date and amount of each payment or prepayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.
     (c) Registration, Transfer and Exchange of the Notes. Borrower will cause to be kept at its principal executive office a register for the registration and transfer of the Notes and shall provide to Agent a copy thereof on request. Any Lender may at its option either in person or by its attorney duly authorized in writing surrender its Notes at said office for exchange either duly endorsed or if surrendered for registration of transfer accompanied by (i) a written instrument of transfer duly executed by such Lender or such attorney and (ii) a duly executed Commitment Transfer Supplement substantially in the form attached as Schedule 2.7(c) herein. Borrower shall, without expense to such Lender, deliver to or upon the order of such Lender one or more Notes in the same aggregate unpaid principal amount as the Note transferred or exchanged, each dated the date of transfer or exchange, or, if later, the date to which interest has been paid on, such Note, and, subject to Section 9.2, registered in such name or names as shall be specified by such Lender. Every Note so made and delivered upon exchange for any other Note shall be in the applicable form set forth in Schedule 2.7. Each Note delivered to Borrower for exchange or transfer shall be canceled upon the issuance of a new Note in lieu thereof.
     Prior to due presentment of any Note for registration of transfer, Borrower and Agent may deem and treat the registered holder thereof as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Note, and for the purpose of any notice, waiver or consent hereunder, and payment of such Note shall be made only to such holder or its designees.
ARTICLE 3
RESERVED

ARTICLE 4
CONDITIONS TO CLOSING
     4.1 Conditions Precedent to Closing.
     The obligations of the Lenders to enter into this Second Amended and Restated Loan Agreement are subject to the fulfillment to the satisfaction of Agent and the Lenders of the following conditions precedent on the date hereof (the “Closing Date”):
     (a) Proof of Authorizing Action. Agent shall have received, in form and substance satisfactory to Agent:
     (i) certified copies of the (A) certificate of incorporation, certificate of limited partnership, by-laws, partnership agreement or other equivalent organizational documents of Borrower and each Partner, and (B) resolutions of the management committee of Borrower and board of directors (or other equivalent body) of each Partner authorizing the execution, delivery and performance of each Loan Instrument executed on the date hereof to which Borrower or such Partner, as applicable, is a party and of all documents evidencing other necessary action with respect thereto;
     (ii) certificates signed by an Authorized Officer of Borrower and each Partner certifying the name, incumbency and signature of each individual authorized to sign the Loan Instruments to which Borrower or such Partner, as applicable, is a party and the other documents or certificates to be delivered pursuant hereto or thereto, which may be conclusively relied upon until a revised certificate is similarly so delivered; and
     (iii) good standing certificates and certificates of authority to transact business as a foreign organization with respect to each such Person.
     (b) Loan Instruments. Each Loan Instrument to be executed on the date hereof shall have been fully executed and delivered pursuant to the Escrow Agreement by each Person which is a party thereto in accordance with the Escrow Agreement.
     (c) Title Insurance. Agent shall have received a title report and one or more title commitments and pro forma title policies and endorsements issued by title insurers acceptable to Agent in favor of the Secured Parties and committing to insure the Deed of Trust Trustee for the benefit of Agent as of the Funding Date the Liens of the Original Deed of Trust (as modified as of the Closing Date), the Additional Deed of Trust (as amended as of the Closing Date) and the Additional Deed of Trust (2008) in an amount of $42,475,000 with respect to the Original Deed of Trust, $16,765,000 with respect to the Additional Deed of Trust and $65,242,000 with respect to the Additional Deed of Trust (2008), in each case in form and substance satisfactory to Agent. The Agent shall be satisfied that, upon the release from escrow in accordance with the Escrow Agreement, and the recordings described in Section 4.1(d) below, Agent will receive fully paid ALTA Lender’s title policies and endorsements in the agreed pro forma forms without additional exception or change thereto.

     (d) Perfected Interests. Agent shall be satisfied that, upon release from escrow in accordance with the Escrow Agreement, the execution and delivery of the Security Documents, the filing of the Financing Statements, the execution, delivery and recordation of the Agreement of Second Modification to Future Advance Deed of Trust and Security Agreement (relating to the Future Advance Deed of Trust and Security Agreement, dated as of December 18, 1991, as amended), the Agreement of Modification to Future Advance Deed of Trust and Security Agreement (relating to the Future Advance Deed of Trust and Security Agreement, dated as of December 1, 1993), the Assignment of Deed of Trust (relating to the Original Deed of Trust), the Assignment of Deed of Trust (relating to the Additional Deed of Trust), the Substitution of Trustee (relating to each of the Original Deed of Trust and the Additional Deed of Trust), and the Additional Deed of Trust (2008), and the delivery of certificates evidencing the Pledged Interests) shall create (i) as security for the Senior Obligations, valid and perfected first-priority security interests in and liens on the collateral described therein with priority dating from no later than (i) with respect to the Tranche A Senior Loans, the Original Closing Date, (ii) with respect to the Tranche B Senior Loans, the Amendment Execution Date, and (iii) with respect to the Tranche C Senior Loans and the Revolving Loans, the Funding Date; as security for the Senior Subordinated Obligations, valid and perfected second-priority security interests and liens on the collateral described therein with priority dating from the Funding Date; and (iv) as security for the Junior Subordinated Obligations, valid and perfected third-priority security interests and liens on the Pledged Interests only with priority from the Funding Date.
     (e) Insurance. Agent shall have received (i) a certified copy of, or binder for, each of the insurance policies required by Section 6.14 hereof, together with evidence satisfactory to Agent that such insurance complies with the provisions of Section 6.14 hereof and with the provisions of each of the Project Documents, and that all premiums then due with respect to such insurance have been paid, and (ii) a written report of the Insurance Advisor describing the insurance obtained by Borrower with respect to the Facilities and stating that the insurance required is in full force and effect and provides reasonable and adequate coverage for the Facilities.
     (f) EWG Status. Borrower shall have obtained and maintained MBR Authority and status as an EWG.
     (g) Independent Engineer’s Report. Agent shall have received a report of the Independent Engineer detailing, to the satisfaction of Agent, compliance by Borrower with the provisions of Section 6.5(b) with respect to the primary potential transformer explosion at the Facilities on October 27, 2007.
     (h) Projections. Agent shall have received from Borrower (i) projections through August 1, 2015 demonstrating minimum Senior Debt Service Coverage Ratios and Total Debt Service Coverage Ratios for Borrower of at least 1.40:1 and 1.20:1, respectively, and (ii) a certificate, satisfactory in form and substance to Agent, of the chief financial officer of Borrower stating that such projections and supporting documents were prepared in good faith by Borrower and are based upon assumptions which Borrower considers to be reasonable.

     (i) Opinions of Counsel. Legal opinions, in each case dated the date hereof, of Borrower’s New York, North Carolina, Virginia and other counsel shall have been executed and delivered to the Secured Parties, in form and substance acceptable to the Secured Parties.
     (j) No Default. There shall exist no Default or Event of Default.
     (k) Representations. All representations and warranties contained in each Loan Instrument by Borrower or any Partner shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof.
     (l) Continued Effectiveness of Project Documents. Each of the Project Documents shall be in full force and effect and no default shall have occurred thereunder which could have a material adverse effect on Borrower’s ability to meet its obligations under any of the Loan Instruments in a timely manner. There shall not have occurred any event of force majeure which would allow any party to a Project Document to avoid or delay performance of all or any part of its obligations under such Project Document.
     (m) No Violation of Law, Etc. No Law, regulation, ruling, guideline or other governmental action or inaction of any Governmental Authority shall be in effect or shall have occurred (or be proposed if such proposal has a reasonable likelihood of being enacted, and if enacted would have a material effect), the effect of which is to prevent, directly or indirectly, Agent, any Lender, Borrower or any other party to any Loan Instrument or Project Document from fulfilling its respective obligations hereunder or thereunder, or which would subject any Lender to any unreimbursed liability by reason of the performance of its obligations hereunder (other than taxes levied on the income of such Lender). In addition, the Facilities, the Property, Borrower and each Partner, with respect to the Facilities and the Property, Operator, shall each be in full compliance with all Governmental Requirements including those pertaining to environmental, pollution control and ecological matters, except where noncompliance could not, in the judgment of Agent, have a material adverse effect on Borrower, the Facilities, the Property, Borrower’s ability to perform its obligations under the Loan Instruments or the Project Documents or the rights or interests of the Secured Parties.
     (n) Material Adverse Change. No event or events shall have occurred which, in the judgment of Agent, (i) materially adversely affect Borrower’s ability to meet its obligations under any of the Loan Instruments or Project Documents, (ii) materially adversely affect the condition (financial or otherwise) of any Obligor which could reasonably be expected to have a material adverse effect on such Obligor’s ability to meet its obligations in a timely manner under the Project Documents to which it is a party or (iii) materially adversely affect the security interest of any of the Secured Parties in the collateral subject to the Security Documents, all as determined by Agent in the reasonable exercise of its discretion.
     (o) Closing Certificate of Borrower. Agent shall have received a true and correct certificate, signed by an Authorized Officer of Borrower, in the form of Exhibit 4.1(o) hereto.

     (p) Notices to Parties to Project Documents. Borrower and Agent shall have delivered into escrow pursuant to the Escrow Agreement notices of new agent and payment directions under each of the consents to assignment of Project Documents, in each case in form and substance satisfactory to Agent.
     (q) Letters of Credit. The Letters of Credit and the other documents described therein shall have been delivered into escrow in accordance with that certain Williams Mullen Escrow Agreement dated the date hereof, an executed copy of which shall have been delivered to Agent.
     (r) Outstanding Notes. All notes issued by Borrower under the Original Credit Agreement (other than the notes evidencing the Tranche A Senior Loans and Tranche B Senior Loans issued to The Prudential Insurance Company of America) or, in lieu thereof, lost certificate affidavits, shall have been delivered in escrow in accordance with the Escrow Agreement.
     (s) Escrow. Borrower and the other parties thereto shall have executed and delivered an escrow agreement, in the form attached hereto as Schedule 4.1(s) (the “Escrow Agreement”), all documents and other items required to be delivered into escrow pursuant to the terms of the Escrow Agreement shall have been so delivered, and escrow agent shall have acknowledged receipt thereof.
     (t) Other Information. Agent shall have received such other statements, certificates, documents and information with respect to the Facility or matters contemplated by this Agreement as Agent may reasonably request.
     4.2 Condition Precedent to Funding.
     The obligations of the Lenders to purchase the Tranche C Senior Loans, the Revolving Loans, the Senior Subordinated Loans and the Junior Subordinated Loans are subject to receipt by the Lender of the “Draw Request” from the “Payoff Escrow Agent” (as such terms are defined in the Escrow Agreement) delivered in accordance with the Escrow Agreement. The date of receipt of such Draw Request is referred to herein as the “Funding Date”.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
     Borrower hereby represents and warrants to each of the Secured Parties that each of the following representations and warranties is true and correct:
     5.1 Organization and Existence.
     Borrower is a general partnership duly formed and validly existing under the laws of the Commonwealth of Virginia. The Partners are the sole general partners of Borrower. Westmoreland-North Carolina Power LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the Commonwealth of Virginia, and Westmoreland-Roanoke Valley, L.P. is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and WEI-Roanoke Valley Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Westmoreland Energy LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Borrower, Partners and Partner Parents each has the organizational power and authority to own its property and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in the state of its organization and in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or proposed to be conducted makes such qualification necessary or desirable (except, with respect to the Partner Parents only, to the extent absence of such power and authority could not, singularly or in the aggregate, in the reasonable judgment of Agent, have a materially adverse effect on Borrower, the Facilities, the Property or Borrower’s ability to perform its obligations under the Loan Instruments or Project Documents). None of Borrower or any of the Partners has any subsidiaries, direct or indirect.
     5.2 Authority; Enforceability.
     Borrower has full power and authority to enter into and perform each Loan Instrument and Project Document to which it us a party, and the entering into and performance of each such agreement or document has been duly authorized by all proper and necessary partnership action. Assuming due authorization by the other parties hereto and thereto, each Loan Instrument and Project Document to which Borrower is a party constitutes the valid and legally binding obligations of Borrower and the other parties thereto, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles, regardless of whether the issue of enforceability us considered in a proceeding in equity or at law.
     5.3 No Breach.
     The execution, delivery and performance by Borrower of each Loan Instrument and Project Document to which it is a party (including the placing of such Loan Instruments into escrow and the subsequent release) do not and will not (a) require any consent or approval of any Person which has not been obtained, (b) violate the Partnership Agreement or any other organization document of Borrower or any of the Partners, (c) contravene or violate any provision of any Law applicable to Borrower, any of its assets or the Facilities or (d) contravene, violate or result in any breach of any provision of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) on any of the assets of Borrower pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which Borrower is a party or which purports to be binding upon Borrower or upon any of Borrower’s assets.
     5.4 No Default.
     Borrower is not in default in any material respect in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any Project Document or Loan Instrument. To the best knowledge of Borrower, no other party to any

Project Document (except for Project Documents requiring payments of less than $50,000 per year and replaceable in the ordinary course of business) is in default thereunder. No Default or Event of Default has occurred or is continuing.
     5.5 Compliance with Laws; Governmental Requirements.
     Borrower has been and is in compliance with all Governmental Requirements, including but not limited to all FERC requirements under the FPA applicable to a holder of MBR Authority since the last compliance filing or application made by Borrower prior to the effective date of this Agreement relative to such FERC requirements. No Governmental Requirements are required in connection with the performance by Borrower of its obligations hereunder or under any other Loan Instrument or any Project Document or with respect to the participation by Borrower in the use, occupancy, possession, operation, maintenance, alteration or repair of the Rova I Facility, the Rova II Facility or the Property in accordance with the Loan Instruments and Project Documents, except for the Governmental Requirements set forth in Schedule 5.5 hereto, each of which has been duly obtained or made and is in full force and effect, is final and is not subject to appeal.
     5.6 No Litigation.
     There is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or, to the best knowledge of Borrower, threatened against or affecting Borrower, or any of its properties (a) which involves the Rova I Facility or the Rova II Facility which is reasonably likely to have a material adverse effect on Borrower’s ability to perform its obligations under the Loan Instruments or any Project Document to which it is a party or (b) which is reasonably likely to have a material adverse effect on the properties, business, operations, prospects or financial condition of Borrower. Borrower is not in default with respect to any order of any court, arbitrator, administrative agency or other Governmental Authority.
     5.7 Titles; Liens.
     Borrower owns and has good and marketable fee simple title to its real properties owned, good and marketable easements in all of the easements Borrower holds and Borrower now owns and has good title to all of its other properties and assets (other than properties and assets which it leases from others) in each case, from and after the Funding Date, free and clear of all Liens other than Permitted Liens. As of the Funding Date, no mortgage or financing statement or other instrument or recordation covering all or any part of the property or assets of Borrower is on file in any recording office, except such as may have been filed in favor of Agent (or the trustee under the Deeds of Trust) and in favor of Virginia Power under the Virginia Power Mortgage.
     5.8 Security Interests.
     As of the Funding Date, the security interests created in favor of Agent on behalf of the Secured Parties under the Security Documents will be valid and perfected, first-priority security interests, with respect to the Senior Obligations, second-priority interests with respect to the Senior Subordinated Obligations and, with respect to the Junior Subordinated Interests, third-

priority security interests (subject only to Permitted Liens) superior and prior to the rights of all persons, whether the property subject to the security interests is now owned by Borrower or is hereafter acquired. As of the Funding Date, the Security Documents and the Financing Statements will have been duly filed, recorded and/or registered in each office and in each jurisdiction where required to create and perfect the liens and security interests described above. Borrower has not transacted any business under any name other than “Westmoreland-Hadson Partners”, “Westmoreland-LG&E Partners” and “Westmoreland Partners”. The Partners have not transacted any business under any name other than “Hadson Roanoke Valley L.P.” and “Westmoreland-North Carolina Power, LLC”, and “Westmoreland Roanoke Valley, L.P., respectively.
     5.9 Taxes.
     Borrower has filed or caused to be filed all tax returns which are required to be filed by it, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its assets and all other taxes, fees or other charges imposed on it by any Governmental Authority (except taxes, fees and charges which are being contested by Borrower in accordance with the provisions of Section 6.16 hereof), and Borrower has no knowledge of any actual or additional assessment in connection therewith for which adequate provision is not made in the Approved Budget (without taking into account any “contingency” in such budgets), and there is no assessment in connection therewith which is delinquent, unless it is being contested in good faith by appropriate proceedings and for which adequate reserves, bonds or other security reasonably satisfactory to Agent has been provided. For federal income tax purposes, Borrower is a partnership and not an association taxable as a corporation. Neither the execution and delivery of this Agreement, the other Loan Instruments or the Project Documents nor the consummation of the transactions contemplated hereby or thereby shall affect such status.
     5.10 Documents.
     Agent has received a complete copy of each Project Document (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any). None of the Project Documents which has been executed and delivered has been amended, modified or terminated, except as disclosed in writing to Agent prior to the date hereof.
     5.11 Financial Statements.
     The Financial Statements of Borrower to be provided hereunder are or will be true, correct and complete as of the dates specified therein and fully and accurately present the financial condition of Borrower as of the dates and for the periods specified.
     5.12 Projections and Budgets.
     All projections and budgets furnished to Agent by or on behalf of Borrower and the summaries of significant assumptions related thereto (a) have been prepared with due care, (b) fairly present, to the best of Borrower’s knowledge, Borrower’s expectations as to the matters covered thereby as of their date, (c) are based on reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and Project Costs) and (d) are consistent with the provisions of the Loan Instruments and applicable Project Documents.
     5.13 Disclosure.
     No representation, warranty or other statement made by Borrower in any Loan Instrument or Project Document or in any other document furnished from time to time by or on behalf of Borrower in connection herewith or therewith (including the Rova I Operating Budget and the Rova II Operating Budget and any projections), contains or will contain any untrue statement of a material fact or omits or will omit to state (as of the date made or furnished) any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to Borrower on the date hereof which has not been disclosed in writing to Agent and which materially adversely affects, or which could reasonably be expected in the future to materially adversely affect, the properties, business, prospects or financial condition of Borrower or the Facilities.
     5.14 Transactions with Affiliates.
     Borrower is not a party to any contract or agreement with, or any other commitment to, whether or not in the ordinary course of business, any Affiliate except for the Loan Instruments, the Rova I Coal Subcontract, the Rova II Coal Subcontract, the Rova I Three Party Agreement, the Rova II Three Party Agreement, the Rova I Coal Subcontract Guaranty, the Rova II Coal Subcontract Guaranty and the Venture Management Agreement.
     5.15 Regulation of Parties.
     None of Borrower, its Affiliates nor any of the Secured Parties is or will be, solely as a result of the participation by such parties separately or as a group in the transactions contemplated hereby or by any other Loan Instrument or any Project Document, or by the ownership, use or operation of the Facilities be subject to regulation by any Governmental Authority as an “electric utility company”, an “electric utility holding company”, a “public utility,” an “electric utility” or an “electrical corporation” or a subsidiary or affiliate of any of the foregoing under any Governmental Requirements (including, without limitation, PUHCA and the FPA), except for the Borrower as a “public utility” under any state Law or the FPA which holds, and which complies with, the requirements for wholesale sales of capacity and energy or MBR Authority (or both). Borrower was granted, on September 27, 1990, a certificate of public convenience and necessity (the “Certificate”) pursuant to G.S. § 62-1101(f) and Rule R1-37 of the North Carolina Utilities Commission (“NCUC”), On July 26, 1993 Borrower filed with the NCUC a notice of amended information relating to the Borrower’s status as an EWG (“Notice”). Such Notice was accepted by the NCUC without modification of the Certificate on October 13, 1993. Such Certificate and the Notice complies in all respects with North Carolina law and regulations, is final and is not subject to appeal, and is in all respects in full force and effect and good standing. There is no complaint or administrative proceeding pending as to such Certificate as of the date hereof, and Borrower is not aware of any facts or circumstances which might give rise to a complaint or administrative proceeding in the future. No other approval is required from the NCUC in connection with any of the transactions contemplated hereby or by any other Loan Instrument or by any Project Document or Bond Document, including as a direct or indirect result of the aforesaid sale of the capital stock of WEI. None of Borrower, its Affiliates nor any of the Secured Parties is or will be, solely as a result of the participation by such parties separately or as a group in the transactions contemplated hereby or by any other Loan Instrument or any Project Document or Bond Document, or by the ownership, use or operation of the Rova I Facility or the Rova II Facility, subject to the jurisdiction of the NCUC or otherwise be subject to regulation, including without limitation, in respect of rates or financial or organizational requirements of utilities, under the public utility laws of North Carolina or Virginia. As of the date of this Agreement, the Secured Parties are not subject to regulation under the FPA or PUHCA, or subject to FERC jurisdiction, solely by virtue of their participation in the transactions contemplated hereby.
     5.16 ERISA.
     No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by Borrower or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Borrower or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of Borrower. Neither Borrower nor any ERISA Affiliate has incurred or currently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of Borrower. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.
     5.17 Environmental Matters.
     Except as described in Schedule 5.17 attached hereto, no Hazardous Material has been or is currently located at, in, on, under or about the Property (or any other property with respect to which Borrower has or may have retained or assumed liability either contractually or by operation of law) in a manner which violates any Environmental Requirement, or for which cleanup or corrective action of any kind is required or authorized under any Environmental Requirement, no substantial risk to human health or the environment exists as a result of any condition on the Property, no Release of any Hazardous Material from the Property onto or into any other property or from any other property onto or into the Property has occurred or is occurring in violation of any Environmental Requirement except as described in Schedule 5.17 attached hereto, or which could pose a substantial risk to human health or the environment, and no notice of violation, Lien, complaint, suit, order or other notice with respect to the environmental condition of the Property (or any other property with respect to which Borrower has or may have retained or assumed liability either contractually or by operation of law) is outstanding or anticipated, nor has any such notice been issued which has not been fully satisfied and complied with in a timely fashion so as to bring the Property (or any other property with respect to which Borrower has or may have retained or assumed liability either contractually or by operation of law) into full compliance with every Environmental Requirement except as described in Schedule 5.17 attached hereto.

     5.18 Federal Reserve Regulations.
     Neither Borrower nor any of its Affiliates is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purposes of purchasing or carrying any margin stock, within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
     5.19 Investment Company Act.
     Borrower is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
     5.20 Nature of Business.
     None of Borrower or any Partner (a) has engaged in any material business other than the development, construction and operation of the Facilities or (b) is a party to any agreement other than the Project Documents.
     5.21 Foreign Assets Control Regulations, Etc.
     (a) Neither the sale of the Notes by Borrower hereunder not its use of the proceeds thereof has violated the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
     (b) Neither the Borrower nor any Partner (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. Borrower and the Partners are in compliance, in all material respects, with the USA Patriot Act.
     (c) No part of the proceeds from the sale of the Notes hereunder will be or has been used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.
ARTICLE 6
COVENANTS OF BORROWER
     6.1 The Accounts. The Borrower shall maintain and fund the “Accounts” created under the Deposit Agreement in accordance with the terms of the Deposit Agreement.

     6.2 Debt Service Coverage Ratio.
     On each Calculation Delivery Date, Borrower shall deliver to Agent (a) the Senior Debt Service Coverage Ratio and the Total Debt Service Coverage Ratio, in each case calculated for the 12-month period ending on, and for the 12-month period commencing on, the Quarterly Date immediately preceding such Calculation Delivery Date. Any projected ratio shall be based upon the assumptions made in the Operating Budgets then in effect.
     6.3 Maintenance of Existence, Privileges, Etc.
     (a) Borrower. Borrower shall at all times (i) preserve and maintain in full force and effect its existence as a partnership under the laws of the Commonwealth of Virginia, its qualification to do business in North Carolina and in each other jurisdiction in which the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the financial condition, business, operations or prospects of Borrower), and all of its rights, privileges and franchises necessary for the construction, ownership, maintenance and operation of the Facilities and the maintenance of its existence; and (ii) obtain and maintain in full force and effect all Governmental Requirements and other consents and approvals required in connection with the maintenance, ownership or operation of the Facilities, including but not limited to EWG status and MBR Authority.
     (b) Partners. Borrower shall use its best efforts to cause each of the Partners to preserve and maintain in full force and effect (i) such Partner’s legal existence, (ii) all of the powers, rights, privileges and franchises necessary for such Partner to own its property and to carry on such Partner’s business as now being conducted and (iii) such Partner’s qualification to do business and good standing in each jurisdiction in which the conduct of such Partner’s business requires such qualification, except where the failure to so qualify would not have a material adverse effect on such Partner’s or Borrower’s financial condition, business, operations or prospects.
     6.4 Performance of Project Documents.
     (a) General. Borrower shall (i) perform and observe in all material respects all of its covenants and agreements contained in any of the Project Documents to which it is a party and (ii) maintain in full force and effect each of the Project Documents and all contracts, permits and approvals relating thereto.
     (b) Power Purchase Agreement. Without limiting the generality of Section 6.4(a) hereof, Borrower shall (i) timely submit to Virginia Power all documents, evidence and information required under the Rova I Power Purchase Agreement and the Rova II Power Purchase Agreement, and (ii) fully and timely comply with any and all of its other obligations under the Rova I Power Purchase Agreement and the Rova II Power Purchase Agreement. In furtherance thereof (x) Borrower shall post a conspicuous sign by each side of the Interconnection Facilities instructing all employees, contractors and subcontractors not to tamper with the Interconnection Facilities and shall establish or cause to be established procedures to prevent any such tampering and inform its employees, contractors and subcontractors of such procedures and (y) Borrower shall not cause or allow (i) electric power to be at any time delivered to or received by the Rova II Facility from the Rova I Facility or from any source other than either Virginia Power or the Rova II Facility, other than in respect of the Common Systems (as defined in the Rova II Power Purchase Agreement), (ii) any electrical connection to exist between the Rova II Facility and the Rova I Facility or any other project or entity on Borrower’s side of the Interconnection Point (as defined in the Rova II Power Purchase Agreement) other than those required for operation of the Common Systems; and (iii) the Rova II Facility to accept steam deliveries from the Rova I Facility or from any other project or entity at any point upstream of the Rova II Facility’s meter.
     6.5 Operation and Maintenance.
     (a) Operations. Borrower shall use, maintain and operate the Facilities and the Property in compliance with generally accepted Prudent Utility Practices (as defined in the Rova I Power Purchase Agreement and the Rova II Power Purchase Agreement), all Project Documents, this Agreement and, except where non-compliance could not have a materially adverse effect on Borrower, the Facilities, the Property, Borrower’s ability to perform its obligations under the Loan Instruments or Project Documents or the rights or interests of the Secured Parties, and all applicable Governmental Requirements (including but not limited to all applicable FERC requirements and applicable mandatory reliability standard obligations). Borrower shall use its best efforts to use, maintain and operate the Facilities and the Property in accordance with the Rova I Operating Budget and the Rova II Operating Budget. Borrower shall inspect, maintain, service and repair the Rova I Facility and the Rova II Facility so as to keep the Rova I Facility and the Rova II Facility (i) in as good operating condition as upon Rova I Final Completion and Rova II Final Completion, respectively (normal wear and tear excepted), (ii) in good order and repair in conformity with prudent industry standards and commercial practice, (iii) in compliance with all requirements under the Project Documents and (iv) in such condition that the Rova I Facility and the Rova II Facility will have the capacity and functional ability to perform, in normal commercial operation, the functions and at the ratings set forth in the Project Documents for their remaining useful life. Borrower shall cause the Rova I Facility and the Rova II Facility to be operated so as to preserve and enforce all warranties and guaranties in respect thereof and to which Borrower is a beneficiary. Borrower shall not contract and shall not permit Operator to subcontract (except to the extent Borrower itself could have contracted by means of a Permitted Contract) for any material work without the prior written consent of Agent, which consent shall not unreasonably be withheld. Borrower shall, immediately upon obtaining knowledge thereof, notify Agent of any change in the identity of the Facility Manager (as defined in Section 5.5 of the Operating Contract) or any delegation of Borrower’s responsibilities to Operator as permitted or contemplated in Section 6.2 or 6.3 thereof. Borrower shall comply with such repair, service and maintenance standards and schedules as are required to enforce warranty or guaranty claims against Contractor, Operator or subcontractors and any standards imposed by any Insurance Policies in effect with respect to the Rova I Facility, the Rova II Facility or the Property. Borrower’s review of and comment on the manual of “Facility Procedures” pursuant to Section 5.4 of the Operating Contract shall be conducted subject to the Independent Engineer’s approval, which shall not be unreasonably withheld. Borrower shall promptly inform the Independent Engineer of any material amendment or modifications to “Facility Procedures” proposed by Operator, or any material changes to such procedures proposed by Borrower, under Section 5.4 of the Operating Contract, with updates as to the status thereof, and shall report to the Independent Engineer the results of the annual review made of such procedures as contemplated in said section. Until all of the Obligations have been fully discharged, Borrower shall retain any information Operator need no longer retain pursuant to Section 5.17 of the Operating Contract, or cause Operator to continue to retain such information in a reasonable manner. Borrower shall not approve any “Proposed Operating Budget” submitted for approval under Section 7.1 of the Operating Contract until such time as all approvals required under Section 6.8(h) hereof have been obtained for the Rova I Operating Budget and the Rova II Operating Budget for the year (or portion thereof) that is the same as the first year (or portion thereof) of such “Proposed Operating Budget”. Borrower shall inform Agent and the Independent Engineer of any audit (and results thereof) that is conducted at Borrower’s request under Section 7.6 of the Operating Contract and, at Agent’s request, cause such audits to be conducted to the full extent permitted to Borrower under said Section. Borrower shall promptly notify Agent if it has the right to terminate the Operating Contract under Section 18.3 thereof, and only upon the request of Agent, which shall be made only upon instruction of the Majority Lenders, shall Borrower exercise such right and shall then do so in the manner specified by Agent.
     (b) Repair and Replacement. In the event of any damage to or destruction of the Rova I Facility, the Rova II Facility or the Property, or any part thereof, by fire or other casualty, Borrower shall, at its own expense and whether or not such damage or destruction is covered by an Insurance Policy, with reasonable promptness, repair, restore, replace or rebuild the same so that upon the completion of such repair, restoration, replacement or rebuilding, such Facility and the Property shall be in the condition required by the foregoing provisions of this Section 6.5 and so that the productive capacity, value, utility and remaining useful life of each of the Rova I Facility and the Rova II Facility shall be at least equal to the greater of (i) the actual productive capacity, value, utility and remaining useful life of such Facility immediately prior to the happening of such casualty or (ii) the productive capacity, value, utility and remaining useful life such Facility would have had if it were used, maintained and operated in accordance with the requirements of this Section 6.5.
     (c) Capital Expenditures. Borrower shall not, in respect of any single fiscal year, make any capital expenditures in respect of the Rova I Facility and the Rova II Facility, other than capital expenditures (i) of up to $300,000 per event or up to $600,000 in the aggregate or (ii) which are set forth in the Rova I Operating Budget or the Rova II Operating Budget, each as then in effect, without the prior written consent of Agent, which shall not be withheld unreasonably.
     6.6 Operating Logs.
     Borrower shall, at its sole cost and expense, (a) maintain at the Property daily operating logs showing, among other things, the electrical output of the Facilities, (b) keep maintenance and repair reports in sufficient detail to indicate the nature and date of all work done, (c) maintain a current operating manual and a complete set of plans, accounting records and specifications reflecting all alterations and (d) maintain all other records, logs and other materials required by the Operating Contract or any Governmental Requirements.

     6.7 Compliance with Laws.
     (a) Generally. Borrower shall comply, and shall ensure that the Facilities are constructed, operated and administered in compliance with, and shall make such alterations to the Facilities and the Property as may be required for compliance with, all applicable Governmental Requirements, except where non-compliance could not have a materially adverse effect on Borrower, the Facilities, the Property, Borrower’s ability to perform its obligations under the Loan Instruments or the Project Documents or the rights or interests of the Secured Parties; provided that Borrower may at its sole cost and expense contest the applicability of any Governmental Requirements as may entail any such obligations, if and so long as adequate reserves are maintained in accordance with applicable accounting principles with respect to such obligations and if, in the reasonable opinion of Agent and the Independent Engineer, failure to make any required alterations does not adversely affect the productive capacity, value, utility or remaining useful life of the Facilities or their output or materially adversely affect the rights or interests of the Lenders or Agent. Borrower shall take no affirmative action that could reasonably be expected to result in the loss of MBR Authority or its EWG status as determined by FERC, and, if there shall be any material change in the facts that were submitted with Borrower’s original EWG application or application for MBR Authority or any change in such facts which FERC might reasonably deem to be material, Borrower shall immediately notify Agent in writing of such material change. Within 30 days of any notice to Agent, Borrower shall either (A) make a filing with FERC stipulating a material change relied upon in the original EWG status certification or file a certification of Borrower’s EWG status (or both) or (B) make an alternative filing with FERC providing a written explanation of such change and why Borrower does not believe such change to be material, but if it is deemed material by FERC, Borrower alternately files for recertification of its EWG status. In either instance (A) or (B), Borrower shall comply with all applicable Governmental Requirements. Upon the request of Agent, Borrower shall deliver to Agent evidence of Borrower’s compliance with all applicable Governmental Requirements and, if such evidence is not available, certify to Agent that Borrower is in full compliance.
     (b) Compliance with Margin Stock Rules. No part of the proceeds of the Loans will be used to purchase “margin stock” (as defined in the regulations referred to below) or for any other purpose which would result in a violation (whether by Borrower, Agent or the Lenders) of Regulations T, U or X of the Board of Governors of the Federal Reserve System or to extend credit to others for any such purpose. None of Borrower nor any of its Affiliates is engaged in, nor will any of them engage in, the business of extending credit for the purpose of purchasing or carrying any “margin stock”.
     (c) Environmental Matters. Borrower shall comply, and shall cause all tenants, licensees, invitees, contractors, Operator and occupants of the Facilities or the Property to comply in all respects with all Environmental Requirements. Borrower shall not, and shall not permit any such other party to, generate, store, handle, process, transport, ship, dispose, or otherwise use Hazardous Materials at, in, on, under or from the Facilities or the Property, or onto any other property, in a manner that could lead or potentially lead to the imposition on Borrower, any of the Secured Parties, the Deed of Trust Trustees, the Facilities or the Property of any cleanup obligation, corrective action, liability, judgment, order or Lien under any Environmental Requirement, or is not in conformity with customary or prudent environmental and health standards. Borrower shall promptly notify Agent when it learns of any information that would have resulted in a breach of Section 5.17 hereof if such information had been known but not disclosed at the time such representation was made, or when it becomes aware of any Release of any Hazardous Material at, in, on, under or from the Facilities or the Property which is required to be reported to a Governmental Authority, which could result in any cleanup obligation, corrective action, liability, judgment, order or Lien under any Environmental Requirement, or which is not in conformity with customary or prudent environmental and health standards. Borrower shall immediately forward to Agent copies of any notices, complaints or summonses received by Borrower relating to alleged violations of any Environmental Requirement or potential adverse actions in any way involving environmental or health matters. Borrower will promptly pay when due any fine, penalty, judgment, or assessment arising under any Environmental Requirement against Borrower, the Facilities or the Property or against any of the Secured Parties or the Deed of Trust Trustees to the extent the same arises in connection with the Facilities or the Property, except to the extent any such fine, penalty, judgment or assessment is being contested in good faith by appropriate proceedings, if the tendency of such proceedings is not likely to interfere with the operation of the Facilities or the Property by Borrower, does not involve a material risk that the Facilities, the Property or any part thereof may be sold, lost or forfeited, and adequate reserves in the judgment of Agent have been set aside with respect thereto to satisfy any adverse determination. If at any time the condition, operation or use of the Facilities or the Property violates or could result in liability under any applicable Environmental Requirement, or there are Hazardous Materials located at, in, on, under or from the Facilities or the Property for which cleanup or corrective action of any kind as required under any Environmental Requirement or, because of any Release of any Hazardous Material, cleanup of or corrective action with respect to such Hazardous Material is authorized under CERCLA or any similar state or local law or may be necessary to conform to customary or prudent environmental and health standards, Borrower shall, within ten days after discovering such condition, operation or use, notify Agent and immediately initiate and thereafter diligently pursue, at its sole cost and expense, such actions as shall expeditiously result in full compliance in all respects with and elimination of any liability under all Environmental Requirements and conformity to customary or prudent environmental and health standards. If an Event of Default exists, Agent may cause an environmental audit of the Property or any portion thereof to be conducted at Borrower’s expense, and Borrower shall cooperate in all reasonable ways with any such audit. If the Original Deed of Trust or the Additional Deed of Trust or the Additional Deed of Trust (2008) is foreclosed or Borrower tenders a deed or assignment in lieu of foreclosure, Borrower shall deliver the Property to the purchaser at foreclosure or to Agent or the nominee of either, as the case may be, in a condition that complies in all respects with all Environmental Requirements, and that does not contain Hazardous Materials for which cleanup or corrective action is required under any Environmental Requirements or, because of any spill or release of Hazardous Material, cleanup of or corrective action with respect to such Hazardous Material is authorized under CERCLA or any similar state or local law or may be necessary to prevent or eliminate a material risk to human health or the environment.
     (d) Changes in Environmental Laws. If, in order to comply with any federal, state or local legislation pertaining to environmental matters or any regulations promulgated thereunder, including, without limitation, any regulations promulgated by U.S. Environmental Protection Agency and any state implementing agency pursuant to the Clean Air Act Amendments of 1990, Borrower is required to acquire pollution allowances, offsets or similar emission approvals, or is required to make other expenditures (including the installation or modification of equipment or technologies) to comply with such legislation or regulations (as determined by a third-party environmental consultant chosen by Agent), then Borrower covenants and agrees to promptly formulate a plan for acquiring such allowances, offsets, approvals or otherwise for complying with such legislation or regulations, which shall be subject to approval by Agent, and upon receipt of all such approvals Borrower shall diligently implement such plan, notwithstanding the provisions of Section 6.5(c) hereof. No funds shall be distributed pursuant to the last sentence of Section 4.1 of the Deposit Agreement until Agent and Borrower agree as to the amounts, if any, needed to be reserved to implement such plan and upon such agreement Borrower shall, if required, establish a reserve account in such amounts and in accordance with a schedule to be determined by the Secured Parties, for the purpose of funding the anticipated cost of purchasing such required allowances, offsets, approvals or making such other compliance expenditures for the remaining term of this Agreement. Such reserve account shall be funded from monies in the Project Control Account after making the withdrawals specified in Section 4.1(a) through 4.1(i) of the Deposit Agreement.
     6.8 Information.
     Borrower will deliver to Agent the following information (and Agent shall promptly deliver copies thereof to Lenders):
     (a) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year, a balance sheet of Borrower as of the end of such fiscal year, the related statements of income, operations (relating to each item of the approved Rova I Operating Budget and of the approved Rova II Operating Budget and operating plans), equity and changes in financial position for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, and prepared in accordance with generally accepted United States accounting principles, consistently applied, and, to be audited by, and to carry the unqualified report (or qualified report reasonably acceptable to Agent) of, independent public accountants of nationally recognized standing, with the foregoing financial statements to be consolidated, if such person has consolidated reports;
     (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year, a balance sheet of Borrower as of the end of such quarter and the related statements of income, operations (relating to each item of the approved Rova I Operating Budget and Rova II Operating Budget and operating plans), equity and changes in financial position for such quarter and for the portion of the year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding portion of the previous year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted United States accounting principles and consistency by the chief financial officer, treasurer or chief accounting officer of such Person, with the foregoing financial statements to be consolidated, if such Person has consolidated reports;
     (c) Certificate of No Default; Project Summary. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer, treasurer or chief accounting officer of such Person stating that, to the best of such officer’s knowledge, no Default or Event of Default with respect to such Person under any of the Loan Instruments or Project Documents to which such Person is a party exists or is imminent on the date of such certificate or has occurred since the date of the last such certificate, and with the delivery of each set of financial statements of Borrower (i) referred to in paragraph (a) above, if requested by Agent within 30 days after the end of the relevant fiscal year, a certificate of the independent public accountants making the report thereon stating that in making the examination necessary for said report they did not discover any failure of Borrower to fulfill or observe any of the covenants contained in this Article 6 except as specifically stated therein, and (ii) referred to in paragraphs (a) and (b) above, a project summary information form, substantially in the form of Schedule 6.8(c) attached hereto, for the quarter ended on the respective dates of such financial statements;
     (d) Other Financial Statements. A copy of the annual and quarterly Financial Statements of each of the Obligors (other than the Partners) other than any Obligor whose Financial Statements are publicly available, consolidated where any such party has subsidiaries, within 30 days of publication of such statements, subject to the qualification in Section 6.8(p) hereof; provided, that with respect to the Coal Supply Guarantor and the Coal Supplier such quarterly financial statements shall only be provided to the extent available and (x) within 60 days after the end of each of the first three fiscal quarters of each fiscal year and within 120 days after the end of each fiscal year, a certificate signed by an Authorized Officer of the Coal Supply Guarantor stating that it is in compliance with its covenants set forth in Section 8 of each of the Rova I Coal Supply Guaranty and the Rova II Coal Supply Guaranty as of such quarter or year and setting forth the information (including reasonably detailed calculations) required in order to establish such compliance or if non-compliance is imminent on the date of such certificate or has occurred as of such quarter or year setting forth the details thereof and the action which the Coal Supply Guarantor is taking or proposes to take with respect thereto and (y) within 30 days after a request by Agent, (no more often than quarterly) and within 90 days after the end of each Contract Year, a certificate signed by Coal Supplier’s president or vice president stating that Coal Supplier has fulfilled its obligations under Section 5.2 of each Coal Supply Agreement and setting forth the portion, if any, of Coal Supplier’s dedication requirement thereunder that has been satisfied by KCCC;
     (e) Notice of Default. Promptly upon the occurrence of any Default or Event of Default or any breach or default (or event that with the passage of time, the giving of notice or both would constitute a breach or default) hereunder or under any of the other Loan Instruments or Project Documents by Borrower or (where Borrower is aware) by any other party thereto, a certificate of the chief financial officer, treasurer or chief accounting officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;
     (f) Notice of Material Adverse Change. Promptly upon Borrower becoming aware of any information or knowledge of any adverse change in the business or condition (financial or otherwise) of any party to any of the Loan Instruments or Project Documents material to such party’s ability to perform thereunder or material to the Rova I Facility or material to the Rova II Facility, notice thereof;

     (g) Reports Regarding Governmental Authorities. Promptly upon the filing by Borrower, and promptly upon receipt by Borrower of knowledge of the filing by any party to any Project Documents, of any material information or material report with any Governmental Authority regarding the Rova I Facility, the Rova II Facility, the Property, any of the Loan Instruments or Project Documents, or any of such party’s obligations thereunder or regarding any material adverse change in the condition (financial or otherwise) of such party, a copy of such information or report, or if a copy is not available to Borrower, a written summary of its knowledge regarding such information or report; promptly, copies of each Governmental Requirement obtained by Borrower; and promptly, any official notice or claim by any Governmental Authority received by or known to Borrower or any Partner pertaining to the Property, the Rova I Facility, the Rova II Facility, any of the Project Documents or Loan Instruments or any of the parties thereto and having a material or substantial effect on any of the foregoing;
     (h) Operating Budget. Not less than 30 days prior to the commencement of each calendar year, the Rova I Operating Budget substantially in the form attached hereto as Schedule 6.8(h)(i) and the Rova II Operating Budget substantially in the form attached hereto as Schedule 6.8(h)(ii) and the Facilities Operating Budget shall be prepared for the upcoming calendar year and submitted to the Agent and the Independent Engineer. Each Rova I Operating Budget shall specify the estimated power sales pursuant to the Rova I Power Purchase Agreement, the estimated rates and revenues for each category of such sales, a manpower forecast and a periodic inspection, maintenance and repair schedule setting forth all material tasks necessary to comply with Borrower’s obligations in respect of the Rova I Facility hereunder. Each Rova II Operating Budget shall specify the estimated power sales pursuant to the Rova II Power Purchase Agreement, the estimated rates and revenues for each category of such sales, a manpower forecast and a periodic inspection, maintenance and repair schedule setting forth all material tasks necessary to comply with Borrower’s obligations in respect of the Rova II Facility hereunder. Each Rova I Operating Budget and Rova II Operating Budget submitted by Borrower shall contain complete, fair and accurate projections (by principal items) of the projected Gross Revenues attributable to the Rova I Facility and to the Rova II Facility, Projected Rova I Operating Costs and Projected Rova II Operating Costs, respectively, and Debt Service projected for each month of such Operating Budget. Agent and the Independent Engineer shall have 30 days from the date each Operating Budget is submitted by Borrower to approve any such budget, which approval shall not be unreasonably withheld. If Agent and the Independent Engineer do not approve an Operating Budget, Agent shall notify Borrower thereof. Until such Operating Budget is so approved, the Operating Budget most recently in effect shall continue to apply, except that any items of the then proposed Operating Budget that have been approved shall also be given effect. From time to time, Borrower may propose one or more amendments to an Operating Budget, and Agent and the Independent Engineer may reject such proposal within ten days of it being made by Borrower, if such rejection is reasonable, and, if no such rejection is made, such amendment(s) shall become effective. In addition, Borrower shall report to Agent as soon as practicable each month (but in no event later than 30 days after the end of each month) its net operating income for the immediately preceding month in respect of the Rova I Facility, the Rova II Facility and in the aggregate and whether such income was within 10% of the projected level, such report to be in the form of Schedule 6.8(h)(iii) hereto, which may be attached to, or the substance of which may be incorporated in, the report required to be delivered pursuant to Section 6.8(i) hereof;

     (i) Reports from Operator. Promptly upon receipt thereof from Operator but in no event later than 45 days after each month, a copy of each monthly report provided by Operator pursuant to the Operating Contract, substantially in the form of Schedule 6.8(i) attached hereto, and any other report as to significant operating, maintenance and management events, pursuant to the Operating Contract or otherwise;
     (j) Power Purchase Agreements. On or before the tenth day of each month, a report (i) setting forth each Forced Outage and Scheduled Outage to occur under (and as defined in) the Rova I Power Purchase Agreement and the Rova II Power Purchase Agreement during the preceding month with an explanation of the cause of each such outage (including whether such cause constitutes a Force Majeure under (and as defined in) the Rova I Power Purchase Agreement and the Rova II Power Purchase Agreement, respectively, (ii) keeping Agent currently informed with regard to any tests conducted under the Rova I Power Purchase Agreement and the Rova II Power Purchase Agreement, the likelihood of making any payments (refunds of capacity payments or otherwise) to Virginia Power in the ensuing 12 month period, and the likelihood of attaining Dependable Capacity under and (as defined in) the Rova I Power Purchase Agreement and the Rova II Power Purchase Agreement, (iii) stating whether a Rova I Disallowance or a Rova II Disallowance has occurred and, if so, all details pertaining thereto and, if not, describing any action (of which Borrower or any of its Affiliates has knowledge) by a government or regulatory authority to investigate whether there should be a Rova I Disallowance or a Rova II Disallowance and the status of any such action, (iv) stating whether the Borrower’s MBR Authority, EWG status, Rova I Power Purchase Agreement or Rova II Power Purchase Agreement rates are set for or as placed by FERC under public investigation or have been otherwise modified by FERC, (v) describing Virginia Power’s dispatch of the Rova I Facility and the Rova II Facility during the preceding month, and the schedule of operations provided by Virginia Power pursuant to Section 7.6 of the Rova I Power Purchase Agreement and pursuant to Section 7.5 of the Rova II Power Purchase Agreement for such month, and (vi) stating the amount of steam delivered to the Steam Host from the Rova I Facility and the amount of steam delivered to the Steam Host from the Rova II Facility, in each case during the preceding month;
     (k) Cash Flow Projections. Not less than 30 days prior to the commencement of each calendar year, a certificate of the chief financial officer of Borrower to the effect that, based upon attached pro forma income statements (which shall include estimated real estate and personal property tax liabilities) and annual cash flow projection during its following fiscal year (i) Borrower should have positive Discretionary Cash Flow; (ii) Borrower should be in compliance with the covenants set forth in this Article 6; and (iii) Borrower should be able to pay its Debts and other obligations as they become due;
     (l) Casualty or Condemnation. Promptly, notice of any fire or other casualty or any notice of taking of eminent domain action or similar proceeding affecting the Property, the Rova I Facility or the Rova II Facility;
     (m) Notices. Promptly after receipt thereof, a copy of each material notice, demand or other communication delivered to Borrower pursuant to or concerning any Project Document;

     (n) Disputes and Litigation. Promptly, (i) notice of any material dispute involving Borrower or any other party to any of the Project Documents or Loan Instruments and relating to any of the transactions contemplated by any such document or instrument and (ii) notice of any litigation, claim or controversy involving Borrower, any Partner, the Property, the Rova I Facility, the Rova II Facility or any litigation of which Borrower is aware involving any other party to any of the Loan Instruments or Project Documents and which might have a material adverse effect upon the condition of Borrower or affect the ability of any other party to any of the Loan Instruments or Project Documents to perform its respective obligations thereunder or which might cause an Event of Default;
     (o) ERISA Events. (i) promptly and in any event within 10 days after Borrower knows or has reason to know of the occurrence of a Reportable Event with respect to a Plan, a copy of any materials required to be filed with the PBGC with respect to such Reportable Event, together with a statement of the chief financial officer of Borrower setting forth details as to such Reportable Event and the action which Borrower proposes to take with respect thereto; (ii) at least 10 days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, a copy of such notice; (iii) promptly upon the reasonable request of Agent, and in no event more than 10 days after such request, copies of each annual report on Form 5500 that is filed with the Internal Revenue Service, together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such Form 5500; (iv) promptly and in any event within 10 days after Borrower knows or has reason to know of any event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of Borrower describing such event or condition; (v) promptly and in no event more than 10 days after Borrower’s or any ERISA Affiliate’s receipt thereof, the notice concerning the imposition of any withdrawal liability under section 4202 of ERISA; and (vi) promptly after receipt thereof, a copy of any notice Borrower or any ERISA Affiliate may receive from the PBGC or the U.S. Department of Labor or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this Section 6.8(o) shall not apply to notices of general application promulgated by the PBGC or the U.S. Department of Labor or the Internal Revenue Service; and
     (p) Additional Information. Within a reasonable time after request therefor, such additional information regarding the business, properties, condition (financial or otherwise) and operations, present or prospective, of Borrower, any Obligor and any other party to any Loan Instrument or Project Document as Agent may reasonably request, including the provision from time to time of “compliance certificates” described in Section 6.8(c) hereof, provided that the failure of Borrower to provide information (including pursuant to Section 6.8(d) hereof) from any party to a Loan Instrument or Project Document which is not an Affiliate of Borrower, after use of commercially reasonable efforts, shall not constitute an Event of Default as long as Borrower, at the request of Agent, continues such efforts.
     6.9 Borrower’s Bank Accounts.
     Borrower shall maintain all its bank accounts with the Depositary, except that Borrower may maintain (a) one or more bank accounts at a bank reasonably acceptable to the Agent (upon the prior written approval of the Agent, without further consent or approval by any

Lender) which such bank accounts may be established, and may be terminated or cancelled (upon the prior written consent of the Agent, without any further consent or approval by any Lender) (the “Local Bank Accounts”) for the purpose of paying Operating Costs, the balance on deposit in which shall not exceed $1,000,000 in the aggregate at any time, provided that prior to depositing any funds in the Local Bank Accounts Borrower and such banks shall have entered into a blocked account agreement in form and substance reasonably satisfactory to Agent; (b) the VEPCO Cash Collateral Account; and (c) one or more bank accounts for the deposit of funds transferable by Borrower pursuant to the last sentence of Section 4.1 of the Deposit Agreement.
     6.10 Maintenance of Records; Inspection.
     (a) Maintenance of Records. At all times Borrower shall maintain financial records in accordance with generally accepted United States accounting principles applied consistently with those reflected in the Borrower’s Financial Statements referred to in Section 6.8 hereof.
     (b) Inspection. During normal business hours and upon reasonable notice, at least annually and more often if the Independent Engineer or Agent shall request, Borrower shall permit any authorized representative designated by Agent or the Independent Engineer to visit and inspect the Property, the Rova I Facility and the Rova II Facility, including Borrower’s books, and to make extracts from such books and to discuss Borrower’s affairs, finances and accounts with its officers and independent certified public accountants, or other parties preparing statements for or on behalf of Borrower.
     6.11 Liens.
     Borrower shall not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, including the Rova I Facility, the Rova II Facility, the Property and any funds due to Borrower (including, without limitation, Cash Revenues) except the following Liens (collectively, the “Permitted Liens”):
     (a) Liens as contemplated in the Loan Instruments including without limitation the Original Deed of Trust, the Additional Deed of Trust, the Additional Deed of Trust (2008) and the Virginia Power Mortgage (as modified by the Virginia Power Subordination Agreement);
     (b) Liens for current taxes, assessments and governmental charges which are not delinquent and remain payable without penalty or are being contested in good faith by appropriate proceedings and for which adequate reserves, bonds or other security reasonably satisfactory to Agent have been provided;
     (c) purchase money security interests in real or personal property when the obligation secured is incurred for the purchase of such property and does not exceed 100% of the lesser of cost or fair market value thereof at the time of acquisition, and the security interest does not extend beyond the property involved, provided that such Liens shall not at any time exceed the maximum aggregate amount of $750,000;

     (d) mechanics’, materialmen’s and similar Liens; provided that, unless bonded or otherwise secured to the reasonable satisfaction of Agent, such Liens shall not at any time exceed the maximum aggregate amount of $300,000, provided, that upon the commencement of any proceeding to foreclose or enforce any such Permitted Lien, Agent may take such action as it deems necessary to protect its interest in the Property, the Rova I Facility and the Rova II Facility, including, without limitation, payment of amounts reasonably necessary to release any such Lien, and in such event Borrower shall reimburse Agent upon demand for the cost thereof together with interest thereon at a rate per annum equal to the Default Interest Rate;
     (e) deposits or pledges to secure statutory obligations or appeals; release of attachments, stay of execution or injunction; performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases; or for purposes of like general nature in the ordinary course of its business, provided that such Liens shall not at any time exceed the maximum aggregate amount of $300,000;
     (f) exceptions to title contained in the Title Insurance and accepted by Agent;
     (g) the Lien for the benefit of the issuing bank on the VEPCO Cash Collateral Account; and
     (h) the creation, assumption or existence of any other Lien for which the prior written consent of the Majority Lenders has been obtained.
     6.12 Other Debt; Conditional Sale Contracts.
     (a) Other Debt. Borrower shall not incur any Debt without the prior written consent of Agent, except for the following:
     (i) Debt incurred pursuant to the Loan Instruments;
     (ii) Debt to the extent secured by Permitted Liens; and
     (iii) Debt to Partners or Affiliates of Partners incurred by Borrower in order to pay Rova I Operating Costs or Rova II Operating Costs.
provided that (x) no such Debt may be incurred while any Event of Default exists (except with regard to Debt described in clause (iii) immediately above) and (y) no such Debt described in clause (iii) immediately above may be incurred (or, once incurred in accordance with the provisions hereof, assigned) unless it is fully subordinated, pursuant to documents in form and substance satisfactory to Agent and containing the subordination provisions set forth in Schedule 6.12 hereto or such other subordination provisions satisfactory to the Majority Lenders, to all of Borrower’s obligations under this Agreement and the other Loan Instruments.
     (b) Conditional Sale Contracts. Except as otherwise provided in this Agreement, no materials, equipment or fixtures shall be supplied or purchased for the construction or operation of the Rova I Facility or the Rova II Facility pursuant to security agreements, conditional sale contracts, lease agreements or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any materials, equipment or fixtures intended to be utilized in the construction or operation of the Rova I Facility or the Rova II Facility.
     (c) Guarantees. Borrower will not agree, contingently or otherwise, to purchase or repurchase the Debt of, or assume, guaranty (directly or indirectly or by instrument having the effect of assuring another’s payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become or remain liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person except (i) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (ii) indemnities to federal, state or local governmental agencies or authorities relating to any expenses incurred that are incidental to obtaining easements for the benefit of the Rova I Facility or the Rova II Facility, and (iii) indemnities, guarantees or other similar obligations set forth in the Loan Instruments, Project Documents or any Permitted Contract.
     6.13 Mergers, Sales of Assets; Permitted Activities.
     (a) Merger; Sales of Assets. Borrower shall not terminate, dissolve, consolidate or merge with or into any other Person, materially amend its Partnership Agreement or any organization document, issue any new partnership interests, sell, lease or otherwise transfer any assets to any other Person (except assets that are obsolete or no longer used by or useful to Borrower and which are replaced by adequate substitutes of at least equal value and utility to the replaced assets when new) or form any subsidiary without the prior consent of the Majority Lenders. In addition, if Borrower amends or otherwise modifies any organization document in any non-material manner, Borrower shall provide prompt notice to Agent thereof.
     (b) Other Business. Borrower shall not engage in any business other than the development, construction and operation of the Rova I Facility and the Rova II Facility strictly in accordance with the Loan Instruments and Project Documents.
     (c) Chief Executive Office, Place of Business. Borrower shall not change its name or change the location of its chief executive office or principal place of business without the prior written consent of Agent; provided that Borrower may change its principal place of business and/or its chief executive office to another location in the State of Colorado after giving Agent 60 days’ advance notice of such change. Borrower shall not adopt or change any trade name or fictitious business name without the prior written consent of Agent. Borrower shall execute and deliver to Agent any additional documents or certificates necessary or advisable to reflect any permitted adoption of or change in principal place of business, trade name or fictitious business name.
     (d) Fiscal Year. Borrower’s fiscal year shall be the calendar year.
     6.14 Insurance.
     Borrower shall maintain or cause to be maintained the required Insurance Policies from the dates indicated in, and in accordance with, Schedule 6.14 hereto, and such other insurance policies as Agent may reasonably require and that are available on commercially reasonable terms to cover new, materially different or increased risks or contingencies arising or occurring after the Closing Date that are not covered to the reasonable satisfaction of Agent by existing policies. Borrower shall, upon the request of Agent, promptly provide a schedule indicating the policies maintained by Borrower, coverage limits of liability, effective dates of coverage, insurance carrier names and policy numbers. Borrower shall cause Agent to be named as loss payee or as an additional named insured, for the account of the Lenders and Agent itself as their interests may appear, under said policies. All Insurance Policies shall contain the standard New York mortgagee non-contribution clause endorsement or its equivalent and shall provide for at least 30 days’ written notice to Agent of cancellation, reduction in amount or material change in coverage. A certificate of insurance evidencing the extension or continuation of Insurance Policies shall be delivered to Agent prior to the expiration thereof and Borrower shall deliver the Insurance Policies to Agent promptly upon its request.
     6.15 Obligations Upon Casualty.
     In the event of a casualty loss affecting the Rova I Facility or the Rova II Facility or a condemnation of the Rova I Facility, the Rova II Facility or the Property, if the restoration of such Facility or Property is feasible, in the reasonable opinion of the Independent Engineer and Agent, after deducting from any such insurance or condemnation proceeds (the “Proceeds”) the reasonable expenses incurred by Agent and Borrower in collecting and disbursing such Proceeds or otherwise in connection therewith, the Proceeds shall be released to Borrower from time to time in installments sufficient to pay for restoration as it progresses upon the conditions set forth below (except that the following provisions shall not apply to the extent such proceeds aggregating less than $2,000,000 are released directly to Borrower pursuant to Section 4.6 of the Deposit Agreement):
     (a) Agent shall have received satisfactory assurances that all payments required to be made hereunder in connection with the Loan Instruments continue to be made by Borrower in a timely manner and that no Event of Default shall occur during or as a result of such restoration.
     (b) Agent, prior to the initial release of Proceeds, receives evidence satisfactory to it and the Independent Engineer that:
     (i) the Proceeds are sufficient to complete within a reasonable period of time the restoration of the Rova I Facility, the Rova II Facility and the Property, as applicable, to the condition that existed immediately prior to the casualty, or Borrower provides assurances reasonably acceptable to Agent and the Independent Engineer that the amount of any deficiency will be available to Borrower when needed for such completion;
     (ii) the capability of the Rova I Facility, the Rova II Facility and the Property to operate in a manner so as to allow Borrower to fulfill its obligations under the Project Documents, and the productive capacity, utility and remaining useful life of the Rova I Facility and the Rova II Facility after restoration (after taking into account relevant factors including without limitation any cancellations, terminations or other consequences of such casualty loss with respect to any Project Document)

will not be materially less than such capability immediately prior to the casualty; and
     (iii) a restoration budget and work plan satisfactory to Agent and the Independent Engineer has been prepared for the complete restoration of the Rova I Facility, the Rova II Facility and the Property, as applicable.
     (c) For each subsequent release of Proceeds, in addition to evidence and certification required by paragraphs (a) and (d) hereof, Agent receives:
     (iv) a certificate in form and substance satisfactory to Agent and the Independent Engineer (the “Certificate”) of Borrower dated not more than ten days prior to the application for such release stating the progress of the work up to the date of the Certificate and certifying that:
     (B) the sum then requested to be released either has been paid by Borrower and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other named persons who have rendered services or furnished materials in connection with the approved restoration budget and work plan;
     (C) the sum then requested to be released, plus all sums previously withdrawn, does not exceed the cost of the work actually finished up to the date of the Certificate, and that the remainder of the funds then held by Agent will be sufficient to pay in full for the completion of the work (or Borrower provides assurances reasonably acceptable to Agent that the amount of any deficiency will be available to Borrower when needed for such completion);
     (D) no part of the cost of the services and materials described in the Certificate has been the basis for the release of any funds in any previous application;
     (E) all materials and all property described in the Certificate are free and clear of all Liens (other than Permitted Liens), except for Liens securing indebtedness due to persons (the several amounts due them being stated) specified in such Certificate and which will be discharged upon payment of such indebtedness; and
     (F) there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the work which, if unpaid, might become the basis of a vendor’s, mechanic’s, laborer’s or materialman’s statutory or other similar Lien upon either the Rova I Facility, the Rova II Facility or the Property (other than Permitted Liens).

     (v) evidence satisfactory to Agent and the Independent Engineer that Borrower has fulfilled such additional conditions as Agent may reasonably impose to provide assurance that the Proceeds will be used to restore the Rova I Facility, the Rova II Facility and the Property, as applicable, to the same condition as existed prior to the damage including, without limitation, Agent’s and the Independent Engineer’s prior approval of plans, specifications and construction contracts for such restoration and Agent’s and the Independent Engineer’s periodic inspections of such restoration work as it progresses.
     (d) Prior to the final release (in addition to evidence and certification required by paragraph (c) hereof) Agent receives:
     (vi) evidence satisfactory to Agent and the Independent Engineer that the restoration has been completed and the Rova I Facility, the Rova II Facility and the Property conform to all applicable Governmental Requirements; and
     (vii) a certification by the Independent Engineer that the restoration has been completed in accordance with the budget and the work plan delivered pursuant to Section 6.15(b)(iii) hereof (as such budget and work plan may have been modified from time to time with the approval of Agent).
     (e) The release of Proceeds shall be made within ten days after Agent receives a proper application therefor. All releases of Proceeds (except for final payment) shall be subject to a 10% retainage.
     (f) If the amount of Proceeds exceeds the amount necessary to effect restoration and reimburse Agent for its expenses, then such excess shall be paid over to Borrower after such restoration is completed as follows:
     (viii) upon compliance with the foregoing provisions, Agent shall, at Borrower’s request, pay out of the funds held by it, to the persons named in the Certificate, the amounts stated in such Certificate to be due to them and/or shall pay to Borrower the amount stated in said Certificate to have been paid by Borrower; and
     (ix) all business interruption insurance proceeds, to the extent paid, shall be jointly payable to Borrower and Agent and shall be deposited in the Project Control Account.
     6.16 Taxes.
     Borrower shall pay and discharge all taxes, assessments and governmental charges upon it, its income, if any, and properties prior to the date on which penalties are attached thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of Borrower. Borrower shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment or governmental charge by proper proceedings, timely instituted, and may permit the taxes, assessments or governmental charges so contested to remain unpaid during the period of such contest if (a) Borrower diligently prosecutes such contest, (b) adequate reserves, in the reasonable determination of Agent, are maintained with respect thereto and (c) during the period of such contest the enforcement of any contested item is effectively stayed. Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment and governmental charge and cause the same to be satisfied of record.
     6.17 Additional Provisions Regarding Project Documents.
     (a) Step-In Rights. Borrower shall not exercise any Step-in rights under the Rova I Coal Supply Agreement or the Rova II Coal Supply Agreement with respect to the Rail Transportation Agreement or with respect to the Step-In Rights Agreement without the prior written consent of the Majority Lenders, and upon written instructions from the Majority Lenders shall exercise such rights, and in each instance the duration of such step-in shall be subject to approval by the Majority Lenders. In addition, all documents provided to Borrower pursuant to Section 2 of the Rova I Three Party Agreement and Section 2 of the Rova II Three Party Agreement shall be in form and substance, and shall be accompanied by opinions of counsel reasonably satisfactory to Agent, and shall contemplate an assignment by Borrower to the Secured Parties of all Borrower’s rights under said documents.
     (b) Energy Services Agreement; Extension. Upon Agent’s request, Borrower shall extend the term of the Energy Services Agreement pursuant to Section 2.2 thereof. In addition, Borrower shall immediately notify Agent and the Lenders when it receives any notice pursuant to Section 10.3 of the Energy Services Agreement.
     (c) Water Service Agreement. Borrower shall promptly provide copies to Agent and the Independent Engineer of all information, reports and certifications received by it pursuant to Section 2, 3 or 6 of the Water Service Agreement, and shall not terminate nor take any action which shall allow the Town of Weldon to terminate the Water Service Agreement, and shall not without Agent’s and the Independent Engineer’s consent, not to be unreasonably withheld, give any approval under said Section 2, 3 or 6.
     (d) Ash Disposal Agreement. Borrower shall promptly provide to the Independent Engineer all materials received by Borrower or subject to its review and comment under any of Sections 3(b), 4(b), 4(c), 4(e), 4(f) and 4(h) of the Ash Disposal Agreement, and shall consult with the Independent Engineer in the course of exercising its rights to review, comment, approve or request additions or changes under such Sections.
     (e) Lime Supply and Transportation Agreements. At least 180 days prior to the expiration of the term of each of the Rova I Lime Supply Agreement and the Rova II Lime Supply Agreement, Borrower shall enter into a binding agreement, in form and substance satisfactory to Agent, providing for the purchase by Borrower and the sale and delivery by Lime Supplier of lime for the Rova I Facility and for the Rova II Facility, respectively, for a term equal to at least two years and in the quantities and of the qualities satisfactory to the Independent Engineer and the Environmental Consultant. Such agreement shall be accompanied by Lime Supplier’s consent to the assignment thereof by Borrower to Agent for the benefit of the Secured

Parties and with such opinions of counsel as may be reasonably requested by Agent. At least 180 days prior to the expiration of the term of the Lime Transportation Agreement Borrower shall enter unto a binding agreement in form and substance satisfactory to Agent providing for the transportation by Railroad of lime to the Rova I Facility and to the Rova II Facility for a term equal to at least two years. Such agreement shall be accompanied by the Railroad’s consent to the assignment thereof by Borrower to Agent for the benefit of the Secured Parties and with such opinions of counsel as may be reasonably requested by Agent. At least 180 days prior to the expiration of the term of the Rova I Lime Railcar Lease Agreement, Borrower shall submit to Agent for its approval (which shall not be unreasonably withheld) the new rates and terms which have been mutually agreed to by the parties to the Rova I Lime Railcar Lease Agreement for the renewal period. In the event the Agent approves such rates and terms and the renewal of the Rova I Lime Railcar Lease Agreement, Borrower shall exercise its right of first refusal to renew the Rova I Lime Railcar Lease Agreement in accordance with Section 5 thereof. In the event Agent disapproves the renewal of the Rova I Lime Railcar Lease Agreement or, if at any time during the term of the Rova I Lime Railcar Lease Agreement the financial condition of the lessor could, in Agent’s determination, reasonably be expected to cause unavailability in whole or in part of the railcars being supplied thereunder or other nonperformance by the lessor, then Borrower shall promptly (and in no event later than the expiration of the term or such unavailability or non-performance, as the case may be) enter into arrangements in form and substance satisfactory to the Agent and Independent Engineer for the transportation of lime to the Rova I Facility. If the Obligations have not been fully discharged by the expiration of the term of any of said agreements, replacement agreements shall continue to be provided by Borrower from time to time in the manner contemplated in this Section 6.17(e) for similar durations until all the Obligations have been discharged.
     (f) Rail Transportation Agreement. Borrower shall promptly give Agent notice of Borrower’s receipt of any notice of default under Section 14.1 of the Rail Transportation Agreement.
     (g) Coal Supply Agreements. Borrower shall promptly give Agent notice of Borrower’s receipt of any shipment of Unacceptable Coal under the Rova I Coal Supply Agreement and/or the Rova II Coal Supply Agreement and, prior to electing to accept any such shipment of Unacceptable Coal, Borrower shall obtain the approval of Agent and the Independent Engineer; provided that in the event the Independent Engineer or Agent does not respond to such a request for approval within the later of 48 hours or one Business Day after the request has been received by the Agent and the Independent Engineer, then Borrower may elect to accept such shipment of Unacceptable Coal without obtaining the approval of the Person who did not respond to such request within such time period. Furthermore, Borrower shall, promptly upon obtaining knowledge thereof, give the Agent notice of the occurrence of any Subcontractor Default under (and as defined in) the Rova I Coal Supply Agreement and/or the Rova II Coal Supply Agreement Borrower shall, at all times after the Rova I Commercial Operations Date during the term of the Agreement, maintain at least a 15-day inventory of Subject Coal at the Rova I Facility and at the Rova II Facility.

     6.18 Other Contracts.
     (a) Additional Contracts. Borrower shall become party to no contract, agreement or commitment, except upon such terms and with such parties as shall be approved in writing by the Agent (in consultation with the Independent Engineer), other than (i) the agreements identified in the definition of the terms Rova I Project Documents and Rova II Project Documents (excluding the last item on such lists), (ii) the Standby Letter of Credit Agreement and (iii) any Permitted Contract.
     (b) Project Document Amendment, Termination, Waiver, Etc. Without the prior written consent of the Majority Lenders, Borrower (i) shall not waive any material default or event of default of any party to any Project Document and (ii) shall not agree or consent to (A) any amendment or modification of, or supplement to, any of the Project Documents, in a manner that could, in the opinion of Agent, have a material adverse effect on Borrower, the Property, the Rova I Facility, the Rova II Facility or the ability of Borrower to perform its obligations under the Loan Instruments or the ability of any party to perform its respective obligations under any Project Document and (B) any termination or cancellation of, or assignment (except as where Borrower has a right to consent to an assignment and such consent is not to be unreasonably withheld, in which instance the consent of the Majority Lenders shall not be unreasonably withheld) of the rights or obligations of any party to, any Project Document or Loan Instrument. Borrower shall not agree or consent to any amendment or modification of, or supplement to, any of the Project Documents which does not require consent of the Majority Lenders, without the prior written consent of Agent.
     (c) Acquisition of Property. If Borrower shall at any time acquire any real property or leasehold or other interests therein not covered by the Original Deed of Trust or the Additional Deed of Trust or the Additional Deed of Trust (2008), Borrower shall, in addition to fulfilling the requirements set forth in Section 6.18(a) hereof, promptly upon such acquisition notify Agent and promptly upon the request of Agent execute, deliver and record a supplement to the Original Deed of Trust each Additional Deed of Trust, satisfactory in form and substance to Agent, subjecting such real property or leasehold or other interests to the loan and security interest created by the Original Deed of Trust, Additional Deed of Trust and the Additional Deed of Trust (2008).
     6.19 Additional Documents; Filings and Recordings.
     Borrower shall execute and deliver to Agent, from time to time as requested by the Agent, such other documents as shall reasonably be necessary or advisable in connection with the rights and remedies of the Secured Parties, granted or provided for by the Loan Instruments or the Project Documents, as applicable, and to consummate the transactions contemplated therein. Borrower shall, at its own expense, take all reasonable actions that have been or shall be requested by Agent or that Borrower knows are necessary to establish, maintain, protect, perfect and continue the perfection of the first priority security interests of the Secured Parties created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable Agent and any other appropriate Secured Party to effect any such action. Without limiting the generality of the foregoing, Borrower shall execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for Agent) to establish, maintain and perfect such security interests and in all other places that Agent shall reasonably request.
     6.20 Assignment by Borrower.
     Borrower shall not assign any of its rights or obligations under any Loan Instrument or Project Document without the prior written consent of the Majority Lenders.
     6.21 Transactions with Affiliates and Others.
     Borrower shall not, directly or indirectly, purchase, acquire, exchange or lease any property from, or sell, transfer or lease any property to, or borrow any money from, or enter into any arrangement or series of arrangements with, any Affiliate or any officer, director or employee of Borrower or any Affiliate thereof, except for (a) the Rova I Coal Subcontract, the Rova II Coal Subcontract, the Rova I Coal Subcontract Guaranty, the Rova II Coal Subcontract Guaranty, the Rova I Three Party Agreement, and the transactions contemplated thereby), the Rova II Three Party Agreement (and the transactions contemplated thereby), the Step-In Rights Agreement and the Venture Management Agreement, and (b) transactions in the ordinary course of business and upon fair and reasonable terms no less favorable than Borrower could obtain, or could become entitled to, in an arm’s length transaction with a Person which is not an Affiliate of Borrower, provided that Borrower shall give Agent prompt notice of any such transaction and the material terms thereof, without derogating from the provisions of Section 6.18(a) hereof. In addition, Borrower shall not select any arbitrator under any arbitration clause in any Project Document to which an Affiliate of Borrower is party without the prior written consent of Agent, which consent shall not be unreasonably withheld.
     6.22 Advertising; Press Releases.
     Neither Borrower nor any Affiliate of Borrower or any Secured Party shall issue or consent to the issuance of any press release or other announcement or advertisement that refers to the Rova I Facility or the Rova II Facility and to the provision of financing by the Secured Parties without the prior written consent of Borrower and Agent which shall not be unreasonably withheld.
     6.23 Costs and Expenses; Indemnity.
     (a) Costs and Expenses. Borrower shall pay to Agent (for the account of the Secured Parties, as appropriate) when due, all costs and expenses in connection with the maintenance and administration of the transactions contemplated by the Loan Instruments (including any costs and expenses incurred in a bankruptcy case), the negotiation, preparation, execution and delivery of the Loan Instruments, the issuance of the Notes, any waiver or amendment of or supplement or modification to any of the Loan Instruments or Project Documents, the review of any of the other agreements, instruments or documents referred to in any Loan Instrument or Project Document or relating to the transactions contemplated hereby or thereby, the exercise or enforcement of any right, claim, power or remedy under the Loan Instruments (including the Security Documents), the enforcement of payment or other terms under the Loan Instruments, the curing by any of the Secured Parties of any Default or Event of Default including, without limitation, (i) all fees for filing or recording the Loan Instruments, (ii) all fees and expenses of counsel to each of the Secured Parties, (iii) all fees and expenses of the Independent Engineer, the Environmental Consultant and the Insurance Advisor and any other special consultants engaged in connection with the transactions contemplated by any Loan Instrument or Project Document or in connection with the review and analysis of any issues, questions or problems that may arise in connection with the construction or operation of the Rova I Facility or the Rova II Facility, (iv) all title insurance and title examination charges, including premiums for title insurance, (v) all survey costs and expenses, (vi) all premiums for the Insurance Policies, (vii) telephone, telecopy, duplicating and travel expenses and (viii) all other costs and expenses payable to third parties incurred by any of the Secured Parties in connection with the consummation of the transactions contemplated by the Loan Instruments, including, without limitation, all renewals, extensions, modifications, increases, conversions or refinancings thereof.
     (b) Indemnification. Borrower hereby agrees to indemnify and hold harmless the Secured Parties and the Deed of Trust Trustees and, in their capacity as such, their officers, directors, shareholders, controlling persons, employees, agents (including, without limitation, the Independent Engineer and the Environmental Consultant) and servants (each an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs or expenses (including without limitation reasonable attorneys’ and consultants’ fees and expenses) whatsoever which any Indemnified Party may incur (or which may be claimed against any Indemnified Party by any person or entity whatsoever) by reason of, in connection with or in any way relating to any Loan Instrument or Project Document, or the Rova I Facility, the Rova II Facility or the Property, or any other documents or transactions in connection with or relating thereto, unless due to the gross negligence or willful misconduct of such Indemnified Party. No Indemnified Party shall compromise or settle any action for which indemnification is or may be sought hereunder without the prior consent of Borrower, which consent shall not be unreasonably withheld.
     (c) Survival. The provisions of this Section 6.23 shall survive the payment in full of all amounts due under any Loan Instrument and the release of all collateral under the Security Documents.
     6.24 FERC Compliance. Borrower shall maintain its EWG status and MBR Authority in full force and effect.
ARTICLE 7
RIGHTS AND REMEDIES OF THE LENDERS
     7.1 Events of Default.
     Each of the following events and occurrences shall constitute an Event of Default:
     (a) Non-Payment. (i) Any interest on any indebtedness of Borrower evidenced by any of the Loan Instruments is not paid when due, whether by acceleration or otherwise, and remains outstanding for three or more Banking Days, or (ii) any other indebtedness of Borrower evidenced by any of the Loan Instruments or any other amount payable under any of the Loan Instruments is not paid when due, whether by acceleration or otherwise.
     (b) Breach of Loan Covenants. (i) Borrower shall fail to perform or observe the covenants set forth in 5.3(a)(i) (Maintenance of Existence), 5.8(e) (Notice of Default), 5.10(b) (Inspection), 5.12 (Other Debt, Conditional Sale Contracts), 5.13(a) (Merger, Sales of Assets), 5.16 (Taxes), 5.17 (Additional Provisions Regarding Project Documents) and 5.18 (Other Contracts) hereof and such failure shall not be remediable or, if remediable, shall continue unremedied for a period terminating on the tenth day after Borrower knows or ought to know of the occurrence thereof; (ii) Borrower shall fail to maintain or cause to be maintained the insurance required pursuant to Section 6.14 hereof, and such failure shall not be remediable or, if remediable, shall continue unremedied for a period terminating on the 30th day after Borrower first knows or ought to know that such insurance coverage is likely to be interrupted or that Borrower otherwise is likely not to be in compliance with the covenants set forth in Section 6.14 hereof.
     (c) Breach of Other Covenants. Borrower or any Partner shall fail to perform or observe any covenant by it in any of the Loan Instruments or Project Documents that is not referred to in another paragraph of this Section 7.1 and such failure shall not be remediable or, if remediable, shall continue unremedied for a period terminating on the 30th day after (i) the first day of such failure, in the case of any material failure, or (ii) the earlier to occur of (x) the first day on which Borrower or any Partner actually knows of the occurrence thereof and (y) the first day on which Borrower or any Partner receives notice of such occurrence from any Secured Party, in the case of any other failure.
     (d) Misrepresentations. The representations and warranties of Borrower in Article 5 shall be false, misleading or erroneous in any respect as of close of business on the Closing Date or the Funding Date, or any other statement, representation or warranty by Borrower or any Partner in any Loan Instrument, Project Document, Financial Statement or any other writing delivered to any of the Secured Parties in connection with any of the Loan Instruments and the transactions contemplated thereby was false, misleading or erroneous in any material respect as of close of business on the Funding Date.
     (e) Failures Under Project Documents, Etc. The Project Documents, any applicable Governmental Requirements or the requirements of the Insurance Policies are not fully and timely complied with in all material respects or are the subject of a material breach or an event of default, in each case by any party thereto and as determined by Agent in its reasonable discretion, and such failure to comply, breach or default shall not be remediable or, if remediable, shall continue unremedied for a period terminating on the last day of the applicable cure period, if any, specified in the relevant Project Document, Governmental Requirement or Insurance Policy, or shall not be waived by the appropriate party (provided that Borrower, prior to waiving any failure to comply, breach or default, shall have obtained the written consent of Agent), or any material provision in any Project Document shall for any reason cease to be valid and binding on any party thereto (or any such party shall so state in writing) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto

(other than any of the Secured Parties) or any Governmental Authority, or any party thereto shall deny that it has any liability or obligation thereunder, except upon fulfillment of its obligations thereunder.
     (f) Non-Maintenance of Governmental Requirements. Failure of Borrower to obtain during the required period or to observe, comply with and maintain in full force and effect thereafter all necessary permissions and authorizations under applicable Governmental Requirements which are then necessary or to ensure the continued rights of Borrower under the Project Documents or for the construction and operation and use of the Rova I Facility or the Rova II Facility, including Borrower’s MBR Authority and EWG status, or any breach or violation of any Borrower obligation under FERC regulations that would have a material adverse effect on Borrower or the Facilities.
     (g) Modifications of Governmental Requirements. Any modification not previously approved by Agent (including, without limitation, establishment of new requirements or revocation of any exemption or waiver) of any Governmental Requirement which, in the judgment of Agent, might have a material adverse effect on the continued availability to Borrower of the Rova I Facility, the Rova II Facility, the Property or Borrower or on the compliance with such requirements by the Rova I Facility, the Rova II Facility, the Property, Borrower or any Obligor as a party to any of the Project Documents or Loan Instruments; provided that for a period terminating 30 days after such modification, an Event of Default shall not be declared under this paragraph so long as Borrower and each Obligor that is a party to such Project Document or Loan Instrument complies fully with all its other obligations under the Loan Instruments and the Project Documents, and diligently seeks to revoke or to comply with such modification, and, thereafter, Agent shall not declare an Event of Default under this paragraph unless the modification has not been revoked and such modification has a material adverse effect, in the determination of Agent, on the Rova I Facility, the Rova II Facility, the Property, Borrower or the ability of such Obligor to perform its obligations under such agreement.
     (h) Escrow. Any party entitled to receive any document under the Escrow Agreement does not receive such document in accordance with the Escrow Agreement on the Funding Date, or, on the Funding Date, after the delivery of documents and funds in accordance with the Escrow Agreement, the representations and warranties of the Borrower contained in this Agreement are incorrect or incomplete in any respect.
     (i) Debtor Relief Events. Borrower, any Obligor or any other party to any of the Project Documents (other than the Partner Parents):
     (i) does not pay its Debts as they become due or admits in writing its inability to pay its Debts or makes a general assignment for the benefit of creditors; or
     (ii) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its Debts under any Debtor Relief Law; or

     (iii) in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief (injunctive or otherwise) entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its Debts under any Debtor Relief Law, (A) fails to obtain a dismissal of such case, proceeding or other action within 60 days of its commencement, (B) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (C) is the subject of an order for relief; or
     (iv) conceals, removes or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or suffers or permits while insolvent any creditor to obtain a Lien upon any of its property through legal proceedings which Lien is not vacated within 60 days from the date thereof; or
     (v) has a trustee, receiver, custodian or other official appointed for or take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of 60 days;
provided that with respect to Section 7.1(i) (i) through (v) above, in connection with any party to any of the Project Documents (other than Borrower and the Partners), no Event of Default shall be declared under this Section 7.1(i) if such party has fully complied and continues to fully comply with all its obligations under such Project Document or Loan Instrument and Borrower, within 90 days of such Event of Default, executes, with a party reasonably acceptable to Agent, a replacement Project Document or Loan Instrument, in form and substance acceptable to Agent.
     (j) Borrower, any Obligor or any party to any of the Project Documents (other than the Partner Parents):
     (i) with respect to Borrower and each Partner only, fails to discharge (or to post a bond or other security acceptable to Agent in its sole discretion) within a period of 30 days any attachment, sequestration or similar writ levied upon any property of such person; or
     (ii) fails to pay or to have stayed any money judgment within 21 days of entry thereof (a) with respect to Borrower and each Partner in the amount of $50,000 or more, or (b) with respect to any Obligor other than Borrower, $1,000,000 or more, if, in the case of thus clause (b) any such failure, in the judgment of Agent, could reasonably be expected to have a material adverse effect on such Obligor’s ability to perform its obligations under the Project Documents or Loan Instruments; or
     (iii) defaults under any agreement evidencing indebtedness for borrowed money or deferred purchase prices or pursuant to which such indebtedness is issued shall have occurred, and shall have remained uncured or unwaived for the lesser of 30 days and the applicable grace period, resulting in such indebtedness becoming or being declared payable prior to its scheduled maturity, and such indebtedness becoming or declared payable exceeds (a) $100,000 with respect to Borrower or any Partner, or (b) with respect to any Obligor other than Borrower, $1,000,000, if, in the case of this clause (b), such indebtedness becoming or being declared due, in the judgment of Agent, could reasonably be expected to have a material adverse effect on such Obligor’s ability to perform its obligations under the Project Documents or Loan Instruments.
     (k) Dissolution of Borrower; Others. The liquidation, dissolution, termination, merger or consolidation of Borrower, any Obligor or any other party to any of the Project Documents (and with respect to the Ash Disposer and each such party that is not an Obligor, such action has a material adverse effect, in the opinion of Agent, on such party’s ability to perform its obligations under such Project Document or on the Property, the Rova I Facility or the Rova II Facility), or the transfer of all or substantially all of the assets of Borrower to any other person.
     (l) Transfer of Collateral. Title to or any right in all or any part of the Property, the Rova I Facility, the Rova II Facility or any collateral purported to be covered by the Security Documents (other than Permitted Liens, obsolete or worn personal property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than the party, named as owner and/or holder thereof in the applicable Security Document, whether by operation of Law or otherwise.
     (m) Diminution of Property Rights. Without the prior written consent of Agent, Borrower grants any easement or dedication, files any plat, declaration or restriction or enters into any lease or sub-lease concerning the Property, the Rova I Facility or the Rova II Facility and the effect thereof is determined by Agent, in its reasonable discretion, to be material and adverse to the Property, the Rova I Facility, the Rova II Facility or Borrower.
     (n) Impairment of Security Interests. Any provision in any Security Document shall for any reason cease to be valid and binding on the Obligors party thereto and the effect thereof is to materially impair the security purported to be created thereby, or any such Obligor shall so state in writing, or any Security Document shall cease to be in full force and effect, or shall for any reason cease to create a valid security interest having the priority and perfected in the manner contemplated by Section 5.8 hereof in any of the collateral purported to be covered thereby, or Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and the effect thereof is to materially impair the security purported to be created thereby.
     (o) Partnership Legal Proceedings. Borrower or any Partner commences or joins any case, proceeding or other action against Borrower or any Partner; provided that an Event of Default shall not be declared under this Section 7.1(o) if in any such action, Borrower or such Partner has limited its claims for relief to specific performance and/or to monetary damages enforceable against only the revenues payable to Borrower pursuant to the last sentence of Section 4.1 of the Deposit Agreement.
     (p) Maintenance of Agent. Borrower fails to maintain an agent for service of process acceptable to Agent in the County of New York, State of New York.
     (q) Transfer of Interests. The transfer by any Partner or Partner Parent of its respective direct or indirect interests in Borrower (or the permitting by any such party of a Lien related to any such interest or Borrower) in violation of any Security Document.
     (r) Breach or Default With Respect to Coal Supply Guarantor. The existence at any time of an “Uncured Deficiency” pursuant to (and defined in) Section 21.2(c) of either of the Rova I Coal Supply Agreement or the Rova II Coal Supply Agreement.
     (s) VEPCO Letters of Credit. The failure of Borrower to provide at any time to Virginia Power the Rova I Letter of Credit or the Rova II Letter of Credit in accordance with the Rova I Power Purchase Agreement or the Rova II Power Purchase Agreement, as applicable, or the occurrence of an “Event of Default” under the Standby Letter of Credit Agreement.
     7.2 Remedies Upon Event of Default.
     (a) Right to Cure. If an Event of Default occurs and has not been remedied during the applicable grace period, if any, subject to the provisions of Section 2.2 hereof, Agent on behalf of the Secured Parties, upon receiving consent of the Majority Lenders, may, and upon the request of the Majority Lenders shall, (i) take all actions necessary to cure such Event of Default, and/or declare an Event of Default, and (ii) by giving notice to Borrower, declare the entire amount of Borrower’s Obligations (including with the Yield-Maintenance Premium, if any, with respect to the Loans accelerated) to be immediately due and payable, irrespective of any other provision of any Loan Instrument (provided that if an Event of Default occurs pursuant to Section 7.1(i) or 7.1(j) hereof, with respect to Borrower, the entire amount of Borrower’s Obligations shall be immediately due and payable without any notice from any of the Secured Parties to Borrower), without any presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. If an event or occurrence constitutes an Event of Default or Default under more than one of the provisions of Section 7.1 hereof, Agent on behalf of the Secured Parties may take all actions and remedies provided in this Section 7.2 upon expiration of the shortest grace period, if any, provided in Section 7.1 hereof (subject to any consent of Majority Lenders required under the first sentence of this Section 7.2(a)).
     (b) Foreclosure. In the event that Borrower’s Obligations shall become due and payable by acceleration as provided in Section 7.2(a) hereof, all sums payable shall become immediately due and payable without presentment, demand, protest or notice of any kind other than the notice specifically required (if any) by this Section 7.2, all other notice being expressly waived by Borrower, and Agent and the other Secured Parties shall have the right to take all funds in the Accounts and to otherwise enforce their security interests as provided herein and in the Loan Instruments. The proceeds of any realization on the Collateral or Pledged Collateral (as such terms are defined in the Security Documents) or from any other foreclosure or similar action or exercise of rights by Agent or any of the other Secured Parties shall be applied by

Agent, on a pro rata basis for the account of the Lenders, in accordance with the priority of application set forth in Section 2.6(b) hereof.
     (c) Agent Attorney-in-Fact. Borrower hereby appoints Agent as the attorney-in-fact of Borrower, with full power of substitution, and in the name of Borrower, if Agent elects to do so and upon direction of Majority Lenders, upon and during the continuance of an Event of Default, to: (i) apply any monies in the Accounts to the payment of Borrower’s Obligations to the Secured Parties (whether or not then due and payable) under any of the Loan Instruments, in such order of application as Agent may determine in its sole discretion, prompt notification to be provided by Agent to Borrower of the exercise of any such rights, (ii) advance and incur such expenses as Agent deems necessary to preserve the Rova I Facility, the Rova II Facility and the Property, (iii) operate the Rova I Facility and/or the Rova II Facility to the satisfaction of the Governmental Authorities, (iv) execute all applications and certificates in the name of Borrower which may be required for operation of the Rova I Facility and/or the Rova II Facility, (v) endorse the name of Borrower on any checks or drafts representing proceeds of the Insurance Policies, or other checks or instruments payable to Borrower with respect to the Property, the Rova I Facility and/or the Rova II Facility, (vi) do every act with respect to the Project Documents and the operation of the Rova I Facility and/or the Rova II Facility which Borrower may do, (vii) prosecute or defend any action or proceeding incident to the Rova I Facility and/or the Rova II Facility and (viii) select, for the account of Borrower, an operator to operate the Rova I Facility and/or the Rova II Facility, on such terms and conditions as Agent shall reasonably deem advisable. The power-of-attorney granted hereby is a power coupled with an interest and irrevocable. None of the Secured Parties shall have any obligation to undertake any of the foregoing actions, and if any of them take any such action it shall have no liability to Borrower to continue the same or for the sufficiency or adequacy thereof.
     (d) Enforcement Costs and Expenses. Any funds of any of the Secured Parties used for any purpose referred to in this Article 7, whether or not in excess of any commitment (without obligating any of the Secured Parties to fund any loans in excess of commitments hereunder), shall be governed by the Loan Instruments, constitute a part of the indebtedness secured by the Security Documents, shall bear interest at the then applicable Default Interest Rate and be payable upon demand by Agent to the extent permitted by applicable Law.
ARTICLE 8
AGENT AND RELATIONS AMONG LENDERS
     8.1 Appointment and Cessation.
     Each Lender hereby appoints Agent to act as its agent under this Agreement and to act as collateral agent under the Security Documents as provided therein, and irrevocably authorizes Agent to take such action on such Secured Party’s behalf under the provisions of the Loan Instruments and any other agreements and instruments referred to therein and to exercise such powers hereunder and thereunder as are specifically delegated to Agent and such powers as are reasonably incidental thereto. Agent shall exercise the same care hereunder as it exercises in connection with similar transactions for its own account in which no other lender participates. In performing its function and duties hereunder and under the Security Documents, Agent shall act solely as the agent of the Secured Parties and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any other party to any Project Document.
     8.2 Majority Lenders.
     Agent will, to the extent practicable under the circumstances, consult with the Lenders prior to taking action (which shall include, for purposes of this Section 8.2, the making of any determination under the Loan Instruments) on their behalf under this Agreement or the other Loan Instruments and in acting as their agent under the Security Documents. Agent will not take any action contrary to the written direction of the Majority Lenders and will take any lawful action in accordance with the provisions of this Agreement prescribed in a written direction of the Majority Lenders. Agent may decline to take any action except upon the written direction of the Majority Lenders, and Agent may request a ratification by the Majority Lenders of any action taken by it under this Agreement. Agent shall as soon as practicable, upon obtaining knowledge thereof, provide written notice to each Lender of any such action taken by the Majority Lenders. Agent shall have no liability to Borrower or any of the other Secured Parties for any action taken by it upon the direction of the Majority Lenders or if ratified by the Majority Lenders, nor shall Agent have any liability for any failure to act unless Agent has been instructed to act by the Majority Lenders. The action of the Majority Lenders shall bind all the Secured Parties except as otherwise provided in Section 9.4 hereof. Notwithstanding anything herein to the contrary, Agent need not take any action on behalf of the Secured Parties unless and until it is indemnified to its satisfaction for any and all consequences of such action; provided that if the Majority Lenders direct Agent to take any such action and Agent refuses to do so because of the absence of such indemnification, Agent’s refusal shall be deemed cause for purposes of permitting removal of Agent in accordance with Section 8.7 hereof.
     8.3 Liability and Credit Appraisal.
     Agent, in its capacity as such, and its officers, directors, employees or agents shall not be liable for any action taken or omitted by it or them under any Loan Instrument, or in connection therewith, except for its or their gross negligence or willful misconduct. Agent shall not be responsible for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity or enforceability of the Loan Instruments or the Project Documents or any other document executed in connection therewith, or be required to make any inquiry concerning the performance or observance by Borrower of any of the terms, provisions or conditions of the Loan Instruments or the Project Documents. Each of the other Secured Parties represents and warrants to Agent that it has independently and without reliance on Agent made its own credit investigation and appraisal of Borrower and the transactions contemplated by the Project Documents on the basis of such documents and information as it has deemed appropriate and that it has entered into this Agreement on the basis of such independent investigation and appraisal, and each such Secured Party represents that it will continue to make its own investigation and credit appraisal. Each Secured Party agrees to indemnify and hold harmless, ratably based on the outstanding principal amount of its Loans, Agent from and against any and all liabilities, damages, penalties, judgments, suits, expenses and other costs of any kind or nature whatsoever imposed on, incurred by or asserted against Agent in respect of its obligations under any Loan Instrument, except for its gross negligence or willful misconduct.
     8.4 Reliance.
     Each Secured Party shall be entitled to rely upon any communication or document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and to act upon the advice of legal counsel and other experts selected by it concerning all matters pertaining to the Loan Instruments and its duties thereunder and shall not be liable to any of the other parties hereto for any of the consequences of such reliance. Agent may rely for the purposes of the giving of notice on the name and address of each Secured Party and of Borrower set forth in Section 9.1 hereof or as notified to Agent pursuant to Section 9.1 hereof.
     8.5 Other Banking.
     Agent, in its capacity as a Lender, shall have the same rights, powers and obligations hereunder as any other Secured Party, specifically in each case including the right to give or deny consent to any action requiring consent or direction of the Majority Lenders. Each Secured Party and its respective affiliates may, without liability to account to any other Secured Party, engage in any kind of banking, trust or other business with Borrower as if it were not a Secured Party or an affiliate thereof. In addition, Agent shall be entitled to receive from Borrower any fee in connection with the transactions contemplated hereunder without any liability to account therefor to any other Secured Party.
     8.6 Notices and Determinations by Agent.
     (a) Notice of Interest and Payments. Agent shall forthwith notify the Lenders by, at Agent’s sole option, telecopy or electronic mail, of the date of any expected payment and all other material notices and Project Documents transmitted by Borrower. Determinations of amounts of interest (including at the Default Interest Rate), and other sums due hereunder and contained in notices from Agent shall be conclusive and binding on Borrower and the Secured Parties, absent manifest error in computation or transmission.
     (b) Records as to Collateral. Agent will maintain all records as to amount, type and value of collateral pledged and assigned under the Security Documents. Upon request of any Secured Party, Agent will give a statement to such party with respect to the types and amounts of collateral held pursuant to the Security Documents, and Agent will give prompt notice to such parties of any event of default under the Security Documents of which it obtains knowledge.
     (c) Agent’s Share of Collateral. It is understood that Agent, as a Lender, may not have resort to more than its pro rata share of the collateral without the consent in writing of all of the Secured Parties and, in any case, may have no resort to the collateral except as provided in the Loan Instruments.

     (d) Borrower’s Reliance. Borrower shall be entitled to rely upon any communication or document reasonably and in good faith believed by it to be genuine and correct and to have been signed, sent or made by Agent.
     8.7 Successor Agent.
     Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time either under this Agreement or under the Security Documents by giving written notice thereof to the Secured Parties and Borrower, and Agent may be removed at any time with cause by the Majority Lenders. Borrower may request the Majority Lenders to remove Agent upon Agent’s gross negligence or willful misconduct, and the Majority Lenders shall not unreasonably avoid such course of action. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent, which appointment shall be subject to the approval of Borrower if the appointee is not a Lender, and such approval shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent’s notice of resignation or the Majority Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Secured Parties, appoint a commercial bank having a combined capital and surplus of at least $100,000,000 as successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article 8 shall continue in effect for such Agent’s benefit in respect of any actions taken or omitted by it while it served as Agent hereunder.
ARTICLE 9
GENERAL TERMS AND CONDITIONS
     9.1 Notices.
     All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (a) when presented personally, (b) when transmitted by facsimile to the number specified below and the receipt confirmed, (c) when sent by overnight courier service, the Banking Day following the date of delivery to such courier service, or such later day as demonstrated by a bona fide receipt therefor, or (d) when sent by the United States Postal Service, postage prepaid, registered or certified, return receipt requested, the date received, addressed to the respective party, as the case may be, at the following address, or such other address as any party may from time to time designate by written notice to the others as herein required.

     If to Borrower:
Westmoreland Partners
c/o Westmoreland Energy LLC
2 North Cascade Avenue
Colorado Springs, Colorado 80903
Attention: Chief Financial Officer and Treasurer
Facsimile: (719) 488-8098
     with a copy to:
Westmoreland Partners
c/o Westmoreland Energy LLC
2 North Cascade Avenue
Colorado Springs, Colorado 80903
Attn: General Counsel
Facsimile: (719) 448-8097
     If to Agent:
Prudential Investment Management, Inc.
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, TX 75201
Attention: Managing Director, Electric Finance Group
Telephone: (214) 720-6272
Facsimile: (214) 720-6297
Agent shall use its best efforts to provide copies of notices as set forth above; provided that the provision of such copies, or the failure to provide such copies, shall not affect the validity or the timing of the notice to Borrower.
     9.2 Assignments and Participations.
     (a) Additional Lenders. Any Lender may at any time sell to one or more first-class financial institutions, with the consent of Agent and with the consent of Borrower, such consent not to be unreasonably withheld (a “Purchasing Lender”), all or any part of its rights and obligations under this Agreement and the Notes pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender, such transferor Lender, Agent and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by Borrower; provided that, except in connection with foreclosure or other exercise of remedies under the Security Documents, such Person is not, at the time of such sale, an Ineligible Assignee. Upon (x) such execution of such Commitment Transfer Supplement, and (y) delivery of an executed copy thereof to Borrower and payment of the amount of its participation to the Transferor Lender, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto. This Agreement (including the Lender Schedule) shall be deemed amended to the extent, and only to the extent, necessary to reflect the addition of such

Purchasing Lender and the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. Upon the consummation of any transfer pursuant to this Section 9.2(a), the transferor Lender, Agent and Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Lender. Notwithstanding anything to the contrary herein, nothing in this Section shall prevent or prohibit any Lender from transferring, pledging or assigning its rights under this Agreement, its Loans and Notes to a Federal Reserve Bank.
     (b) Participations. Any Lender may, from time to time, sell or offer to sell any Loans owing to such Lender, any Notes held by such Lender, any commitment of such Lender or any other interests and obligations of such Lender hereunder, to one or more participants (each, a “Participant”), on such terms and conditions as may be determined by the selling party, without the consent of or notice to Borrower (provided that such Participant is not an Ineligible Assignee) or any other Secured Party, and the grant of such participation shall not relieve any Lender of its obligations, or impair the rights of any Lender hereunder. Notwithstanding the foregoing, any agreement pursuant to which any Lender may grant a participation shall provide that such Lender shall retain the sole right and responsibility to exercise the rights of such Lender, and enforce the Obligations of Borrower including, without limitation, the right to approve any amendment, modification, supplement or waiver of any provision of any other Loan Instrument and the right to take action under Article 7 hereof (provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement, without the consent of the Participant, that would alter the principal of or interest on the Loans, postpone the date fixed for any payment of principal of or interest thereon, release any collateral or extend the term of any commitment). No Participant shall have any rights under this Agreement other than to receive payment of principal of and interest through such Lender. Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.3(a), (b) and (c) hereof with respect to its participation granted hereunder; provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the Lender transferring such participation would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred. Notwithstanding anything to the contrary herein, nothing in this Section shall prevent or prohibit any Lender from transferring, pledging or assigning its rights under this Agreement, its Loans and Notes to a Federal Reserve Bank.
     (c) Confidentiality. Borrower authorizes each Lender to disclose to (i) any Purchasing Lender, prospective Purchasing Lender, Participant or prospective Participant, (ii) any such party’s directors, officers, employees, agents and professional consultants, (iii) any other Lender, (iv) any Governmental Authority having jurisdiction over such Lender, (v) the National Association of Insurance Commissioners or any similar organization, (vi) any other Person to whom such disclosure may be appropriate (A) in compliance with any law, rule, regulation or order, (B) in response to any subpoena or other legal process, (C) in connection with any litigation or (D) in order to protect such Lender’s investment in any Note or (vii) any Affiliate of such Lender any information such Lender possesses pertaining to the Property, the Rova I Facility, the Rova II Facility, the Loan Instruments and the Project Documents, including, without limitation, complete and current credit information on Borrower and on any of the other parties to any Loan Instrument or Project Document, without the consent of or notice to

Borrower or any other Lender; provided that any recipient of information referred to in clauses (i), (ii), (iii), (vi) (D) or (vii) above first agrees in writing to keep confidential, on the same terms as set forth above in this Section 9.2(c), all proprietary information provided to it regarding Borrower, the transactions contemplated by this Agreement, the Rova I Facility and the Rova II Facility; and provided, further that in respect of disclosure of such proprietary information to any recipient referred to in clauses (vi) (A), (B) and (C) above, reasonable efforts are used to protect the confidentiality of such proprietary information through applicable legal process. Borrower agrees to supply certain reasonably requested information, and to execute and deliver all such instruments and take all such further action as Agent or the Lenders may from time to time reasonably request in connection with such Purchasing Lender or participation arrangements.
     9.3 Right of Set-off.
     Borrower hereby authorizes each Secured Party, upon the occurrence and during the continuance of any Default, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of Borrower against any and all of the Obligations of Borrower now or hereafter existing under any Loan Instrument or Project Document, irrespective of whether or not any Secured Party shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. In the event that any Secured Party shall at any time receive any monies through exercise of its set-off rights as provided herein, such Secured Party shall be deemed to have received such payment as agent for and on behalf of all the Secured Parties, and shall immediately advise Agent of the receipt of such funds and promptly transmit the full amount thereof to Agent for prompt distribution to all the Secured Parties in accordance with their respective interests, as provided in this Agreement; provided that such Secured Party shall be deemed not to have received, and Borrower shall be deemed not to have made to such party, any payment transmitted to Agent by such party pursuant to this Section 9.3.
     9.4 Amendments and Waivers.
     Neither this Agreement nor any other Loan Instrument may be amended, modified, supplemented, canceled or terminated, and no provision of this Agreement or any other Loan Instrument may be waived, except by a written instrument signed by Borrower and Agent with the written consent of the Majority Lenders; provided that no such action shall be taken if the effect thereof is to (i) extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any fee payable to the Lenders hereunder or thereunder, without the prior written consent of each Lender, (ii) release any collateral purported to be covered by any of the Security Documents, or amend, modify or waive any provision of this Section 9.4 or the definition of “Majority Lenders”, or change the manner of funding of the Debt Protection Account, the Additional Collateral Account or the Disallowance Reserve Account or the amount of any required balance to be held therein pursuant to this Agreement, without the prior written consent of each Lender, (iii) affect the rights or obligations of the Agent without the consent of such person, or (iv) approve a rate redetermination under the Rova I Power Purchase Agreement without the prior written consent of each Lender. Any such consent shall be effective only in the specific instance and for the specific purpose for which given. Any such amendment, modification, supplement, cancellation or termination and any such waiver, properly consented to in accordance with the foregoing shall apply equally to each of the Lenders and Agent (to the extent applicable to such party) and shall be binding upon Borrower and each of the Secured Parties and all future holders of the Notes. In the case of any waiver, Borrower and the Secured Parties shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any such right consequent thereon. No failure on the part of the Secured Parties or any of them to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.
     9.5 Election of Remedies.
     The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Agent, acting on behalf of all the Secured Parties, shall have all of the rights and remedies granted in the Loan Instruments and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against Borrower, or any collateral under the Loan Instruments, at the sole discretion of Agent.
     9.6 Severability.
     Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
     9.7 Form and Substance.
     All documents, certificates, insurance policies and other items required under this Agreement to be executed and/or delivered to any of the Secured Parties shall be in form and substance reasonably satisfactory to such party or parties.
     9.8 Limitation on Interest.
     All agreements between Borrower and the Secured Parties whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any indebtedness governed hereby or otherwise, shall the interest contracted for or charged or received by the Secured Parties exceed the maximum amount permissible under applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Secured Parties in excess of the maximum lawful amount, the interest payable to the Secured Parties shall be reduced to the maximum amount permitted under applicable Law, and the amount of interest for any subsequent period, to the extent less than that permitted by applicable Law, shall to that extent be increased by the amount of such reduction. If from any circumstance the Secured Parties shall ever receive anything of value deemed interest by applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loans or satisfaction of other Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the loans made hereunder or unsatisfied amounts of remaining Obligations, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to the Secured Parties shall, to the extent permitted by applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the Obligations (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable Law. This paragraph shall control all agreements between Borrower and the Secured Parties. In determining whether or not any interest payable under the Loan Instruments exceeds the maximum rate permitted by applicable Law, any non-principal payment, except payments specifically stated to be “interest”, shall be deemed, to the extent permitted by applicable Law, to be a fee, expense, reimbursement or penalty rather than interest.
     9.9 No Third Party Beneficiary; Integration.
     This Agreement is for the sole benefit of each of the Secured Parties, Borrower and, solely to the extent set forth in Section 9.2(b) hereof, any Participant and is not for the benefit of any third party. This Agreement supersedes all prior agreements among the parties with respect to the matters addressed herein.
     9.10 Borrower in Control.
     In no event shall rights and interests of any Secured Party under the Loan Instruments be construed to give any such party or be deemed to indicate that any such party has control of the business, management or properties of Borrower or power over the daily management functions and operating decisions made by Borrower.
     9.11 Number and Gender.
     Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.
     9.12 Captions.
     The captions (including the reference to captions in Section 7.1(b) hereof), headings, table of contents and arrangements used in this Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.
     9.13 Applicable Law and Jurisdiction.
     (a) Applicable Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York.
     (b) New York. (i) Borrower hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or relating to the Loan Instruments and the transactions contemplated therein may be instituted by any of the Secured Parties in any State or Federal court sitting in the County of New York, State of New York, United States of America and, by the execution and delivery of this Agreement, Borrower expressly waives any objection which it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.
     (ii) In the case of the courts of the State of New York or of the United States sitting in New York, Borrower hereby irrevocably designates, appoints and empowers, C T Corporation System (the “Process Agent”, which has consented thereto), with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011 as agent to receive for and on behalf of Borrower service of process in the State of New York. Borrower further agrees that such service of process may be made on Process Agent by personal service on Process Agent of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by any other method of service provided for under the applicable laws in effect in the State of New York, and Process Agent is hereby authorized to accept such service for and on behalf of Borrower, and to admit service with respect thereto.
     (iii) Upon service of process being made on Process Agent as aforesaid, a copy of the summons and complaint or other legal process served shall be mailed by the Process Agent to Borrower by registered mail, return receipt requested, at its address referred to in Section 9.1 hereof, or to such other address as Borrower may notify Process Agent in writing. Service upon Process Agent as aforesaid shall be deemed to be personal service on Borrower and shall be legal and binding upon Borrower for all purposes, notwithstanding any failure of Process Agent to mail a copy of such legal process to Borrower, or any failure on the part of Borrower to receive the same.
     (iv) Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the County of New York on its behalf with respect to this Agreement. In the event that for any reason Process Agent or any successor thereto shall no longer serve as agent for Borrower to receive service of process in the County of New York, or shall have changed its address without notification thereof to Agent, Borrower will immediately after having knowledge thereof, irrevocably designate and appoint a substitute agent acceptable to Agent and advise Agent thereof.
     (c) Other Jurisdictions. Nothing contained in Section 9.13(b) hereof shall preclude Agent, for the account of the Secured Parties, from bringing any suit, action or proceeding arising out of or relating to the Loan Instruments in the courts of any place where Borrower or any of its property or assets may be found or located. To the extent permitted by the applicable Laws of any such jurisdiction, Borrower hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any other court or courts which now or hereafter, by reason of its present or future domicile, or otherwise, may be available to it.

     (d) Waiver of Trial by Jury. WITH REGARD TO EACH LOAN INSTRUMENT TO WHICH IT IS A PARTY, EACH OF BORROWER, THE LENDERS AND AGENT HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY.
     9.14 No Recourse.
     Anything herein to the contrary notwithstanding, the Obligations of Borrower under the Loan Instruments are special obligations of Borrower and do not constitute a debt or obligation of (and no recourse shall be had with respect thereto to) any Partner or Affiliate of Borrower, or any shareholder, partner, officer or director of any thereof as such, and any judicial proceedings any of the Secured Parties may institute against Borrower shall be limited to seeking the preservation, enforcement, foreclosure or other sale or disposition of the liens and security interests now or at any time hereafter securing the repayment of the loans made hereunder and performance by Borrower of its other covenants and Obligations under the Loan Instruments; no judgment for any deficiency upon the Obligations under the Loan Instruments shall be obtainable by any of the Secured Parties against any Partner or Affiliate of Borrower or any shareholder, partner, officer or director of any thereof, absent fraud or willful misconduct on the part of such Person, provided that this Section 9.14 shall not limit the respective obligations of any of the Partners or any Affiliate thereof under any Loan Instrument or Project Document to which such Person is a party.
     9.15 Absence of Fiduciary Relation.
     Each Secured Party undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in the Loan Instruments, and no implied agreements, covenants or obligations with respect to Borrower, any Affiliate of Borrower, any other party to any of the Project Documents otherwise shall be read into any of the Loan Instruments against any Secured Party. None of the Secured Parties is a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to Borrower, any Affiliate of Borrower or any other party to any of the Project Documents.
     9.16 Agent as Administrator.
     Whenever this Agreement requires Borrower to obtain the consent or approval of any of the Secured Parties, Borrower, as an administrative matter, need contact only Agent with Borrower’s request for such consent or approval; this Section 9.16 shall have no effect on (a) the substantive provisions of any such consent or approval requirement, including, without limitation, the designation of the Secured Party or Secured Parties entitled to give or withhold consent or approval or (b) any requirement hereunder for the delivery of copies of notices or other documents to any Secured Party.
     9.17 Return of Accounts; Release of Liens.
     Upon (i) the indefeasible payment in full of all Obligations due and delivery to Agent of an indemnification agreement in favor of the Secured Parties reasonably satisfactory to the Secured Parties indemnifying the Secured Parties against any and all claims, losses, liabilities, damages, obligations, costs, expenses, assessments, fines, penalties, judgment or deficiencies of any kind or character incurred by or against the Secured Parties in any way directly or indirectly resulting from, occurring incident to, arising out of or in connection with the Obligations under the Loan Instruments, the Secured Parties shall (A) take all action and execute all documents reasonably requested by Borrower to release and terminate the Liens of the Security Documents and (B) transfer to Borrower all amounts in the Accounts.
     9.18 Counterparts.
     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Remainder of page left blank intentionally.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

PRUDENTIAL INVESTMENT MANAGEMENT, INC., as Agent
By:	/s/ Timothy M. Laczkowski		WHB
	Name:	Timothy M. Laczkowski
	Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Lender
By:	/s/ Timothy M. Laczkowski		WHB
	Name:	Timothy M. Laczkowski
	Title:	Vice President

WESTMORELAND PARTNERS, as Borrower

By: Westmoreland-Roanoke Valley, L.P., as general partner

By: WEI-Roanoke Valley, Inc., as general partner
By:	/s/ David J. Blair
	Name:	David J. Blair
	Title:	Chief Financial Officer

SCHEDULE 2.7
WESTMORELAND PARTNERS
10.42% TRANCHE A SENIOR NOTE DUE JULY 31, 2014

No.	[Date]
$
     FOR VALUE RECEIVED, the undersigned, Westmoreland Partners (the “Borrower”), a general partnership organized and existing under the laws of the Commonwealth of Virginia, hereby promises to pay to                                          , or registered assigns, the principal sum of                                          DOLLARS on July 31, 2014, with interest (computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as applicable) (a) on the unpaid balance hereof at the rate of 10.42% per annum, payable quarterly on the last day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of interest and, during the continuation of an Event of Default, on the principal balance hereof and any overdue payment of any Yield-Maintenance Premium at the Default Interest Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Yield-Maintenance Premium payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank, National Association in New York City or at such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America.
     This Note is one of a series of Tranche A Senior Notes (the “Notes”) issued pursuant to an Amended and Restated Loan Agreement, dated as of ___, 2008 (the “Agreement”), among the Borrower, the lenders party thereto and Prudential Investment Management, Inc., as Agent, and is entitled to the benefits thereof. Capitalized terms used and not otherwise defined herein have the meanings specified in the Agreement.
     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower shall not be affected by any notice to the contrary.
     The Borrower agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     Recourse pursuant to this Note shall be limited as set forth in Section 9.14 of the Loan Agreement.
     Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
     If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
     Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appeal).
     The Borrower and the holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Borrower nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate.
     This Note is issued in replacement of [ ] and, notwithstanding the date of this Note, this Note carries all of the rights to unpaid interest which were carried by such replaced Note(s) so that neither gain nor loss of interest shall result from any such replacement.
     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE.

WESTMORELAND PARTNERS
By:	WESTMORELAND-ROANOKE VALLEY, L.P. as general partner

By:	WEI-ROANOKE VALLEY, INC., as general partner

By:
	Name:	David J. Blair
	Title:	Chief Financial Officer

2

SCHEDULE 2.7
WESTMORELAND PARTNERS
8.33% TRANCHE B SENIOR NOTE DUE JULY 31, 2015

No.	[Date]
$
     FOR VALUE RECEIVED, the undersigned, Westmoreland Partners (the “Borrower”), a general partnership organized and existing under the laws of the Commonwealth of Virginia, hereby promises to pay to                                         , or registered assigns, the principal sum of                                          DOLLARS on July 31, 2015, with interest (computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as applicable) (a) on the unpaid balance hereof at the rate of 8.33% per annum, payable quarterly on the last day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of interest and, during the continuation of an Event of Default, on the principal balance hereof and any overdue payment of any Yield-Maintenance Premium at the Default Interest Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Yield-Maintenance Premium payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank, National Association in New York City or at such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America.
     This Note is one of a series of Tranche B Senior Notes (the “Notes”) issued pursuant to an Amended and Restated Loan Agreement, dated as of ___, 2008 (the “Agreement”), among the Borrower, the lenders party thereto and Prudential Investment Management, Inc., as Agent, and is entitled to the benefits thereof. Capitalized terms used and not otherwise defined herein have the meanings specified in the Agreement.
     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower shall not be affected by any notice to the contrary.
     The Borrower agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     Recourse pursuant to this Note shall be limited as set forth in Section 9.14 of the Loan Agreement.
     Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
     If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
     Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appeal).
     The Borrower and the holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Borrower nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate.
     This Note is issued in replacement of [     ] and, notwithstanding the date of this Note, this Note carries all of the rights to unpaid interest which were carried by such replaced Note(s) so that neither gain nor loss of interest shall result from any such replacement.
     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE.

WESTMORELAND PARTNERS
By:	WESTMORELAND-ROANOKE VALLEY, L.P. as general partner

By:	WEI-ROANOKE VALLEY, INC., as general partner

By:
	Name:	David J. Blair
	Title:	Chief Financial Officer

2

SCHEDULE 2.7
WESTMORELAND PARTNERS
6.00% TRANCHE C SENIOR NOTE DUE JANUARY 31, 2015

No.	[Date]
$
     FOR VALUE RECEIVED, the undersigned, Westmoreland Partners (the “Borrower”), a general partnership organized and existing under the laws of the Commonwealth of Virginia, hereby promises to pay to                                         , or registered assigns, the principal sum of                                          DOLLARS on January 31, 2015, with interest (computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as applicable) (a) on the unpaid balance hereof at the rate of 6.00% per annum, payable quarterly on the last day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of interest and, during the continuation of an Event of Default, on the principal balance hereof and any overdue payment of any Yield-Maintenance Premium at the Default Interest Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Yield-Maintenance Premium payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank, National Association in New York City or at such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America.
     This Note is one of a series of Tranche C Senior Notes (the “Notes”) issued pursuant to an Amended and Restated Loan Agreement, dated as of ___, 2008 (the “Agreement”), among the Borrower, the lenders party thereto and Prudential Investment Management, Inc., as Agent, and is entitled to the benefits thereof. Capitalized terms used and not otherwise defined herein have the meanings specified in the Agreement.
     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower shall not be affected by any notice to the contrary.
     The Borrower agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     Recourse pursuant to this Note shall be limited as set forth in Section 9.14 of the Loan Agreement.
     Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
     If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
     Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appeal).
     The Borrower and the holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Borrower nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate.
     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE.

WESTMORELAND PARTNERS
By:	WESTMORELAND-ROANOKE VALLEY, L.P. as general partner

By:	WEI-ROANOKE VALLEY, INC., as general partner

By:
	Name:	David J. Blair
	Title:	Chief Financial Officer

2

SCHEDULE 2.7
WESTMORELAND PARTNERS
11.42% TRANCHE A SENIOR SUBORDINATED NOTE DUE JULY 31, 2014

No.	[Date]
$
     FOR VALUE RECEIVED, the undersigned, Westmoreland Partners (the “Borrower”), a general partnership organized and existing under the laws of the Commonwealth of Virginia, hereby promises to pay to                                         , or registered assigns, the principal sum of                                          DOLLARS on July 31, 2014, with interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) (a) on the unpaid balance hereof at the rate of 11.42% per annum, payable quarterly on the last day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of interest and, during the continuation of an Event of Default, on the principal balance hereof and any overdue payment of any Yield-Maintenance Premium at the Default Interest Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Yield-Maintenance Premium payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank, National Association in New York City or at such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America.
     This Note is one of a series of Tranche A Senior Subordinated Notes (the “Notes”) issued pursuant to an Amended and Restated Loan Agreement, dated as of ___, 2008 (the “Agreement”), among the Borrower, the lenders party thereto and Prudential Investment Management, Inc., as Agent, and is entitled to the benefits thereof and is subject to the subordination provisions set forth in Section 2.2 thereof. Capitalized terms used and not otherwise defined herein have the meanings specified in the Agreement.
     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower shall not be affected by any notice to the contrary.

     The Borrower agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
     Recourse pursuant to this Note shall be limited as set forth in Section 9.14 of the Loan Agreement.
     Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
     If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
     Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appeal).
     The Borrower and the holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Borrower nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate.
     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE.

WESTMORELAND PARTNERS
By:	WESTMORELAND-ROANOKE VALLEY, L.P. as general partner

By:	WEI-ROANOKE VALLEY, INC., as general partner

By:
	Name:	David J. Blair
	Title:	Chief Financial Officer

2

SCHEDULE 2.7
WESTMORELAND PARTNERS
9.33% TRANCHE B SENIOR SUBORDINATED NOTE DUE JANUARY 31, 2015

No. $	[Date]
     FOR VALUE RECEIVED, the undersigned, Westmoreland Partners (the “Borrower”), a general partnership organized and existing under the laws of the Commonwealth of Virginia, hereby promises to pay to                                         , or registered assigns, the principal sum of                                          DOLLARS on January 31, 2015, with interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) (a) on the unpaid balance hereof at the rate of 9.33% per annum, payable quarterly on the last day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of interest and, during the continuation of an Event of Default, on the principal balance hereof and any overdue payment of any Yield-Maintenance Premium at the Default Interest Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Yield-Maintenance Premium payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank, National Association in New York City or at such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America.
     This Note is one of a series of Tranche B Senior Subordinated Notes (the “Notes”) issued pursuant to an Amended and Restated Loan Agreement, dated as of ___, 2008 (the “Agreement”), among the Borrower, the lenders party thereto and Prudential Investment Management, Inc., as Agent, and is entitled to the benefits thereof and is subject to the subordination provisions set forth in Section 2.2 thereof. Capitalized terms used and not otherwise defined herein have the meanings specified in the Agreement.
     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower shall not be affected by any notice to the contrary.

     The Borrower agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
     Recourse pursuant to this Note shall be limited as set forth in Section 9.14 of the Loan Agreement.
     Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
     If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
     Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appeal).
     The Borrower and the holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Borrower nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate.
     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE.

WESTMORELAND PARTNERS
By:	WESTMORELAND-ROANOKE VALLEY, L.P. as general partner

By:	WEI-ROANOKE VALLEY, INC., as general partner

By:
	Name:	David J. Blair
	Title:	Chief Financial Officer

2

SCHEDULE 2.7
WESTMORELAND PARTNERS
7.65% TRANCHE C SENIOR SUBORDINATED NOTE DUE OCTOBER 31, 2009

No.	[Date]
$
     FOR VALUE RECEIVED, the undersigned, Westmoreland Partners (the “Borrower”), a general partnership organized and existing under the laws of the Commonwealth of Virginia, hereby promises to pay to                                         , or registered assigns, the principal sum of                                          DOLLARS on October 31, 2009, with interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) (a) on the unpaid balance hereof at the rate of 7.65% per annum, payable quarterly on the last day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of interest and, during the continuation of an Event of Default, on the principal balance hereof and any overdue payment of Yield-Maintenance Premium at the Default Interest Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Yield-Maintenance Premium payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank, National Association in New York City or at such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America.
     This Note is one of a series of Tranche C Senior Subordinated Notes (the “Notes”) issued pursuant to an Amended and Restated Loan Agreement, dated as of ___, 2008 (the “Agreement”), among the Borrower, the lenders party thereto and Prudential Investment Management, Inc., as Agent, and is entitled to the benefits thereof and is subject to the subordination provisions set forth in Section 2.2 thereof. Capitalized terms used and not otherwise defined herein have the meanings specified in the Agreement.
     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower shall not be affected by any notice to the contrary.

     The Borrower agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
     Recourse pursuant to this Note shall be limited as set forth in Section 9.14 of the Loan Agreement.
     Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
     If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
     Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appeal).
     The Borrower and the holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Borrower nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate.
     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE.

WESTMORELAND PARTNERS
By:	WESTMORELAND-ROANOKE VALLEY, L.P. as general partner

By:	WEI-ROANOKE VALLEY, INC., as general partner

By:
	Name:	David J. Blair
	Title:	Chief Financial Officer

2

SCHEDULE 2.7
WESTMORELAND PARTNERS
SENIOR SECURED REVOLVER NOTE DUE APRIL 30, 2015

No.
$	[Date]
     FOR VALUE RECEIVED, the undersigned, Westmoreland Partners (the “Borrower”), a general partnership organized and existing under the laws of the Commonwealth of Virginia, hereby promises to pay to The Prudential Insurance Company of America, or registered assigns, the principal sum of SIX MILLION THOUSAND DOLLARS or, if less, the aggregate unpaid principal amount of all Revolving Loans advanced by the holder hereof pursuant to the Agreement (as defined below), on April 30, 2015, with interest (computed on the basis of the actual number of days elapsed and a year of 360 days) (a) on the unpaid balance hereof at the Revolving Loan Interest Rate (as defined in the Agreement referred to below), payable on each Floating Rate Interest Payment Date (as defined in the Agreement), until the principal hereof shall have become due and payable, and (b) on any overdue payment of interest and, during the continuation of an Event of Default, on the principal balance hereof at the Default Interest Rate, payable on each Floating Rate Interest Payment Date (or, at the option of the registered holder hereof, on demand).
     Payments of principal and interest on this Note are to be made at the main office of JPMorgan Chase Bank, National Association in New York City or at such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America.
     This Note is one of a series of Senior Revolving Notes (the “Notes”) issued pursuant to an Amended and Restated Loan Agreement, dated as of ___, 2008 (the “Agreement”), among the Borrower, the Lenders party thereto and Prudential Investment Management, Inc., as Agent, and is entitled to the benefits thereof. Capitalized terms used and not otherwise defined herein have the meanings specified in the Agreement.
     The Borrower irrevocably authorizes the holder hereof to make or cause to be made, at or about the time of the Subsequent Closing Date of any Revolving Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the holder hereof with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the holder, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Agreement to make payments of principal of and interest on this Note when due.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower shall not be affected by any notice to the contrary.
     The Borrower agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
     Recourse pursuant to this Note shall be limited as set forth in Section 9.14 of the Loan Agreement.
     Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
     If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
     Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appeal).
     The Borrower and the holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Borrower nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate.

4

     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE.

WESTMORELAND PARTNERS
By:	WESTMORELAND-ROANOKE VALLEY, L.P. as general partner

By:	WEI-ROANOKE VALLEY, INC., as general partner

By:
	Name:	David J. Blair
	Title:	Chief Financial Officer

5

Amount of Principal
	Amount	Paid	Balance of Principal	Notation
Date	of Loan	or Prepaid	Unpaid	Made By:

SCHEDULE 2.7
WESTMORELAND PARTNERS
JUNIOR SUBORDINATED NOTE DUE JANUARY 31, 2011

No.	[Date]
$
     FOR VALUE RECEIVED, the undersigned, Westmoreland Partners (the “Borrower”), a general partnership organized and existing under the laws of the Commonwealth of Virginia, hereby promises to pay to                                          , or registered assigns, the principal sum of                                          DOLLARS on January 31, 2011, with interest (computed on the basis of the actual number of days elapsed and a year of 360 days) (a) on the unpaid balance hereof at the Junior Subordinated Loan Floating Rate (as defined in the Agreement referred to below), payable on each Floating Rate Interest Payment Date (as defined in the Agreement), until the principal hereof shall have become due and payable, and (b) on any overdue payment of interest and, during the continuation of an Event of Default, on the principal balance hereof at the Default Interest Rate, payable on each Floating Rate Interest Payment Date (or, at the option of the registered holder hereof, on demand).
     Payments of principal and interest on this Note are to be made at the main office of JPMorgan Chase Bank, National Association in New York City or at such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America.
     This Note is one of a series of Junior Subordinated Notes (the “Notes”) issued pursuant to an Amended and Restated Loan Agreement, dated as of ___, 2008 (the “Agreement”), among the Borrower, the lenders party thereto and Prudential Investment Management, Inc., as Agent, and is entitled to the benefits thereof. Capitalized terms used and not otherwise defined herein have the meanings specified in the Agreement.
     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower shall not be affected by any notice to the contrary.
     The Borrower agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     Recourse pursuant to this Note shall be limited as set forth in Section 9.14 of the Loan Agreement.
     Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
     If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
     Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appeal).
     The Borrower and the holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Borrower nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate.
     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE.

WESTMORELAND PARTNERS
By:	WESTMORELAND-ROANOKE VALLEY, L.P. as general partner

By:	WEI-ROANOKE VALLEY, INC., as general partner

By:
	Name:	David J. Blair
	Title:	Chief Financial Officer

2

EXHIBIT X — DEFINITIONS
     “Accounts” means the Project Control Account, the Rova I Contingency Account, the Rova II Contingency Account, the Debt Protection Accounts, the Disallowance Reserve Account, the Local Bank Account, the Ash Reserve Account and the Repair and Maintenance Account.
     “Additional Deed of Trust” means that certain Future Advance Deed of Trust and Security Agreement, dated as of December 1, 1993, between Borrower and Terri T. McGaughey, Esq., as trustee for the use and benefit of Agent on behalf of the Secured Parties, as assigned to the Agent hereunder pursuant to an Assignment of Deed of Trust dated February 11, 2008, as affected by Substitution of Trustee dated February 11, 2008 appointing Jeffrey A. Bandini, Esq. as substitute trustee, and as amended by Agreement of Modification to Future Advance Deed of Trust and Security Agreement dated February 11, 2008 as the same may be further amended, modified, supplemented or re-recorded from time to time.
     “Additional Deed of Trust (2008)” means that certain Future Advance Deed of Trust and Security Agreement, dated as of February 11, 2008, between Borrower and Jeffrey A. Bandini, Esq., as trustee for the use and benefit of Agent on behalf of the Secured Parties, as the same may be amended, modified, supplemented or re-recorded from time to time.
     “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means the party named Agent in the preamble of the Agreement, or any successor Agent selected pursuant to Section 8.7 of the Agreement.
     “Agreement” means the Second Amended and Restated Loan Agreement among Borrower and the Secured Parties, as the same may be further amended, modified or supplemented from time to time.
     “Amendment Execution Date” means December 1, 1993.
     “Ash Disposal Agreement” means the Roanoke Valley Project Ash Disposal Services Agreement, dated as of March 4, 1991, between the Ash Disposer and Borrower, as amended by Amendment No. 1 to Ash Disposal Services Agreement, dated as of September 25, 1991, between Borrower and the Ash Disposer, as amended by Amendment No. 2 to Ash Disposal Services Agreement, dated as of December 1, 1993, between Borrower and the Ash Disposer, as amended by the Amended and Restated Consent to Assignment of Agreement, dated as of December 1, 1993, between Agent and the Ash Disposer, as amended by the Halifax County Ash Disposer Letter regarding Stock Piling of Ash dated October 13, 1993, and as the same may be further amended, modified or supplemented from time to time.

     “Ash Disposer” means Halifax County, North Carolina, a body politic and corporate constituted under the laws of the State of North Carolina, and its successors and permitted assigns under the Ash Disposal Agreement.
     “Ash Reserve Account” has the meaning set forth in Section 2.1 of the Deposit Agreement.
     “Assumption Agreement” means the Assumption Agreement dated as of December 16, 1994, by Consol Kentucky in favor of Westmoreland Coal Company and certain of its affiliates.
     “Authority” means The Halifax County Industrial Facilities and Pollution Control Financing Authority, and its successors and assigns.
     “Authorized Officer” means the President, Chief Financial Officer, Vice President, Treasurer or Assistant Treasurer of a corporation or, in the case of Borrower or any other general or limited partnership or limited liability company, any such officer of the managing general partner, member or manager (or other Person responsible for managing such partnership or limited liability company); provided that for any of the foregoing, such officer’s name appears on a certificate of incumbency delivered to the Agent, on any amendment of such certificate made from time to time.
     “Banking Day” means any day that (a) is not a Saturday, Sunday or legal holiday in the State of New York or the State of North Carolina, and (b) is not a day on which banking institutions chartered by the State of New York, the State of North Carolina or the United States are legally required or authorized to close, is a day on which dealings in United States Treasury obligations are carried out in the United States market and is also a day for trading by and between banks in U.S. dollar deposits in the London interbank market.
     “Base Rate” means, as of any date, a rate per annum equal to the greater of (a) the Federal Funds Rate as in effect at such time plus 0.5% and (b) the per ex. annum rate of interest from time to time publicly announced by The Bank of New York at its principal office in the United States as its base lending rate for domestic (United States) commercial loans, the Base Rate to change when and as such rates change. The Base Rate may not be the lowest rate of interest charged by The Bank of New York in connection with extensions of credit to its other customers.
     “Borrower” means the party named Borrower in the preamble of the Agreement.
     “Calculation Delivery Date” means the 15th day of the calendar month immediately preceding the applicable Repayment Date, provided that if any such date is not a Banking Day, the relevant Calculation Delivery Date shall be the next succeeding Banking Day.
     “Called Principal” means with respect to Fixed Rate Loans, the principal amount that is to be prepaid pursuant to Section 2.5(a) of the Agreement or is declared to be or shall become immediately due and payable pursuant to Section 7.2(a) of the Agreement, as the case may be.

2

     “Capacity Charges” has the meaning set forth in Section 6(b) of the Ash Disposal Agreement.
     “Cash Expenses” means, for any period, Rova I Cash Expenses and/or Rova II Cash Expenses, as applicable.
     “Cash Revenues” means, for any period, Borrower’s revenues or income actually received, pursuant to the terms of the Project Documents or otherwise, and including, without limitation, (a) interest and other income earned on the amounts in the Project Control Account, (b) interest and other income earned on the amounts in the Accounts (other than the Project Control Account) which are deposited in the Project Control Account, and (c) amounts paid by the Steam Host pursuant to Section 6.3 of the Energy Services Agreement.
     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as it has been or may be amended from time to time.
     “Certificate” shall have the meaning set forth in Section 5.15 of the Agreement.
     “Closing Date” has the meaning set forth in Section 4.1 of the Agreement.
     “Coal Supplier” means Teco Coal Corporation, a Florida corporation, and its successors and permitted assigns, as coal supplier and transporter under the Rova I Coal Supply Agreement and the Rova II Coal Supply Agreement.
     “Coal Supply Guarantor” means Teco Diversified, Inc., a Florida corporation, as guarantor of the Coal Supplier’s performance under the Rova I Coal Supply Agreement and the Rova II Coal Supply Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collateral” means all of the collateral described in the Security Documents.
     “Commitment Fees” shall have the meaning set forth in Section 2.1(h)(ii) of the Agreement.
     “Commitment Transfer Supplement” means a commitment transfer supplement substantially in the form of Schedule 2.7(c) to the Agreement.
     “Consol Energy” means Consol Energy Inc., a Delaware corporation.
     “Consol Kentucky” means Consol of Kentucky Inc., a Delaware corporation.
     “Contingency Account” has the meaning set forth in Section 2.1 of the Deposit Agreement.
     “Debt” of any Person means, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds,

3

debentures, notes or other similar instruments (excluding “deposit only” endorsements on checks payable to the order of such Person), (c) all obligations of such Person to pay the deferred purchase price of property or services (except for trade accounts payable arising in the ordinary course of business which are not more than 90 days past due), (d) all obligations of such Person as lessee under capital leases, (e) all obligations of others guaranteed, directly or indirectly, by such Person, whether or not secured by a Lien or other security interest on any asset of such Person, and (f) liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA.
     “Debt Protection Accounts” has the meaning set forth in Section 1.1 of the Deposit Agreement.
     “Debt Protection Letter of Credit” shall have the meaning set forth in Section 4.4.2 of the Deposit Agreement.
     “Debt Service” means, for any period, an amount equal to the aggregate of, without duplication, principal and interest on outstanding Loans due and any other amounts Borrower is obligated to pay during such period to the Secured Parties pursuant to the Agreement and the other Loan Instruments.
     “Debtor Relief Law” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.
     “Deed of Trust Trustee” means Jeffrey A. Bandini, Esq. (as successor trustee to Terri T. McGaughey, Esq.), as trustee for the use and benefit of Agent, as trustee under the Original Deed of Trust and the Additional Deed of Trust, as applicable, and the successors and assigns thereof, or Jeffrey A. Bandini, Esq., as trustee for the use and benefit of Agent under the Additional Deed of Trust (2008), and the successors and assigns thereof.
     “Deeds of Trust” means, collectively, the Original Deed of Trust, the Additional Deed of Trust and the Additional Deed of Trust (2008).
     “Default” means an event which with the giving of notice or lapse of time or both as specified in Section 7.1 of the Agreement would become an Event of Default.
     “Default Interest Rate” means, with respect to any Loan, the higher of (a) the Interest Rate otherwise applicable to such Loan, plus 2% per annum, and (b) the Base Rate plus 3% per annum.
     “Deposit Agreement” means the Amended and Restated Security Accounts Deposit and Control Agreement dated as of                      among Borrower, Agent and the Depositary, concerning the Accounts (other than the Local Bank Account), as the same may be further amended, supplemented or modified from time to time.
     “Depositary” means The Bank of New York Trust Company, N.A., in its capacity as depositary under the Deposit Agreement and its successors and assignees in such capacity.

4

     “Disallowance” means a Rova I Disallowance and/or a Rova II Disallowance, as applicable.
     “Disallowance Reserve Account” has the meaning set forth in Section 2.1 of the Deposit Agreement.
     “Discounted Value” means with respect to the Called Principal of any Fixed Rate Loan, the amount calculated by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal in accordance with accepted financial practice and at a discount factor (applied on a quarterly basis) equal to the Reinvestment Yield with respect to such Called Principal.
     “Discretionary Cash Flow” means, as of any Repayment Date, all funds remaining in the Project Control Account on such date after the withdrawals specified in Section 4.1(a) through (e) of the Deposit Agreement are made.
     “Easement Agreements” means, collectively, all easements, licenses, franchises, rights-of-way and spur track agreements to which Borrower is now or hereafter a party or beneficiary, affecting construction on, or the use or operation, or constituting a part, of the Property, as the same may be amended, modified or supplemented from time to time.
     “Eligible Facility” has the meaning set forth in Section 32(a) (ii) of PUHCA, as amended.
     “Energy Services Agreement” means the Energy Services Agreement, dated as of March 16, 1990, between Borrower and the Steam Host, as amended by Amendment No. 1 to Energy Services Agreement, dated as of September 25, 1991, between Borrower and the Steam Host, as amended by Amendment No. 2 to Energy Services Agreement, dated as of December 1, 1993, between Borrower and the Steam Host, as amended by the Amended and Restated Consent to Assignment of Agreement, dated as of December 1, 1993, between the Steam Host and Agent, and as the same may be further amended, modified or supplemented from time to time.
     “Environmental Consultant” means a widely recognized engineering firm appointed as environmental consultant by Agent.
     “Environmental Requirements” means any Governmental Requirement in effect from time to time relating to the protection of the environment or otherwise addressing environmental, health or safety issues or requirements of or by any Governmental Authority, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, release or handling of Hazardous Materials including but not limited to CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.) and the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), all as presently in effect and as the same may hereafter be amended, and any regulation pursuant thereto, and also including, but not limited to, any obligations, duties or requirements arising from or related to hazardous materials under common law.

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     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” means (a) a corporation which is a member of a controlled group of corporations with Borrower within the meaning of Section 414(b) of the Code, (b) a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with Borrower within the meaning of Section 414(c) of the Code, (c) a member of an affiliated service group with Borrower within the meaning of Section 414(m) of the Code or (d) an entity described in Section 414(o) of the Code.
     “Escrow Agreement” has the meaning set forth in Section 4.1(s) of the Agreement.
     “Event of Default” means the occurrence of any of the events set forth in Section 7.1 of the Agreement.
     “EWG” means an Exempt Wholesale Generator as defined under the regulations of the FERC, which implement PUHCA.
     “Facilities” means, collectively, the Rova I Facility and the Rova II Facility.
     “Facilities Operating Budget” means an annual budget in the form of Schedule 6.8(h)(i) or Schedule 6.8(h)(ii), as applicable, to the Agreement, prepared by Borrower in conformity with Section 6.8(h) of the Agreement.
     “Federal Funds Rate” means, as of any date, with respect to any amount, the rate determined by Agent to be the prevailing rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) bid at approximately 11:00 a.m. (New York time) (or as soon thereafter as is practicable) on such day based on quotations by two or more New York Federal Funds dealers of recognized standing, selected by Agent, for the purchase at face value of Federal Funds in the secondary market in an amount comparable to such amount.
     “FERC” means the Federal Energy Regulatory Authority, an agency of the United States government, or any successor thereof.
     “Financial Statements” means the information which Borrower is required to furnish pursuant to Section 6.8 of the Agreement and such additional financial information as shall be reasonably required by Agent from time to time including, without limitation, operating statements with respect to the Property, the Rova I Facility and the Rova II Facility and other reasonable financial information regarding Borrower, the Partners, and such other parties to the Project Documents as Borrower may reasonably be able to obtain.
     “Financing Statements” means the form UCC-1 financing statements and form UCC-3 financing statements and such other documents, instruments or certificates required to be filed with the appropriate offices of Governmental Authorities in connection with the perfection of the security interests granted under the Agreement and under the Security Documents.

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     “Fixed Rate Loans” means, as applicable, Tranche A Senior Loans, Tranche B Senior Loans, Tranche C Senior Loans, Tranche A Senior Subordinated Loans, Tranche B Senior Subordinated Loans and Tranche C Senior Subordinated Loans.
     “Floating Rate Interest Payment Date” means the last day of each Floating Rate Interest Period.
     “Floating Rate Interest Period” shall mean a period of three months, beginning on and including the first day thereof (which must be a Banking Day), and ending on (but not including, for the purpose of computing the number of days in such period) the date which corresponds numerically to such beginning date three calendar months thereafter (or, in the event such month has no such numerically corresponding date, on the last Banking Day of such month).
     “FPA” means the Federal Power Act, as amended, and the regulations of the FERC thereunder.
     “Funding Date” has the meaning set forth in Section 4.2 of the Agreement.
     “General Partner Security Agreement” means the Third Amended and Restated General Partner Security and Limited Guaranty Agreement, dated as of                     , among the Partners and Agent, providing for, among other things, the grant to Agent for the benefit of the Secured Parties of a pledge of all the partnership interests in Borrower, as the same may be amended, modified or supplemented from time to time.
     “GNP Deflator” means the Gross National Product Implicit Price Deflator for a calendar year as currently published in the United States Department of Commerce, Bureau of Economic Analysis publication entitled “Survey of Current Business”. If the GNP Deflator ceases to exist or becomes unavailable, Borrower and Agent shall agree to a substitute index that reasonably measures inflation for all goods and services within the United States.
     “Governmental Authority” means the government of any federal, state, municipal or other political subdivision in which the Property, the Rova I Facility or the Rova II Facility is located, and any other government or political subdivision thereof exercising jurisdiction over the Property, the Rova I Facility or the Rova II Facility (including ownership, construction or operation thereof), Borrower or any other party to any of the Project Documents or Loan Instruments, including all agencies, courts and instrumentalities of such governments and political subdivisions exercising executive, legislative, judicial, regulatory or administrative functions.
     “Governmental Requirements” means all Laws, ordinances, statutes, codes, rules, regulations (including zoning and subdivision regulations), orders, directives and decrees of any Governmental Authority, including, without limitation, all authorizations, consents, approvals, registrations, exemptions, permits and licenses with or from any Governmental Authority, applicable to the Property, the Rova I Facility, the Rova II Facility (including ownership, construction or operation thereof), Borrower or, with respect to any other party to any of the Project Documents or Loan Instruments, applicable to such party’s ability to perform its respective obligations under such document or instrument, but not including any (a) such actions

7

as in the reasonable judgment of Agent, are immaterial in nature, (b) tax waivers, exemptions, returns, reports, filings or declarations or (c) title and deed of trust recordings (or any and all other filings or recordings of any of the Project Documents, financing statements, continuation statements, memoranda of leases or other like documents) and all other Uniform Commercial Code or real property filings necessary for the performance of any obligations under or in connection with any of the transactions contemplated by the Agreement or the other Loan Instruments or the Project Documents.
     “Gross Revenues” means, for any period, Borrower’s revenues received or interest income earned, or projected to be received or earned (as applicable), including interest income earned or projected to be earned on the amounts in the Accounts; provided that, with respect only to any prior period, (i) any accrued capacity payments related to forced outages not received by Borrower during such period shall not be deemed part of Gross Revenues for such period, (ii) the reversal of any accrual for such capacity payments not received during such period shall not be a payment from Gross Revenues for such period, and (iii) the payment of any such accrued capacity payments received by Borrower during such period shall be deemed part of the Gross Revenues for such period.
     “Hazardous Material” means any material or substance that, whether by its nature or use, is at any relevant time subject to regulation under any Environmental Requirement.
     “Independent Engineer” means R.W. Beck, or another widely recognized engineering firm appointed as independent engineer by Agent.
     “Ineligible Assignee” means any Person that is, in the ordinary course, directly engaged in, and that derives a majority of its gross revenues from, the business of owning majority interests in, or, operating, managing or constructing, power generating facilities of technology similar to that of the Rova I Facility or the Rova II Facility in competition with Borrower or its Affiliates.
     “Insurance Advisor” means Moore-McNeil, LLC, or another widely recognized insurance advisory firm appointed as insurance advisor by Agent.
     “Insurance Policies” means the insurance policies required pursuant to Section 6.14 of the Agreement.
     “Interest Payment Date” means, with respect to Fixed Rate Loans, each Quarterly Date, and, with respect to Revolving Loans and Junior Subordinated Loans, each Floating Rate Interest Payment Date.
     “Interest Rate” means, with respect to (i) Tranche A Senior Loans, 10.42%; (ii) Tranche B Senior Loans, 8.33%; (iii) Tranche C Senior Loans, 6.00%; (iv) Tranche A Senior Subordinated Loans, 11.42%; (v) Tranche B Senior Subordinated Loans, 9.33%; (vi) Tranche C Senior Subordinated Loans, 7.65%; (vii) Junior Subordinated Loans, the Junior Subordinated Loan Floating Rate; and (viii) Revolving Loans, the Revolving Loan Interest Rate.
     “Junior Subordinated Loans” has the meaning set forth in Section 2.1(e) of the Agreement.

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     “Junior Subordinated Obligations” means all Obligations relating to Junior Subordinated Loans.
     “Junior Subordinated Loan Floating Rate” means, for any Floating Rate Interest Period, a rate per annum equal to LIBOR for such Floating Rate Interest Period plus 4.50%.
     “KCCC” means Kentucky Criterion Coal Company, a Delaware corporation.
     “Law” means any constitution or treaty, any law, statute, code, ordinance, decree, regulation, order, rule, judicial or arbitral decision and any voluntary restraint, policy or guideline not having the force of law, with which such party must reasonably comply, or any of the provisions of such Laws binding on or affecting the party referred to in the context in which the term is used.
     “Lender Schedule” means the Lender Schedule attached to the Agreement as Schedule 2.6, as amended from time to time.
     “Lenders” means the Lender named in the preamble of the Agreement and any Purchasing Lenders.
     “Letters of Credit” means the Rova I Letter of Credit and/or the Rova II Letter of Credit, as applicable.
     “LIBOR” means the rate of interest per annum determined by Prudential to be representative of the rates at which deposits of U.S. dollars are being offered in the London interbank Eurocurrency market, in an amount comparable to the amount of the applicable Junior Subordinated Loans or Revolving Loans then outstanding and for a period of time equal to the Floating Rate Interest Period. LIBOR shall be determined as of the date hereof and hereafter as of the last day of each subsequently ending Floating Rate Interest Period.
     “Lien” means any security interest, deed of trust, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, and any filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).
     “Lime Supplier” means the Oglebay Norton Minerals Corporation, an Ohio corporation, and its successors and permitted assigns in its capacity as lime supplier under the Rova I Lime Supply Agreement and/or the Rova II Lime Supply Agreement, as applicable.
     “Lime Transportation Agreement” means the Railroad Transportation Contract # CSXT-C4376, dated as of December 1, 1993, between the Railroad and Borrower, as amended by Amendment to Rail Transportation Agreement CSXT-C4376, dated April 26, 1994, as amended by Amendment to Rail Car Lease Agreement, by and between ACF Industries and Borrower, dated April 16, 2004, as amended by Amendment No. 3 to Contract CSXT-C4376,

9

dated July 11, 2005, as the same may be further amended, modified or supplemented from time to time.
     “Loan Instruments” means this Agreement, the Security Documents, the Notes, and such other instruments evidencing or securing the Loans, as shall from time to time be executed and delivered to the Secured Parties by Borrower or any other party, pursuant to or as contemplated by this Agreement.
     “Loans” means the Tranche A Senior Loans, the Tranche B Senior Loans, the Tranche C Senior Loans, the Tranche A Senior Subordinated Loans, the Tranche B Senior Subordinated Loans, the Tranche C Senior Subordinated Loans, the Junior Subordinated Loans and the Revolving Loans, as applicable.
     “Local Bank Accounts” has the meaning set forth in Section 6.9 of the Agreement.
     “Majority Lenders” means on any date, those Lenders holding more than 66 2/3% of the outstanding principal amount of Senior Loans or, if all Senior Obligations have been paid in full, of the Senior Subordinated Obligations.
     “Maturity Date” means, with respect to: (i) Tranche A Senior Loans, July 31, 2014; (ii) Tranche B Senior Loans, July 31, 2015; (iii) Tranche C Senior Loans, January 31, 2015; (iv) Tranche A Senior Subordinated Loans, July 31, 2014; (v) Tranche B Senior Subordinated Loans, January 31, 2015; (vi) Tranche C Senior Subordinated Loans, October 31, 2009; and (vii) Revolving Loans, April 30, 2015.
     “MBR Authority” means the authority conferred by FERC under the FPA, to sell electric capacity and energy at wholesale at negotiated rates, together with the waivers of and blanket authorizations and compliance requirement under the FERC’s regulations supplementing the FPA, including any subsequent modifications or additions to such FERC regulations.
     “Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors and assigns and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized statistical rating organization designated by Borrower.
     “Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
     “Net Revenues” means the Rova I Net Revenues and/or the Rova II Net Revenues, as applicable.
     “NFCC” shall mean Nations Financial Capital Corporation, a Delaware corporation.
     “Notes” means the promissory notes evidencing the Loans, as described in Section 2.7 of the Agreement.

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     “Obligations” means all principal, premium (including Yield Maintenance Premium), interest (including interest which would accrue but for the filing of a petition in bankruptcy), fees, expenses and liabilities and obligations of any kind, whether monetary or nonmonetary, owing from Borrower to Agent or any Lender or due to be performed by Borrower for the benefit of Agent or any Lender under or in connection with any Loan Instrument.
     “Obligor” means Borrower, each Partner, Virginia Power, the Steam Host, the Steam Host Guarantor, the Coal Supplier, the Coal Supply Guarantor, the Railroad, the Operator and the Ash Disposer (until, in the reasonable judgment of Majority Lenders, the continued disposal obligations under the Ash Disposal Agreements are no longer material to the ability of the Rova I Facility and the Rova II Facility to dispose of ash in a manner satisfactory to the Majority Lenders).
     “Operating Budget” means the Rova I Operating Budget and/or the Rova II Operating Budget, as applicable.
     “Operating Contract” means the Operating & Maintenance Agreement, dated as of August 22, 2007, between Borrower and Operator, as the same may be amended, modified or supplemented from time to time.
     “Operating Costs” means, for any period, Rova I Operating Costs and/or Rova II Operating Costs, as applicable.
     “Operator” means North American Energy Services Company, a Washington corporation, and its successors and permitted assigns, as operator pursuant to the Rova I Operating Contract and/or the Rova II Operating Contract, as applicable.
     “Original Closing Date” means December 20, 1991.
     “Original Deed of Trust” means that certain Amended and Restated Future Advance Deed of Trust and Security Agreement, dated as of December 18, 1991 between Borrower and Terri T. McGaughey, as trustee for the use and benefit of Agent on behalf of the Secured Parties, as amended by Agreement of Modification to Future Advance Deed of Trust and Security Agreement dated December 1, 1993, as assigned to the Agent hereunder pursuant to an Assignment of Deed of Trust dated February 11, 2008, as affected by Substitution of Trustee dated February 11, 2008 appointing Jeffrey A. Bandini, Esq., as substitute trustee, and as amended by Agreement of Second Modification to Future Advance Deed of Trust and Security Agreement dated February 11, 2008, as the same may be further amended, modified, supplemented or re-recorded from time to time.
     “Participant” has the meaning set forth in Section 9.2(b) of the Agreement.
     “Partner Parents” means Westmoreland Energy, LLC, a Delaware limited liability company, and WEI-Roanoke Valley, Inc., a Delaware corporation.
     “Partners” means Westmoreland-Roanoke Valley, L.P. and Westmoreland-North Carolina Power, LLC, and their respective successors and permitted assigns.

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     “Partnership Agreement” means the Amended and Restated General Partnership Agreement dated as of December 1, 1993, as amended by Amendment No. 1 to the Amended and Restated Partnership Agreement dated as of June 29, 2006, between the Partners providing for the formation of Borrower, as the same may be amended, modified or supplemented from time to time.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto.
     “Permitted Contract” means (a) any agreement of Borrower entered into after the Closing Date with respect to the operation, maintenance, repair or renovation of the Rova I Facility and/or the Rova II Facility, as applicable, other than those agreements referred to in clause (b) hereto, requiring payments (including contingent payments such as indemnities, guaranties or similar obligations) by any party thereto of not more than $900,000 per year; provided that at no time shall all payments (including any such contingent payments) required to be made by all parties under all Permitted Contracts specified in this clause (a) then in effect in the aggregate exceed $1,500,000 per year without the consent of Agent; and provided, further, that Agent shall receive notice of the execution of any such agreements, shall receive a copy thereof and, upon the reasonable request of Agent, shall be granted a security interest therein (with the consent of the non-assigning party, if reasonably obtainable), and (b) all purchase orders or other agreements entered into pursuant to the Operating Agreement to the extent such obligations are reflected in the then current Rova I Operating Budget and/or the Rova II Operating Budget; provided that in the case of any such purchase orders or other agreements requiring payments (including any contingent payments set forth above) of more than $300,000, Agent shall receive notice of the execution of any such purchase orders or other agreements, shall receive a copy thereof and, upon the reasonable request of Agent, shall be granted a security interest therein (with the consent of the non-assigning party, if reasonably obtainable). The aforesaid dollar limits shall be increased or decreased from time to time by the same percentage as the “Fuel Compensation Price” (as defined in the Rova I Power Purchase Agreement) is then increased or decreased pursuant to Section 10.3 through 10.7 of the Rova I Power Purchase Agreement; provided that no decrease shall cause an existing Permitted Contract to cease being a Permitted Contract under the Agreement.
     “Permitted Investments” means (a) obligations of, or guaranteed as to interest and principal by, the United States Government or any agency thereof, (b) open market commercial paper, with a maturity of not longer than 90 days, of any corporation incorporated under the laws of the United States or any state thereof rated “Prime-1” or its equivalent by Moody’s or “A-1” or its equivalent by S&P, (c) bankers acceptances or certificates of deposit issued by any bank rated “Aal” or better by Moody’s or “AA” or better by S&P, and having a maximum maturity of one year, (d) any repurchase agreement with any Lender or any other bank rated “Aal” or better by Moody’s or “AA” or better by S&P, which agreement is secured by any one or more certificates of deposit of the type described in clause (c) hereof, which certificates of deposit shall at all times have a market value (exclusive of accrued interest) not less than 103% of the full amount of the repurchase agreement and provided, that such repurchase obligations shall be transferred to and segregated from other obligations owned by Lenders or any such bank, (e) time deposits with banks rated “Aa1” or better by Moody’s or “AA” or better by S&P and having capital, surplus and undivided profits or at least $1,000,000,000, including but not limited

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to Eurodollar time deposits, provided that any Eurodollar time deposits shall be held only by Depositary, and any such time deposits shall have a maturity of not longer than 90 days; or (f) federally insured demand deposit accounts with banks having capital, surplus and undivided profits of at least $1,000,000,000 that are members of the Federal Reserve System of the United States, provided that all funds in any one Account shall not at any time be invested in Permitted Investments with a maturity of greater than one year or with an average maturity, calculated on a weighted average basis, of more than six months; and provided, further, that with respect to the credit ratings specified above, if neither Moody’s nor S&P is in the business of rating the relevant Permitted Investment, such Permitted Investment shall have received a rating equivalent to that specified above for such Permitted Investment by another nationally recognized credit rating agency of similar standing.
     “Permitted Liens” means the Liens permitted to be incurred by Borrower pursuant to Section 6.11 of the Agreement.
     “Person” means any individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.
     “Plan” shall mean any “employee pension benefit plan” (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or any ERISA Affiliate.
     “Plant Aging Allowance Amount” means, for any calendar year, the amount set forth below under the column “Allowance for Plant Aging” opposite such calendar year:

Calendar Year	Allowance for Plant Aging
Through 1998	$0
1999	$366,000
2000	$57,000
2001	$89,000
2002	$123,000
2003	$160,000
2004	$295,000
2005	$242,000
2006	$288,000
2007	$338,000
2008	$389,000
2009	$1,746,000
2010	$764,000
2011	$1,103,000
2012	$1,472,000
2013	$1,866,000
2014	$0
2015	$0
     “Pledged Interests” means the “Collateral” are defined in the General Partner Security Agreement.

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     “Project Control Account” has the meaning provided in Section 2.1 of the Deposit Agreement.
     “Project Documents” means the Rova I Project Documents and the Rova II Project Documents.
     “Property” means the real property described in the Original Deed of Trust, the Additional Deed of Trust and the Additional Deed of Trust (2008) and all tenements, hereditaments, easements, rights-of-way, rights, privileges and appurtenances relating thereto, together with the interest held in such Property by Borrower, together with the Rova I Facility, the Rova II Facility and all other property, rights and interests constituting the Trust Property as defined and used in the Original Deed of Trust, the Additional Deed of Trust and the Additional Deed of Trust (2008).
     “Pro Rata Share” means, for Prudential, 100%.
     “Prudential” means The Prudential Insurance Company of America.
     “PUHCA” means the Public Utility Holding Company Act of 2005, and the implementing regulations of the FERC thereunder; including any subsequent modifications, additions or successor Laws thereto.
     “Purchasing Lender” has the meaning set forth in Section 9.2(a) of the Agreement.
     “PURPA” means the Public Utility Regulatory Policies Act of 1978, as amended from time to time, and all rules and regulations adopted thereunder.
     “Quarterly Date” means the last Banking Day of each April, July, October and January.
     “Rail Transportation Agreement” means the Rail Transportation Agreement, dated as of May 17, 1991, between WCSC and the Railroad, as amended by Amendment No. 1 to Rail Transportation Agreement, effective as of October 10, 1991, between WCSC and the Railroad and by Amendment No. 2 to Rail Transportation Agreement, effective as of March 12, 1993, between WCSC and the Railroad and by Amendment No. 3 to Rail Transportation Agreement, dated as of June 21, 1993, among WCSC, the Coal Supplier and the Railroad and by the Amended and Restated Consent to Assignment of Agreement, dated as of December 1, 1993, among the Railroad, WCSC and Agent, and by the Amended and Restated Consent to Assignment of Agreements, dated as of December 1, 1993, between WCSC and Agent, as assigned to and assumed by Consol Kentucky pursuant to the Assumption Agreement, and as the same may be further amended, modified or supplemented from time to time.
     “Railroad” means CSX Transportation, Inc., a Virginia corporation, and its successors and permitted assigns, as provider of transportation services under the Rail Transportation Agreement.

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     “Rate Sub-Account” shall have the meaning specified in Section 2.1 of the Deposit Agreement.
     “Reinvestment Yield” means, with respect to the Called Principal of Fixed Rate Notes, the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York time) on the date which is two Banking Days preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other page as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded United States Treasury obligations having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (b) the Treasury Constant Maturity Series yields reported as of the Banking Day next preceding the Settlement Date with respect to such Called Principal) in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (i) converting United States Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields.
     “Release” means any “release” as such term is defined in 42 U.S.C. § 9601(22), as such statute has been or may be amended from time to time.
     “Remaining Average Life” means, with respect to the Called Principal of Fixed Rate Notes, the number of years (calculated to the nearest 1/100th year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (ii) the number of years (calculated to the nearest 1/100th year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
     “Remaining Cash Flow” has the meaning set forth in Section 4.1(h) of the Deposit Agreement.
     “Remaining Scheduled Payments” means, with respect to the Called Principal of Fixed Rate Notes, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.
     “Repair and Maintenance Account” has the meaning set forth in Section 2.1 of the Deposit Agreement.
     “Repayment Date” means, with respect to each tranche of Loans hereunder, the repayment dates for such tranche specified in Section 2.4 of the Agreement and the Maturity Date for such tranche, provided that if any such date is not a Banking Day, the relevant Repayment Date shall be the next succeeding Banking Day.

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     “Reportable Event” shall mean any of the events set forth in section 4043(b) of ERISA or the regulation thereunder, a withdrawal from a plan described in section 4063 of ERISA, or a cessation of operations described in section 4062(e) or ERISA.
     “Request for Purchase” has the meaning set forth in Section 2.1(f)(i) of the Agreement.
     “Required Ash Reserve Balance has the meanings set forth in Section 1.1 of the Deposit Agreement.
     “Required Debt Protection Balance has the meaning set forth in Section 1.1 of the Deposit Agreement.
     “Required Disallowance Balance” has the meaning set forth in Section 4.5 of the Deposit Agreement.
     “Required Disallowance Funding” has the meaning set forth in Section 4.5 of the Deposit Agreement.
     “Required Maintenance Balance” has the meaning set forth in Section 4.3 of the Deposit Agreement.
     “Revolving Loan Interest Rate” means, for any Floating Rate Interest Period, a rate per annum equal to LIBOR for such Floating Rate Period plus 1.375%.
     “Revolving Loans” has the meaning set forth in Section 2.1(f) of the Agreement.
     “Rova I Cash Expenses” means, for any period, the amounts actually paid or projected to be paid (as applicable) by Borrower during such period for the operation and maintenance of the Rova I Facility (but excluding, without limitation, income taxes and non-cash items such as depreciation and amortization), including, without limitation, premiums for Insurance Policies allocated to the Rova I Facility, fuel costs and payments under the Operating Contract. Rova I Cash Expenses do not include, inter alia, Debt Service.
     “Rova I Coal Subcontract” means, collectively, the Coal Supply and Transportation Subcontract among the Coal Supplier, Westmoreland Coal Company, WCSC and KCCC, dated as of June 21, 1993, as amended by First Amendment to Rova I Coal Supply and Transportation Subcontract, dated as of December 1, 1993, and the Rova I Letter Agreement, as assigned to and assumed by Consol Kentucky pursuant to the Assumption Agreement, dated June 21, 1993, as amended by First Amendment to Coal Supply Agreement, dated May 16, 1996, in each case as the same may be further amended, modified or supplemented from time to time.
     “Rova I Coal Subcontract Guaranty” means the Guaranty Agreement, dated as of December 21, 1994, by Consol Energy for the benefit of Borrower guaranteeing Consol Kentucky’s performance under the Rova I Coal Subcontract, as the same may be amended, modified or supplemented from time to time.

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     “Rova I Coal Supply Agreement” means, collectively, the Coal Supply Agreement, dated as of June 21, 1993, among Borrower and the Coal Supplier, as amended by the Amended and Restated Consent to Assignment of Agreement, dated as of December 1, 1993, between the Coal Supplier and Agent, and the Rova I Three Party Agreement, dated June 21, 1993, as amended by First Amendment to Coal Supply Agreement, dated May 16, 1996, in each case as the same may be amended, modified or supplemented from to time.
     “Rova I Coal Supply Guaranty” means the Guaranty, dated as of June 21, 1993, by the Coal Supply Guarantor for the benefit of Borrower guaranteeing the Coal Supplier’s performance under the Rova I Coal Supply Agreement, as amended by the Amended and Restated Consent to Assignment of Agreement, dated as of December 1, 1993, between the Coal Supply Guarantor and Agent, and as the same may be amended, modified or supplemented from time to time.
     “Rova I Contingency Account” has the meaning set forth in Section 2.1 of the Deposit Agreement.
     “Rova I Disallowance” means a “Disallowance”, as defined in Article 18 of the Rova I Power Purchase Agreement.
     “Rova I Facility” means the 165 megawatt (net) coal-fired generating facility in Halifax County, North Carolina owned, operated and maintained by Borrower, together with all appurtenant structures, equipment, piping, wiring, controls, interconnection facilities, transmission lines, associated materials handling and environmental control equipment and all additions and replacements thereto, for the purpose of supplying electric energy and capacity to Virginia Power, pursuant to, and as more fully described in, the Rova I Project Documents.
     “Rova I Letter Agreement” means that certain letter agreement, dated December 16, 1993, between the Coal Supplier and Agent relating to the Rova I Coal Subcontract.
     “Rova I Letter of Credit” means a letter of credit for the benefit of VEPCO in the amount of $4,500,000 delivered to VEPCO under, and meeting the requirements of, the Rova I Power Purchase Agreement.
     “Rova I Lime Railcar Lease Agreement” means the Railcar Lease Agreement, dated as of July 31, 1993, by and between Northbrook Rail Corporation, an Illinois close corporation and Borrower, as the same may be amended, modified or supplemented from time to time.
     “Rova I Lime Supply Agreement” means the Agreement between Westmoreland-LG&E Partners and Global Stone Chemstone Corporation for the Sale and Purchase of Lime, Roanoke Valley I, dated as of August 23, 2000, between Borrower and Lime Supplier, and any renewal or replacement thereof entered into pursuant to Section 6.17 of the Agreement, in each case, as amended, modified or supplemented from time to time.
     “Rova I Net Revenues” means, for any period, Gross Revenues attributable to the Rova I Facility for such period less Rova I Operating Costs for such period.

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     “Rova I Operating Budget” means an annual budget, in the form of Schedule 6.8(h)(i) to the Agreement, prepared by Borrower in conformity with Section 6.8(h) of the Agreement.
     “Rova I Operating Costs” means, for any period, the amounts expensed or projected to be expensed (as applicable) by Borrower during such period for operation and maintenance of the Rova I Facility and calculated in accordance with generally accepted United States accounting principles (but excluding income taxes and non-cash items such as depreciation and amortization), including, without limitation, premiums for Insurance Policies, fuel costs and payments under the Rova I Operating Contract. Rova I Operating Costs do not include, inter alia, Debt Service or capital expenditures.
     “Rova I Power Purchase Agreement” means the Third Amendment and Restatement of the Power Purchase and Operating Agreement, effective as of December 1, 2000, between Borrower and Virginia Power, and as the same may be further amended, modified or supplemented from time to time.
     “Rova I Project Documents” means all of the following, including all exhibits and attachments thereto, as any of them may be amended, modified or supplemented from time to time: (a) Rova I Power Purchase Agreement, (b) Energy Services Agreement (as it relates to the Rova I Facility), (c) Steam Host Guaranty (as it relates to the Rova I Facility), (d) Rova I Coal Supply Agreement, (e) Rova I Coal Supply Guaranty, (f) Rova I Coal Subcontract, (g) Rova I Coal Subcontract Guaranty, (h) Rail Transportation Agreement (as it relates to the Rova I Facility), (i) Operating Contract (as it relates to the Rova I Facility), (j) Rova I Lime Supply Agreement, (k) Rova I Lime Railcar Lease Agreement, (l) Lime Transportation Agreement (as it relates to the Rova I Facility), (m) Step-In Rights Agreement (as it relates to the Rova I Facility), (n) Ash Disposal Agreement (as it relates to the Rova I Facility), (o) Water Service Agreement, (p) Easement Agreements that are reasonably required for the construction, use or operation of the Rova I Facility, (q) the consent of each party (other than Borrower) to each of the Rova I Project Documents, where applicable, to the assignment thereof by Borrower to Agent for the benefit of the Secured Parties, (r) Insurance Policies (as they relate to the Rova I Facility), (s) all authorizations, consents, approvals, registrations, exemptions, permits and licenses from Governmental Authorities, (t) Partnership Agreement, (u) Venture Management Agreement and (v) any other agreement, except for all Permitted Contracts (other than Easement Agreements specified in clause (p) above), executed by or on behalf of Borrower in connection with the Rova I Facility or any of the Rova I Project Documents and classified as a Rova I Project Document by Agent, in its sole discretion, with notice to Borrower.
     “Rova I Subcontractor Default” shall have the meaning set forth in the Rova I Coal Supply Agreement.
     “Rova I Three Party Agreement” means that certain Letter Agreement, dated as of June 21, 1993, among Borrower, Westmoreland Coal Company, WCSC, KCCC and the Coal Supplier, as amended by the Second Amended and Restated Consent to Assignment of Agreement, dated as of December 23, 1993, between Coal Supplier and Agent, and as the same may be amended, modified or supplemented from time to time.

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     “Rova II Cash Expenses” means, for any period, the amounts actually paid or projected to be paid (as applicable) by Borrower during such period for the operation and maintenance of the Rova II Facility (but excluding, without limitation, income taxes and non-cash items such as depreciation and amortization), including, without limitation, premiums for Insurance Policies allocated to the Rova II Facility, fuel costs and payments under the Rova I Operating Contract. Rova II Cash Expenses do not include, inter alia, Debt Service.
     “Rova II Coal Subcontract” means the Coal Supply and Transportation Subcontract among the Coal Supplier, Westmoreland Coal Company, WCSC and KCCC, as assigned to and assumed by Consol Kentucky pursuant to the Assumption Agreement, dated as of December 1, 1993, as the same may be amended, modified or supplemented from time to time.
     “Rova II Coal Subcontract Guaranty” means the Guaranty Agreement, dated as of December 21, 1994 by Consol Energy for the benefit of Borrower guaranteeing Consol Kentucky’s performance under the Rova II Coal Subcontract, as the same may be amended, modified or supplemented from time to time.
     “Rova II Coal Supply Agreement” means, collectively, the Rova II Coal Supply Agreement dated as of December 1, 1993 among Borrower and the Coal Supplier, as amended by the Amended and Restated Consent to Assignment of Agreement, dated as of December 1, 1993, between the Coal Supplier and Agent and the Rova II Three Party Agreement, in each case as the same may be amended, modified or supplemented from time to time.
     “Rova II Coal Supply Guaranty” means the Guaranty, dated as of December 1, 1993, by the Coal Supply Guarantor for the benefit of Borrower guaranteeing the Coal Supplier’s performance under the Rova II Coal Supply Agreement, as amended by the Amended and Restated Consent to Assignment of Agreement, dated as of December 1, 1993, between the Coal Supply Guarantor and Agent, and as the same may be amended, modified or supplemented from time to time.
     “Rova II Contingency Account” has the meaning set forth in Section 2.1 of the Deposit Agreement.
     “Rova II Disallowance” means a “Disallowance”, as defined in Article 18 of the Rova II Power Purchase Agreement.
     “Rova II Facility” means the 44 megawatt (net) coal-fired cogeneration facility in Halifax County, North Carolina owned, operated and maintained by Borrower, together with all appurtenant structures, equipment, piping, wiring, controls, interconnection facilities, transmission lines, associated materials handling and environmental control equipment and all additions and replacements thereto, for the purpose of supplying electric energy and capacity to Virginia Power and steam to the Steam Host, pursuant to, and as more fully described in, the Rova II Project Documents.
     “Rova II Letter of Credit” means a letter of credit for the benefit of VEPCO in the amount of $1,476,000 delivered to VEPCO under, and meeting the requirements of, the Rova II Power Purchase Agreement.

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     “Rova II Lime Supply Agreement” means the Agreement between Westmoreland-LG&E Partners and Oglebay Norton Minerals Corporation for the Sale and Purchase of Lime, Roanoke Valley II, dated as of August 23, 2000, between Borrower and Lime Supplier, and any renewal or replacement thereof entered into pursuant to Section 6.17 of the Agreement, in each case, as amended, modified or supplemented from time to time.
     “Rova II Net Revenues” means, for any period, Gross Revenues attributable to the Rova II Facility for such period, less Rova II Operating Costs for such period.
     “Rova II Operating Budget” means an annual budget, in the form of Schedule 6.8(h)(ii) to the Agreement, prepared by Borrower in conformity with Section 6.8(h) of the Agreement.
     “Rova II Operating Costs” means, for any period, the amounts expensed or projected to be expensed (as appropriate) by Borrower during such period for operation and maintenance of the Rova II Facility and calculated in accordance with generally accepted United States accounting principles (but excluding income taxes and non-cash items such as depreciation and amortization), including, without limitation, premiums for Insurance Policies, fuel costs and payments under the Rova II Operating Contract. Rova II Operating Costs do not include, inter alia, Debt Service or capital expenditures.
     “Rova II Power Purchase Agreement” means the Second Amendment and First Restatement of the Power Purchase and Operating Agreement, dated as of April 28, 1993, between Borrower and Virginia Power and as amended by the Consent to Assignment of Agreement, dated as of December 23, 1993, among Virginia Power, the Borrower and Agent, and as amended by the Virginia Power Mortgage, and as amended by the Virginia Power Subordination Agreement, and as amended by the First Refusal Agreement, dated as of December 1, 1993 between Borrower and Virginia Power, and as the same may be further amended, modified or supplemented from time to time.
     “Rova II Project Documents” means all of the following, including all exhibits and attachments thereto, as any of them may be amended, modified or supplemented from time to time: (a) Rova II Power Purchase Agreement, (b) Energy Services Agreement (as it relates to the Rova II Facility), (c) Steam Host Guaranty (as it relates to the Rova II Facility), (d) Rova II Coal Supply Agreement, (e) Rova II Coal Supply Guaranty, (f) Rova II Coal Subcontract, (g) Rova II Coal Subcontract Guaranty, (h) Rail Transportation Agreement (as it relates to the Rova II Facility), (i) Operating Contract (as it relates to the Rova II Facility), (j) Rova II Lime Supply Agreement, (k) Lime Transportation Agreement (as it relates to the Rova II Facility), (l) Step-In Rights Agreement (as it relates to the Rova II Facility), (m) Ash Disposal Agreement (as it relates to the Rova II Facility), (n) Water Service Agreement (as it relates to the Rova II Facility), (o) Easement Agreements that are reasonably required for the construction, use or operation of the Rova II Facility, (p) the consent of each party (other than Borrower) to each of the Rova II Project Documents, where applicable, to the assignment thereof by Borrower to Agent for the benefit of the Secured Parties, (q) Insurance Policies (as they relate to the Rova II Facility), (r) all authorizations, consents, approvals, registrations, exemptions, permits and licenses from Governmental Authorities, (s) Partnership Agreement, (t) Venture Management Agreement and (u) any other agreement, except for all Permitted Contracts (other than Easement

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Agreements specified in clause (u) above), executed by or on behalf of Borrower in connection with the Rova II Facility or any of the Rova II Project Documents and classified as a Rova II Project Document by Agent, in its sole discretion, with notice to Borrower.
     “S&P” means Standard & Poor’s Corporation, a New York corporation, and its successors and assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized statistical rating organization designated to the Trustee by Borrower.
     “Secured Parties” means Agent, the Lenders and the Depositary.
     “Security Agreement” means the Second Amended and Restated Assignment and Security Agreement, dated as of                     , between Borrower and Agent, providing for, among other things, the grant to Agent for the benefit of the Secured Parties of a security interest in the collateral subject thereto, as the same may be amended, modified or supplemented from time to time.
     “Security Documents” means all of the following, as any of them may be amended, modified or supplemented from time to time: (a) Original Deed of Trust, (b) Additional Deed of Trust, (c) the Additional Deed of Trust (2008) (d) Security Agreement, (e) General Partner Security Agreement, (f) Financing Statements, (g) the consents to assignment referred to the definitions of Rova I Project Documents and Rova II Project Documents, (h) the Deposit Agreement, and (i) any other agreement executed in connection with the security interests granted under the Agreement or under the other Loan Instruments or to secure any Loan or any other Obligation.
     “Senior Debt Service Coverage Ratio” means, for any period, the ratio of (a) the sum of Rova I Net Revenues for such period plus Rova II Net Revenues for such period to (b) the sum for such period of Debt Service with respect to all Senior Obligations, as calculated by Borrower and approved by the Agent.
     “Senior Loans” means the Tranche A Senior Loans, the Tranche B Senior Loans, the Tranche C Senior Loans and the Revolving Loans.
     “Senior Obligations” means all Obligations relating to the Senior Loans.
     “Senior Subordinated Loans” has the meaning set forth in Section 2.1(d) of the Agreement.
     “Senior Subordinated Obligations” means all Obligations relating to the Senior Subordinated Loans.
     “Settlement Date” means, with respect to the Called Principal of Fixed Rate Notes, the date on which such Called Principal is to be prepaid pursuant to Section 2.5(a) of the Agreement, or is declared to be or shall become immediately due and payable pursuant to Section 7.2(a) of the Agreement, as the case may be.

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     “Standby Letter of Credit Agreement” means the Standby Letter of Credit Agreement, dated ___, 2008, between Borrower, as applicant, and the issuing bank specified therein, pursuant to which the Letters of Credit will be issued.
     “Steam Host” means Patch Rubber Company, a North Carolina corporation, and its successors and permitted assigns, as “Host” under the Energy Services Agreement.
     “Steam Host Guarantor” means Myers Industries, Inc., an Ohio corporation, as guarantor of the Steam Host’s performance under the Energy Services Agreement.
     “Steam Host Guaranty” means the Amended and Restated Corporate Guarantee dated as of December 1, 1993 given by the Steam Host Guarantor, for the benefit of Borrower, guaranteeing the Steam Host’s performance under the Energy Services Agreement, as the same may be amended, modified or supplemented from time to time.
     “Step-In Rights Agreement” means, collectively, (i) the Lease Agreement, dated as of December 27, 1991, including Lease Supplement No. 1, between Keycorp Leasing Ltd. and Westmoreland Coal Company; (ii) Step-In Rights Agreement and Assignment of Lease, dated as of December 21, 1994, by Consol Kentucky in favor of Borrower; and (iii) the Consent to Assignment of Agreement, dated as of December 1, 1993, among Keycorp Leasing Ltd., Hitachi Credit America Corp., Borrower, Coal Supplier and Agent, as the same may be amended, modified or supplemented from time to time.
     “Subject Coal” has the meaning set forth in Section 1.36 of the Rova I Coal Supply Agreement and in Section 1.36 of the Rova II Coal Supply Agreement.
     “Subsequent Closing Date” has the meaning set forth in Section 2.1(e)(ii) of the Agreement.
     “Taxes” means all taxes imposed on any of the Secured Parties or on payments to be made to or received by any of them from Borrower including, without limitation, stamp, transfer, withholding and turnover taxes, duties, penalties, fees and other charges, except for (a) taxes on or measured by income or assets imposed by the country or jurisdiction of the principal office of such Secured Party and (b) taxes on or measured by income or assets imposed by the country or jurisdiction of the office of any Lender maintaining any Loan, or of Agent rendering services as Agent under the Agreement.
     “Title Company” means First American Title Insurance Company or any successors thereto, whether as co-insurers, reinsurers or otherwise.
     “Title Insurance” means (i) a 2006 ALTA lender’s title policy (and related endorsements thereto) issued by the Title Company in the amount of $65,242,000 insuring, as of the Funding Date, the Lien of the Additional Deed of Trust (2008), (ii) a 2006 ALTA lender’s title policy (and related endorsements thereto) issued by the Title Company in the amount of $42,475,000 insuring, as of the Funding Date, the Lien of the Original Deed of Trust, and (iii) a 2006 ALTA lender’s title policy (and related endorsements thereto) issued by the Title Company in the amount of $16,765,000 insuring, as of the Funding Date, the Lien of the Additional Deed of Trust, in each case in form and substance satisfactory to the Agent.

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     “Total Debt Service Coverage Ratio” means, for any period, the ratio (a) the sum of Rova I Net Revenues for such period plus Rova II Net Revenues for such period to (b) the sum for such period of Debt Service with respect to all Senior Obligations, Senior Subordinated Obligations and Junior Subordinated Obligations, as calculated by Borrower and approved by the Agent.
     “Tranche A Senior Loans” has the meaning set forth in Section 2.1(a) of the Agreement.
     “Tranche B Senior Loans” has the meaning set forth in Section 2.1(a) of the Agreement.
     “Tranche C Senior Loans” has the meaning set forth in Section 2.1(b) of the Agreement.
     “Tranche A Senior Subordinated Loans” has the meaning set forth in Section 2.1(c) of the Agreement.
     “Tranche B Senior Subordinated Loans” has the meaning set forth in Section 2.1.(d)(i) of the Agreement.
     “Tranche C Senior Subordinated Loans” has the meaning set forth in Section 2.1(d)(ii) of the Agreement.
     “Transfer/Withdrawal Instructions” shall have the meaning specified in Section 4.1 of the Deposit Agreement.
     “Unacceptable Coal” has the meaning set forth in Section 7.2 of the Rova I Coal Supply Agreement and in Section 7.2 of the Rova II Coal Supply Agreement.
     “Venture Management Agreement” means the Amended and Restated Venture Management Agreement dated as of December 1, 1993 among LG&E Power, Westmoreland Energy and Borrower, as the same may be amended, modified or supplemented from time to time.
     “VEPCO Cash Collateral Account” means an account of Borrower maintained by the bank issuing the Letters of Credit, the balance of which shall not exceed $6,000,000.
     “Virginia Power” means Virginia Electric and Power Company, a Virginia corporation, operating in North Carolina as North Carolina Power, and its successors and permitted assigns, as purchaser of energy and capacity under the Rova I Power Purchase Agreement and the Rova II Power Purchase Agreement.
     “Virginia Power Mortgage” means that certain Mortgage, dated as of December 1, 1993, between Borrower and Virginia Power, as the same may be amended, modified, supplement or re-recorded from time to time.

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     “Virginia Power Subordination Agreement” means that certain Subordination Agreement dated as of December 1, 1993 among Agent on behalf of the Secured Parties, Borrower and Virginia Power, as the same may be amended, modified, supplemented or re-recorded from time to time.
     “Water Project” means the capital improvements to the Town of Weldon’s water supply system and waste water transportation and treatment system to provide water supply and waste water transportation and treatment services for the Facilities as described in the Water Service Agreement.
     “Water Service Agreement” means the Water Service Agreement, dated as of January 29, 1991, between Borrower and the Town of Weldon, as amended by Amendment No. 1 to Water Services Agreement, dated as of October 7, 1991, between Borrower and the Town of Weldon, and by Amendment No. 2 to Water Services Agreement, dated as of December 1, 1993 between the Borrower and the Town of Weldon as the same may be further amended, modified or supplemented from time to time.
     “WCSC” means Westmoreland Coal Sales Company, a Delaware corporation.
     “Westmoreland Energy” means Westmoreland Energy LLC, a Delaware limited liability company.
     “Yield-Maintenance Premium” means, with respect to any Fixed Rate Loans, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Loans over the sum of such Called Principal plus interest accrued thereon to and including the Settlement Date with respect to such Loans. The Yield-Maintenance Premium shall in no event be less than zero.

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